                                 Exhibit 10.5

                                FIRST AMENDMENT
                                ---------------



     THIS FIRST AMENDMENT made as of the 31st day of January, 1994 to the Subordinated Loan Agreement between MUZAK LIMITED PARTNERSHIP (formerly known as MLP Operating, L.P., the "Borrower"), and BARCLAYS BANK PLC ("Barclays") dated
                          --------                            --------
as of September 4, 1992 (as heretofore, hereby or hereafter amended, supplemented or otherwise modified, the "Loan Agreement"; terms used herein and
                                         --------------
defined in the Loan Agreement are used herein as so defined).

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Barclays entered into (i) a financing arrangement with the Borrower pursuant to the Loan Agreement and (ii) in connection with the Loan Agreement, various promissory notes and other agreements, documents and instruments, evidencing, creating or granted in connection with indebtedness executed by the Borrower and related parties (together with the Loan Agreement, the "Loan Documents");
     --------------

     WHEREAS, the Borrower (i) entered into the Asset Purchase and Contribution Agreement, dated as of November 24, 1993, among Comcast Corporation, Comcast Sound Communications, Inc., a Delaware corporation ("CSCI"), Comcast Sound
                                                     ----
Communications, Inc., a California corporation, Comcast Sound Communications, Inc., a Colorado corporation, Comcast Sound Communications, Inc., a Connecticut corporation, Comcast Sound Communications, Inc., a Florida corporation, Comcast Sound Communications, Inc., a Texas corporation, Comcast Sound Communications, Inc., a Michigan corporation, Comcast Sound Communications, Inc., a New York corporation, Comcast Sound Communications, Inc., a Pennsylvania corporation, Comcast Sound Communications, Inc., an Illinois corporation, Comcast Sound Communications, Inc., an Indiana corporation, Comcast Sound Management, Inc., Comcast Sound Communications and Comcast Real Estate Holdings, Inc. and the Borrower (the "Comcast Purchase Agreement") and (ii) desires to enter into the
               --------------------------
Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the lenders from time to time parties thereto and Union Bank of Switzerland, as agent (the "Senior Credit Agreement"); and
                            -----------------------

     WHEREAS, the Borrower has requested that Barclays amend certain provisions in the Loan Agreement and Barclays is willing to agree to amend such provisions on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, the parties hereby agree as follows:

     1.   Amendment to Provisions Referring to "Seller".  Each provision  of the
          ---------------------------------------------
Loan Agreement referring to the defined term "Seller" is hereby amended by deleting each such reference to "Seller" and substituting in lieu thereof the defined term "Company".

     2.   Amendment of Section 1. (a) Section 1 of the Loan Agreement is hereby
          ----------------------
amended by deleting the definitions of "Acquisition", "Affiliate", "Capital Expenditures", "Class A-2 Partnership Interests", "Class C Partnership Interests", "Disclosure Schedules", "Earn-Out Note Subordination Agreement", "ERISA Affiliate", "Exchange Note Subordination Agreement", "Partnership Agreement", "Purchase Agreement", "Senior Credit Agreement", "Senior Indebtedness", "Senior Loan Documents", "Specified Transactions", "Subordinated Indebtedness" and "Subordination Agreements" contained therein in their entirety and substituting in lieu thereof, in alphabetical order, the following:

          "'Acquisition' shall mean the acquisition by the Borrower on the
            -----------
     Closing Date of substantially all of the assets of the Company and the equity securities in certain of the Company's subsidiaries, and the assumption by the Borrower on the Closing Date of certain of the liabilities of the Company, all as set forth in the Purchase Agreement."

          "'Affiliate' of any specified Person shall mean any other Person
            ---------
     directly or indirectly controlling or controlled by or under common control with such specified Person or which is a director, officer or partner (limited or general) of such specified Person, provided that, for purposes
                                                    --------
     of this definition, the Bank, the Senior Lenders, the Seller, the Transferors and their respective Affiliates shall not be an "Affiliate" of the Borrower. For the purposes of this definition, "control", when used with respect to any specified Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For the purpose of this definition (and without limiting such definition in any manner), each of the Partners (other than the Bank, the Senior Lenders, The Field Corporation, the Transferors and their respective Affiliates), and the officers and directors of the Borrower shall be deemed to control the Borrower and its Subsidiaries and shall be an Affiliate of the Borrower and its Subsidiaries."

          "'Capital Expenditures' shall mean, for any fiscal period as
            --------------------
     determined in accordance with GAAP, all expenditures (whether made in the form of cash or other property, including, without limitation, expenditures made by exchanging or trading in property) for, or contracts for expenditures with respect to, any fixed assets or improvements, or for replacements, substitutions or additions thereto, that have a useful life of more than one year, including, but not limited to payments on account of
     (i) the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise, (ii) any Liens described in clause (g) of the definition of 'Permitted Encumbrances' and
     (iii) Capital Leases, provided, however, that solely for the purpose of
                           --------  -------
     calculating the covenant set forth in subsection 7.1, Capital Expenditures shall exclude capitalized labor expenditures."

          "'Class A-2 Partnership Interests' shall mean the class A-2 limited
            -------------------------------
     partnership interests of the Borrower issued pursuant to the Partnership Agreement and held on the New Closing Date by UBS (or an Affiliate), Internationale Nederlanden (U.S.) Finance Corporation (or an Affiliate), and Mr. John A. Hawkins and which may be acquired (i) pursuant to the Option Agreement by the Bank or any Affiliate of the Bank, (ii) by a Senior Lender under the Senior Credit Agreement, (iii) pursuant to the Partnership Agreement or (iv) pursuant to the Guaranteed Note and the Put and Call by UBS or MLP."

          "'Class C Partnership Interests' shall mean the Class C limited
            -----------------------------
     partnership interests of the Borrower issued pursuant to the Partnership Agreement and held on the New Closing Date by the Company."

          "'Class C Subordination Agreement' shall mean that certain Exchange
            -------------------------------
     Note Subordination Agreement, dated the Closing Date, by and among the Borrower, the Company, the Bank and the agent for the Senior Lenders, in substantially the form attached hereto as Exhibit E-2."

          "'Disclosure Schedules' shall mean all schedules delivered by the
            --------------------
     Company pursuant to the Purchase Agreement."

          "'Earn-Out Subordination Agreement' shall mean that certain Earn-Out
            --------------------------------
     Subordination Agreement, dated the Closing Date, by and among the Borrower, the Company, the Bank and UBS, as agent for the Senior Lenders, in substantially the form attached hereto as Exhibit E-1, as it may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof."

          "'ERISA Affiliate' shall mean any Person that for purposes of Title I
            ---------------
     and Title IV of ERISA and Section 412 of the Code is (i) a member of the controlled group of, or under common control with (within the meaning of
     Section 414 of the Code and the regulations promulgated and the rulings issued thereunder) any Credit Party (or, to the extent that the Bank has recourse to it under a Guaranty, any Guarantor), or (ii) solely for purposes of subsections 6.12, 7.9, 9(i) and 4.13 (except as otherwise specified in such subsections), a member of the controlled group of, or under common control with (within the meaning of Section 414 of the Code and the regulations promulgated and the rulings issued thereunder) CCI, MLP or any Credit Party (or, to the extent that the Bank has recourse to it under a Guaranty, any Guarantor); provided, that delivery by.the
                                             --------
     Borrower of any (x) notice pursuant to subsection 6.12 or (y) representation or schedule pursuant to subsection 4.13 shall not, in and of itself, be construed as an admission that either MLP or CCI is in a controlled group or under common control with any Credit Party (or such Guarantor) within the meaning of Section 414 of the Code and the regulations promulgated and the rulings issued thereunder."

          "'Partnership Agreement' shall mean the Second Amended and Restated
            ---------------------
     Agreement of Limited Partnership of Muzak Limited Partnership, a Delaware limited partnership, dated as of January 31, 1994, as amended, supplemented or otherwise modified from time to time."

          "'Senior Credit Agreement' shall mean (1) the Amended and Restated
            -----------------------
     Credit Agreement, dated as of September 4, 1992, as amended and restated as of January 31, 1994, among the Borrower, the Lenders listed therein and UBS, as agent for such lenders and the other financial institutions now or hereafter parties thereto, as originally in effect (the 'Original Credit
                                                              ---------------
     Agreement'), (2) the Guaranteed Note, (3) all modifications, amendments,
     ---------
     supplements or replacements of the Original Credit Agreement or the Guaranteed Note ('Amendments'), (4) any agreement evidencing Indebtedness
                       ----------
     of the Borrower all or a portion of the proceeds of which are used to refinance any Indebtedness incurred pursuant to such Credit Agreement or the Guaranteed Note or any previous refinancing thereof, in each case, as modified, amended, supplemented or replaced from time to time ('Refinancings', and together with the Original Credit Agreement, the
     --------------
     Guaranteed Note and the Amendments, the 'Amended Credit Agreement'), and
                                              ------------------------
     (5) any agreement (as amended, modified or supplemented from time to time, a 'New Credit Agreement') which, following the termination and satisfaction
        --------------------
     in full of all agreements referred to in clauses (1), (2), (3) and (4) above, creates Indebtedness which states that it is 'Senior Indebtedness' by reference to this Agreement (the agreements referred to in clauses (1),
     (2), (3), (4) and (5) above, being the 'Combined Senior Credit
                                             ----------------------
     Agreements'), except to the extent that:
     ----------

          (i) the aggregate amount of Indebtedness incurred and permitted to be incurred under the Amended Credit Agreement exceeds at any time the sum of (A) the sum of (i) the original outstanding amount of the term loans under the Original Credit Agreement and the Guaranteed Note on the New Closing Date plus (ii) the maximum amount of the revolving credit loan commitments under the Original Credit Agreement on the New Closing Date less (iii) following the date that is 90 days after the Guaranteed Loan Maturity Date, unless any event described in subsection 8.2(a), (b) or (c) shall have occurred prior to such date and be continuing (in which case this clause (iii) shall not apply), the principal amount of the Guaranteed Loan whether or not actually paid by the Borrower on or prior to such date under the Amended Credit Agreement less (iv) all scheduled payments of principal of the term loans (other than the Guaranteed Loan) actually made by the Borrower through such time under the Amended Credit Agreements but in each case described in this clause (iv) only to the extent that any such payment (or portion thereof) would have become due and payable through such time under Section 3.1(a) of the Original Credit Agreement plus (B) the amount by which (i) $7,000,000 exceeds (ii) the amount of all (x) increases in term loan borrowings, over the amount thereof which was scheduled to be outstanding at such time under Section 3.1(a) of the Original Credit Agreement, and (y) revolving commitments over the amount of the revolving loan commitment under the Original Credit Agreement as in effect on the New Closing Date, in each case, made pursuant to any Amendments or Refinancings through such time,

          (ii) the aggregate amount of revolving credit loans incurred and permitted to be incurred at any time pursuant to the Amended Credit Agreement exceeds $13,000,000, or

          (iii) the aggregate amount of term loans incurred and permitted to be incurred at any time under the Amended Credit Agreement exceeds the sum of (A) the original outstanding amount of the term loans under the Original Credit Agreement and the Guaranteed Note on the New Closing Date less (i) following the date that is 90 days after the Guaranteed Loan Maturity Date, unless any event described in subsection 8.2(a),
          (b) or (c) shall have occurred prior to such date and be continuing (in which case this clause (i) shall not apply), the principal amount of the Guaranteed Loan whether or not actually paid by the Borrower on or prior to such date under the Amended Credit Agreement less (ii) all scheduled payments of principal of the term loans (other than the Guaranteed Loan) actually made by the Borrower through such time under the Amended Credit Agreement but in each case described in this clause
          (ii) only to the extent that any such payment (or portion thereof) would have become due and payable through such time under Section 3.1(a) of the Original Credit Agreement plus (B) the amount by which (i) $5,000,000 exceeds (ii) all increases in term loan borrowings, over the amount thereof which was scheduled to be outstanding at such time under Section 3.1(a) of the Original Credit Agreement, made pursuant to any Amendments and Refinancings through such time, provided, however, that, notwithstanding the foregoing, at any time,
     --------  -------
     including, without limitation, following the scheduled maturity date under the Original Credit Agreement, the Combined Senior Credit Agreements shall constitute the 'Senior Credit Agreement' so long as (A) the aggregate amount of Indebtedness outstanding thereunder at such time does not exceed $35,000,000, (B) the amount of Indebtedness constituting term loans outstanding thereunder at such time does not exceed $25,000,000 and (C) the amount of revolving credit loans outstanding and permitted to be outstanding thereunder at such time does not exceed $13,000,000; provided,
                                                                      --------
     further, that the Combined Senior Credit Agreements shall in any event
     -------
     constitute the "Senior Credit Agreement" to the extent that the Indebtedness and commitments outstanding thereunder do not exceed any of the limitations set forth above in this definition and the amount of any excess shall not constitute Senior Indebtedness."

          "'Senior Indebtedness' shall mean (i) the principal of (X) all
            -------------------
     Indebtedness, now existing or hereafter created, of the Borrower under or evidenced by the Senior Credit Agreement, the Guaranteed Note or the Notes (as defined in the Senior Credit Agreement) from time to time issued in connection therewith in aggregate amounts of term loans and revolving credit loans incurred or to be incurred not exceeding the amounts set forth in the definition of 'Senior Credit Agreement' (including, without limitation, the contingent obligation of the Borrower in respect of any letters of credit issued pursuant thereto) and (y) Indebtedness for Borrowed Money of the Borrower (other than that issued pursuant to the Senior Loan Documents and other than the Exchange Notes, the Earn-Out Note, the Class C-1 Exchange Notes, the Converted Loan (if incurred), the Special Subordinated Debt (if incurred) and Indebtedness permitted pursuant to
     Section 10.3(b) or (i) of the Senior Credit Agreement as originally in effect) and Indebtedness of the Borrower in respect of Hedge Agreements, in each case to the extent permitted by the terms of the Senior Credit Agreement as originally in effect; (ii) all interest with respect to principal described in the foregoing clause (i) and obligations described in clause (iii) of this definition (including, without limitation, any interest accruing subsequent to the commencement of any proceeding against or with respect to the Borrower under the Bankruptcy Code or any other proceedings in insolvency, bankruptcy, receivership, reorganization, dissolution, assignment for the benefit of creditors or other similar case or proceeding whether or not such interest constitutes an allowed claim in any such proceeding); and (iii) all other obligations, including all Lender Debt (as defined in the Senior Credit Agreement), now existing or hereafter arising under the Senior Credit Agreement, including, without limitation, premiums, commitment, agency and other fees, expenses (including reasonable attorney's fees and disbursements payable thereunder or in connection therewith) and indemnities payable thereunder."

          "'Senior Loan Documents' shall be the collective reference to the
            ---------------------
     Senior Credit Agreement, each Security Document, each Guaranty, the Notes, each Letter of Credit, each Letter of Credit Agreement, each Borrower's Certificate, each Borrowing Base Certificate, each landlord's Certificate and each Hedge Agreement (each, as defined in the Senior Credit Agreement), the Guaranteed Note and any amendments, replacements, supplements and modifications thereto from time to time permitted pursuant to the definitions of 'Senior Credit Agreement'."

          "'Specified Transactions' shall mean and include: (1) non-cash
            ----------------------
     payments of distributions on the Class C Partnership Interests; (2) the conversion of the Class C Partnership Interests into Class C Exchange Notes pursuant to Section 16.02 of the Partnership Agreement and the accrual of non-cash interest thereon; (3) non-cash payments of distributions on the Class C-1 Partnership Interests and mandatory cash payments of distributions on the Class C-1 Exchange Notes as provided in Section 17.02(a) of the Partnership Agreement; (4) the conversion of the Class C-1 Partnership Interests into Class C-1 Exchange Notes pursuant to Section
     17.02 of the Partnership Agreement) and the accrual of non-cash interest thereon; (5) the issuance of the Class C-1 Participation Option as provided (and as defined in Section 17.02 of the Partnership Agreement) and the issuance of the Class C-1 Partnership Interests upon the exercise thereof;
     (6) the reclassification (including an adjustment of the number) of Class C-1 Partnership Interests upon the occurrence of a Class C-1 Participation Event (as such term is defined in the Partnership Agreement), (7) the issuance of Earn-out Notes pursuant to Section 2.5 of the Purchase Agreement and the accrual of non-cash interest thereon; (8) the issuance and exercise of Class B Partnership Interest Options, and the issuance of Class B Partnership Interests upon the exercise thereof, to Muzak Management pursuant to the Management Option Plan; (9) the issuance of the Management Notes; (10) the issuance of Class A-2 Partnership Interests to the Bank (or any Affiliate) pursuant to the Option Agreements; (11) the purchase by the Borrower of Class B Partnership Interests from former members of Muzak Management (or their permitted transferees)
     and the settlement of options held by Muzak Management, in each case for cash (only if no Default or Event of Default is continuing or would occur as a result of making such cash payment and subject in all cases to the prior or simultaneous payment of all amounts due from the applicable employee under his or her respective Management Notes, which Management Notes shall be satisfied in full prior to any payment of any cash in respect of the settlement of options or purchase of Class B Partnership Interests from such employee) (provided that, to the extent any member of
                                    --------
     Muzak Management, within 20 days of the settlement in cash of his or her options, utilizes such cash to purchase Class B Partnership Interests in the Borrower, such cash amount need not be applied to such person's Management Notes) or in "Permitted Securities" (as defined in the Partnership Agreement); and (12) so long as no Default or Event of Default is continuing, a loan or loans by the Borrower to the Administrative General Partner of funds pursuant to Section 11.14(d) of the Partnership Agreement (as in effect on the New Closing Date)."

          "'Subordinated Indebtedness' shall mean the indebtedness of the
            -------------------------
     Borrower represented, from time to time, by the Earn-Out Note, the Class C Exchange Notes and the Class C-1 Exchange Notes."

          "'Subordination Agreements' shall mean, collectively, the Earn-Out
            ------------------------
     Subordination Agreement, the Class C Exchange Note Subordination Agreement and the Class C-1 Exchange Note Subordination Agreement."

          (b) Subsection 1 of the Loan Agreement is hereby amended by deleting clause (h) of the definition of "Permitted Encumbrances" contained therein in its entirety and substituting in lieu thereof the following:

          "(h) Liens existing on the date hereof to the extent set forth on
     Schedule 1.1(A) and Liens existing on the New Closing Date to the extent set forth on Schedule 1 to the First Amendment hereto dated as of January 31, 1994 and, in each case, any renewals thereof, but not any increase in amount thereof and not any extension thereof to other property;"

     (c) Section 1 of the Loan Agreement is hereby amended by adding, in alphabetical order, the following defined terms:

          "'Class C Exchange Notes' shall have the meaning set forth in the
            ----------------------
     Senior Credit Agreement as in effect on the New Closing Date."

          "'Class C Subordination Agreement' shall have the meaning set forth in
            -------------------------------
     the Senior Credit Agreement as in effect on the New Closing Date."

          "'Class C-1 Exchange Notes' shall have the meaning set forth in the
            ------------------------
     Senior Credit Agreement as in effect on the New Closing Date."

          "'C-1 Holders' shall have the meaning set forth in the Senior Credit
            -----------
     Agreement as in effect on the New Closing Date."

          "'Class C-1 Partnership Interests' shall have the meaning set forth in
            -------------------------------
     the Senior Credit Agreement as in effect on the New Closing Date."

          "'Class C-1 Subordination Agreement' shall have the meaning set forth
            ---------------------------------
     in the Senior Credit Agreement as in effect on the New Closing Date."

          "'Comcast Acquisition' shall have the meaning set forth in the Senior
            -------------------
     Credit Agreement as in effect on the New Closing Date."

          "'Comcast Assets' shall have the meaning set forth in the Senior
            --------------
     Credit Agreement as in effect on the New Closing Date."

          "'Comcast Purchase Agreement' shall have the meaning set forth in the
            --------------------------
     preamble to this Agreement."

          "'Comcast Purchase Documents' shall have the meaning set forth in the
            --------------------------
     Senior Credit Agreement as in effect on the New Closing Date."

          "'Company' shall mean, MLP Sales Limited Partnership, a Delaware
            -------
     limited partnership, and known prior to the Closing Date as Muzak Limited Partnership."

          "'Converted Loan' shall have the meaning set forth in the Senior
            --------------
     Credit Agreement as in effect on the New Closing Date."

          "'Converted Equity' shall have the meaning set forth in the Senior
            ----------------
     Credit Agreement as in effect on the New Closing Date."

          "'CSCI' shall have the meaning set forth in the preamble to this
            ----
     Agreement."

          "'Guaranteed Loan' shall have the meaning set forth in the Senior
            ---------------
     Credit Agreement as in effect on the New Closing Date."

          "'Guaranteed Loan Documents' shall have the meaning set forth in the
            -------------------------
     Senior Credit Agreement as in effect on the New Closing Date."

          "'Guaranteed Loan Guarantees shall have the meaning set forth in the
            --------------------------
     Senior Credit Agreement as in effect on the New Closing Date."

          "'Guaranteed Loan Maturity Date' shall mean October 31, 1994."
            -----------------------------

          "'Guaranteed Note' shall have the meaning set forth in the Senior
            ---------------
     Credit Agreement as in effect on the New Closing Date."

          "'Guaranty Accrued Obligations' shall have the meaning set forth in
            ----------------------------
     the Senior Credit Agreement as in effect on the New Closing Date."

          "'Initial Equity Issuance' shall have the meaning set forth in the
            -----------------------
     Senior Credit Agreement as in effect on the New Closing Date."

          "'Issuance' shall have the meaning set forth in the Senior Credit
            --------
     Agreement.  as in effect on the New Closing Date."

          "'MLP' shall mean MLP Holdings L.P., a Delaware limited partnership."
            ---

          "'MLP Guaranty' shall have the meaning set forth in the Senior Credit
            ------------
     Agreement as in effect on the New Closing Date."

          '"Net Proceeds' shall have the meaning set forth in the Senior Credit
            ------------
     Agreement as in effect on the New Closing Date."

          "'New Closing Date' shall mean the date and time on which the Term
            ----------------
     Loan is made to the Borrower under the Senior Credit Agreement (and which date, in any event, shall be no later than January 31, 1994)."

          "'New Required Consents' shall have the meaning set forth in the
            ---------------------
     Senior Credit Agreement as in effect on the New Closing Date."

          "'Put and Call' shall have the meaning set forth in the Senior Credit
            ------------
     Agreement as in effect on the New Closing Date."

          "'Special Class A-2 Partnership Units' shall have the meaning set
            -----------------------------------
     forth in the Senior Credit Agreement as in effect on the New Closing Date."

          "'Special Subordinated Debt' shall have the meaning set forth in the
            -------------------------
     Senior Credit Agreement as in effect on the New Closing Date."

          "'Special Subordinated Takeout Financing' shall mean an issuance by
            --------------------------------------
     the Borrower, at any time prior to the Guaranteed Loan Maturity Date, to an Affiliate of the Borrower or to any third party investor, of (A) up to $5,000,000 principal amount of subordinated debt (which indebtedness shall not (i) accrue cash interest in excess of 12.5% per annum, (ii) provide for the payment of any portion of the principal thereunder prior to 8 years from the date of issuance, or (iii) rank higher than pari passu in priority with the Loan) (the 'Special Subordinated Debt'), or (B) any equity
                          -------------------------
     interest of the Borrower (whether by direct issuance or by virtue of rights, warrants, options, puts, calls, or other like arrangements) (other than an Initial Equity Issuance) and that does not require cash payments with respect thereto during the term of this Agreement, whether by dividend, interest or otherwise, of which the full cash purchase price of such Special Subordinated Takeout Financing shall be applied in the manner set forth in Section 3.1(g) of the Senior Credit Agreement (and subject to specified circumstances and pursuant to the terms and conditions set forth in the Guaranteed Note and the Put and Call), all on terms and conditions, and pursuant to documentation, reasonably satisfactory to the Bank."

          "'Successor Corporation' shall have the meaning set forth in
            ---------------------
     subsection 6.6."

          "'Takeout Financing' shall mean a public offering or private placement
            -----------------
     by the Borrower (or the Successor Corporation) on or prior to the Guaranteed Loan Maturity Date of certain securities on terms and conditions, and pursuant to documentation, reasonably satisfactory to the Borrower and the Bank, the Net Proceeds of which shall be at least equal (and shall be applied) to all amounts outstanding (including accrued and unpaid interest, fees and expenses) under the Term Loan, the Loan and the Guaranteed Loan."

          "'Term Loan' shall have the meaning set forth in the Senior Credit
            ---------
     Agreement as in effect on the New Closing Date."

          "'Transferors' shall have the meaning set forth in the Senior Credit
            -----------
     Agreement as in effect on the New Closing Date."

          3.   Amendment of Subsection 3.2. Subsection 3.2 of the Loan Agreement
               ---------------------------
is hereby amended by (a) deleting the heading, "Optional Prepayments", and
                                                --------------------
substituting in lieu thereof the following: "Optional and Mandatory
                                             ----------------------
Prepayments", (b) adding following the heading the letter "(A)", (c) deleting
- -----------
the word "and" at the end of clause (a) of the second sentence thereof and substituting in lieu thereof a comma, (d) adding at the end of the second sentence thereof the following: "and (c) mandatory prepayments described in subsection 3.2(B)" and (e) adding at the end of such subsection the following:

          "(B) (i) Until such time as the Loan shall not be outstanding, the Borrower shall pay and there shall become due and payable, concurrently with the receipt of Net Proceeds with respect to a Takeout Financing, a prepayment (without premium or penalty) in respect of the Loan and other Indebtedness equal to the Net Proceeds of such Issuance, such prepayment to be applied as follows: first, to the Term Loan until the Term Loan (and any other amounts outstanding thereunder, including accrued and unpaid interest, fees and expenses) has been paid in full; second, to the Guaranteed Loan until the Guaranteed Loan (and any other amounts outstanding thereunder, including accrued and unpaid interest, fees and expenses) has been paid in full; and third, to the payment of the Loan until the Loan (and any other amounts outstanding thereunder, including accrued and unpaid interest, fees and expenses) has been paid in full.

          (ii) Until such time as the Loan shall not be outstanding, the Borrower shall pay and there shall become due and payable, concurrently with the receipt of Net Proceeds with respect to an Initial Equity Issuance, a prepayment (without premium or penalty) in respect of the Loan and other Indebtedness equal to the Net Proceeds of such Initial Equity Issuance, such prepayment to be applied as follows: first, to the Guaranteed Loan until all 'Guaranteed Loan Obligations' (as such term is defined in the Guaranteed Note) have been paid in full, second, to the payment of the Loan until the Loan (and any other amounts outstanding thereunder, including accrued and unpaid interest, fees and expenses) is paid in full, and third, to other Indebtedness of the Borrower."

          4.   Amendment of Subsection 6.6. Subsection 6.6 of the Loan Agreement
               ---------------------------
is hereby amended by adding at the end thereof, prior to the period, the following:

          "provided, however, the Borrower may convert from a limited
           --------  -------
     partnership into a newly formed domestic corporation that succeeds to all assets, rights and liabilities of the Borrower (and no others) on a basis reasonably satisfactory to the Bank (the 'Successor Corporation') so long
                                               ---------------------
     as prior to the effectuation of such conversion, the Bank (as confirmed in writing to the Borrower); (A) is reasonably satisfied that the Successor Corporation shall be bound in full to all of the Obligations set forth in the Loan Documents as if it were the Borrower, including without limitation, the obligation to pay the Loan at the times and in the manner set forth herein, (B) is reasonably satisfied that (i) prior to the exercise of any of the options granted pursuant to the Option Agreement, the Borrower shall have executed and delivered to the Bank or an Affiliate of the Bank a warrant agreement with respect to non-voting common stock of such corporation (convertible to voting shares at the option of any transferee of the Bank or its Affiliate not subject to regulatory restrictions) in form and substance reasonably satisfactory to the Bank, which shall grant to the Bank or such Affiliate substantially the same rights it has pursuant to the Option Agreement and the Barclays Letter Agreement prior to such sale and (ii) following the exercise of any of the options granted pursuant to the Option Agreement, the Bank Partnership Interests shall have been exchanged for shares of non-voting common stock of such corporation (convertible to voting shares at the option of any transferee of the Bank not subject to regulatory restrictions) or other instrument, in form and substance reasonably satisfactory to the holder or holders of the Bank Partnership Interests, which shall grant to the holder or holders of the Bank Partnership Interest substantially the same rights it or they have pursuant to the Partnership Agreement and the Barclays Letter Agreement prior to such sale and (C) shall have received, (i) the corporate documentation and proceedings of the Successor Corporation, (iii) amendments to the Loan Documents (including, without limitation, Sections 4, 6, 7 and 9 of this Agreement) to reflect the conversion of the Borrower into the Successor Corporation, and (iii) such other documentation and opinions of counsel, as requested by the Bank with respect to such matters, each in form and substance reasonably satisfactory."

          5.   Amendment of Subsection 6.17. Subsection 6.17 of the Loan
               ----------------------------
Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          "6.17  Financial Covenants.  (a) Interest Coverage Ratio.  The
                 -------------------       -----------------------
     Borrower covenants and agrees that the Interest Coverage Ratio shall be, for the period of four consecutive fiscal quarters ending on the last day of each March, June, September and December of each of the Fiscal Years of the Borrower set forth below, not less than the ratio set forth below opposite such day:

                Period of Four Fiscal
                Quarters Ending on the
                Following Dates:             Ratio
                ----------------             -----
                March 31, 1994            1.25 to 1.00
                June 30, 1994             1.25 to 1.00
                September 30, 1994        1.50 to 1.00
                December 31, 1994         1.50 to 1.00
                March 31, 1995            1.50 to 1.00
                June 30, 1995             1.50 to 1.00
                September 30, 1995        1.50 to 1.00

                December 31, 1995         1.50 to 1.00
                March 31, 1996            1.75 to 1.00
                June 30, 1996             1.75 to 1.00
                September 30, 1996        1.75 to 1.00
                December 31, 1996         1.75 to 1.00
                March 31, 1997            2.00 to 1.00
                June 30, 1997             2.00 to 1.00
                September 30, 1997        2.00 to 1.00
                December 31, 1997         2.00 to 1.00
                March 31, 1998            2.25 to 1.00
                June 30, 1998             2.25 to 1.00
                September 30, 1998        2.25 to 1.00
                December 31, 1998         2.25 to 1.00
                March 31, 1999            2.50 to 1.00
                June 30, 1999             2.50 to 1.00
                September 30, 1999        2.50 to 1.00
                December 31, 1999         2.50 to 1.00
                March 31, 2000            2.50 to 1.00
                June 30, 2000             2.50 to 1.00
                September 30, 2000        2.50 to 1.00
                December 31, 2000         2.50 to 1.00
                March 31, 2001            2.50 to 1.00
                June 30, 2001             2.50 to 1.00
                September 30, 2001        2.50 to 1.00
                December 31, 2001         2.50 to 1.00
                March 31, 2002            2.50 to 1.00
                June 30, 2002             2.50 to 1.00"

          (b)  Fixed Charge Coverage Ratio.  The Borrower covenants and agrees
               ---------------------------
     that, prior to any material refinancing of the Indebtedness incurred pursuant to the Senior Credit Agreement, the Fixed Charge Coverage Ratio shall be, for and as of the last day of each Fiscal Year of the Borrower, not less than 1.00 to 1.00.

          (c)  Minimum Net Worth. The Borrower covenants and agrees that the Net
               -----------------
     Worth of the Borrower and its Subsidiaries, on a combined basis, shall be, as of the last day of each Fiscal Year of the Borrower set forth below, not less than the amount set forth below opposite such Fiscal Year:

                 Fiscal Year Ending                 Amount
                 ------------------                 ------
                      1994                       $13,125,000
                      1995                        13,125,000
                      1996                        13,125,000
                      1997                        13,125,000
                      1998                        15,750,000
                      1999                        15,750,000
                      2000                        15,750,000
                      2001                        15,750,000"

          6.   Amendment of Section 6.  Section 6 of the Loan Agreement is
               ----------------------
hereby amended by adding at the end thereof the following:

          "6.20  Net Proceeds from a Takeout Financing or Initial Equity
                 -------------------------------------------------------
     Issuance.  The Borrower shall instruct any Person who would disburse the
     --------
     Net Proceeds from a Takeout Financing or Initial Equity Issuance to deposit such Net Proceeds into the UBS Account (as defined in the Senior Credit Agreement). In the event that, notwithstanding such instructions, the Borrower receives any of such Net Proceeds, the Borrower shall immediately deposit the same in the UBS Account. The Agent (as defined in the Senior Credit Agreement) shall distribute the Net Proceeds from a Takeout Financing or Initial Equity Issuance actually deposited in the UBS Account in accordance with the provisions of subsection 3.2(B). The Agent agrees to transfer all such Net Proceeds owing to the Bank by wire transfer to an account requested by the Bank as soon as practicable, but not later than the Business Day next succeeding the date of receipt of such Net Proceeds in the UBS Account. Under no conditions shall the Borrower be entitled to withdraw or issue checks or other instruments against the UBS Account with respect to such Net Proceeds."

          7.   Amendment of Subsection 7.1. Subsection 7.1 of the Loan Agreement
               ---------------------------
is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          "7.1  Capital Expenditures.  (a) Make or capitalize, directly or
                --------------------
     indirectly, or otherwise permit Capital Expenditures of the Borrower and its Subsidiaries to exceed, in any Fiscal Year of the Borrower, or make any commitment for any such Capital Expenditures or costs to be paid or incurred during any such period, in excess of $8,000,000; provided that up
                                                               --------
     to 100% of any such amount, if not so expended in the period for which it is permitted above, may be carried over for expenditure in the next following or any succeeding year; provided, further, that in no event shall
                                       --------  -------
     the aggregate amount of Capital Expenditures described in this clause (a) in any Fiscal Year, after giving effect to any such carrying over of any amount, exceed $8,500,000.

          (b) Enter into a Capital Lease in any Fiscal Year of the Borrower which, together with one or more Capital Leases, if any, entered into by the Borrower and its Subsidiaries in such Fiscal Year, provides for aggregate value of the assets financed under such Capital Lease or Capital Leases (as such values are required under GAAP to be recorded on the Borrower's balance sheet) of more than $2,000,000."

          8.   Amendment of Subsection 7.3. Subsection 7.3 of the Loan Agreement
               ---------------------------
is hereby amended by (a) deleting the word "and" appearing at the end of clause (j) thereof; (b) following clause (j) thereof, adding the following:

          "(k) Indebtedness arising under the Comcast Purchase Agreement (including contractual indemnity obligations thereunder);

          (l)  Indebtedness under the Guaranteed Note;

          (m)  Indebtedness with respect to Guaranty Accrued Obligations;

          (n)  Indebtedness under the Converted Loan;

          (o)  the Special Subordinated Debt; and"

and (c) relettering clause (k) thereof as clause "(p)".

          9.   Amendment of Subsection 7.4(k).  Subsection 7.4(k) of the Loan
               ------------------------------
Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          "(k)  Investments outstanding on the New Closing Date and described on
     Schedule 7.4 to the First Amendment hereto dated as of January 31, 1994;"

          10.   Amendment of Subsection 7.5. Subsection 7.5 of the Loan
                ---------------------------
Agreement is hereby amended by (a) deleting the parenthetical "(except that the Borrower may change its name to Muzak Limited Partnership)" appearing in the third and fourth lines thereof, (b) deleting the word "and" appearing at the end of clause (k) thereof, (c) deleting the period at the end of clause (1) thereof and substituting in lieu thereof the word "; and" and (d) adding at the end thereof the following:

          "(m) the formation of and the conversion of the Borrower into the Successor Corporation in a manner permitted under subsection 6.6."

          11.  Amendment of Subsection 7.6(b).  Subsection 7.6(b) of the Loan
               ------------------------------
Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          "(b) Make any payment or prepayment of principal of or interest on, or purchase, defease, acquire or redeem the Guaranteed Loan, the Earn-Out Note, the Class C Exchange Note, the Class C-1 Exchange Note, the Converted Loan or the Special Subordinated Debt or make any deposit in respect thereof or give notice in respect thereof, or suffer or permit any of its Subsidiaries to do so, provided, however, that the Borrower may (i) make
                            --------  -------
     any regular scheduled mandatory payment of interest when and as due and payable with respect to the Converted Loan or the Special Subordinated Debt (in the form as in effect on the date of execution thereof or as amended with the prior written consent of the Bank) so long as at such time, such payment is not prohibited under the provisions of the Subordinated Loan Documents,
     (ii) make payment of principal, interest and fees on the Guaranteed Loan solely, in the case of any payment of such principal, from the Net Proceeds of a Takeout Financing, Special Subordinated Takeout Financing or Initial Equity Issuance or by the conversion of the Guaranteed Loan into the Converted Loan and the Converted Equity and (iii) so long as no Default or Event of Default is continuing and such payment shall not cause a Default or Event of Default to occur, (w) make the payment of interest when and as due and payable on the Torrance Note, such payment being approximately in the amount of $875,000 due on June 1, 1993 and payable on or about January 1, 1994, (x) subject to subsection (c) below, make payments with respect to the Specified Transactions, (y) make distributions in respect of interest on the Exchange Notes payable solely in additional Exchange Notes to the holders of such Exchange Notes and (z) make payments of the Guaranty Accrued Obligations."

          12.  Amendment of Subsection 7.7. Subsection 7.7 of the Loan Agreement
               ---------------------------
is hereby amended by (a) adding, following the words "Option Plan," appearing in the third line thereof, the words "the Guaranty Accrued Obligations, the Guaranteed Loan Guarantees and (b) adding following the word "business" appearing in the ninth line thereof, the words "(provided, that a Special
                                                 --------
Subordinated Takeout Financing shall be permitted under this subsection 7.7 subject to the provisions in the following clause)".

          13.  Amendment of Subsection 7.8. Subsection 7.8 of the Loan Agreement
               ---------------------------
is hereby amended by (a) adding, following the words "Centre Partners," appearing in the second line thereof, the word "MLP,", (b) deleting the word "and" appearing at the end of clause (iv) of the last sentence thereof and (c) adding at the end of the last sentence thereof before the period the following:

     ", (vi) to make payments to Centre Partners of (1) of $50,000 on or about November 23, 1993, (2) $324,000 on the New Closing Date upon the consummation of the Comcast Acquisition), (3) $100,000 on the New Closing Date (upon the execution by MLP of each of the Guaranteed Loan Documents to which it is a party), and (4) $300,000 upon performance in full by MLP of all of its obligations under the Guaranteed Loan Documents, (vi) so long as no Default or Event of Default is continuing and such payment (individually or in combination with other payments) shall not cause a Default or Event of Default to occur, to make reimbursements of the Guaranty Accrued Obligations and (vi) to make any regular, scheduled mandatory payments of interest when and as due and payable with respect to the Special Subordinated Debt."

          14.  Amendment of Subsection 7.10. Subsection 7.10 of the Loan
               ----------------------------
Agreement is hereby amended by (a) deleting the words "or (iii)" appearing at the end of clause (a)(ii) thereof and substituting in lieu thereof the following:

     ", (iii) any material term, provisions or condition of the Comcast Purchase Agreement or any other Comcast Purchase Document that materially adversely affects the Bank (in such capacity only) in the reasonable opinion of the Bank, (iv) any term of the Guaranteed Loan that would direct the payment by the Borrower of the principal amount of the Guaranteed Note from any funds other than from the Net Proceeds of a Takeout Financing, Initial Equity Issuance or Special Subordinated Takeout Financing, or otherwise would have a Material Adverse Effect, (v) the Converted Loan or the Special Subordinated Debt, or (vi)".

          15.  Amendment of Section 9. Section 9 of the Loan Agreement is hereby
               ----------------------
amended by (a) adding at the end of clause (1) thereof the word "; or" and (b) adding following clause (1) thereof the following:

          "(m) (i) if the Takeout Financing occurs, failure by the Borrower to repay the Loan, all accrued interest on the Loan and any fees or other amounts payable hereunder on or prior to the Guaranteed Loan Maturity Date with the Net Proceeds of the Takeout Financing or (ii) if the Takeout Financing does not occur on or prior to the Guaranteed Loan Maturity Date, failure by the Borrower to issue, on or before the date that is 90 days following the Guaranteed Loan Maturity Date (A) the Converted Loan in an aggregate principal amount not exceeding $5,000,000 and (B) the Converted Equity in full satisfaction of the Guaranteed Loan; provided that (except
                                                         --------
     as described in subsection 8.5 of the Guaranteed Note as in effect on the New Closing Date) the number of units of Class A-2 Partnership Interests to be issued as Converted Equity shall not exceed the number of Dollars by which (x) the outstanding principal amount of the Guaranteed Loan prior to such issuance exceeds (y) the principal amount of the Converted Loan;"

          16.  Conditions Precedent.  Notwithstanding any other provisions of
               --------------------
this First Amendment or the Loan Documents, and without affecting in any manner the rights of Barclays under this Agreement and the Loan Documents, Barclays shall have no obligation hereunder and this First Amendment shall not become effective unless and until the following conditions precedent shall have occurred:

          (i) Barclays shall have received (A) this First Amendment, executed and delivered by a duly authorized officer or partner of each party to the Loan Agreement and (B) the Senior Credit Agreement, executed and delivered by a duly authorized officer of each party thereto, together with a copy of all documents delivered in connection therewith, in each case in form and substance satisfactory to Barclays;

          (ii) Barclays shall have received evidence satisfactory to it that the New Closing Date under the Senior Credit Agreement shall have occurred; and

          (iii) Barclays shall have received (A) evidence satisfactory to it that each of the conditions described in Section 6.2, 6.5, 6.10, 6.15, 6.17, 6.22(b), 6.24, 6.26(iii) and (ix), 6.27, 6.28, 6.29, 6.30 and 6.31 of
     the Senior Credit Agreement shall have been satisfied and (B) a copy of the legal opinion of Arthur Block, counsel to the Transferors, on which Barclays shall be entitled to rely, and the documents described in the Sections referred to in clause (A) and the opinion described in clause (B) of this paragraph shall in each case be in form and substance satisfactory to Barclays; and

          (iv) Barclays shall have received evidence satisfactory to it that all fees, costs and expenses of counsel to Barclays relating to the transactions contemplated by this First Amendment billed on or prior to the date hereof shall been paid in full.

     17.  No Waiver.  Except as expressly amended and waived hereby, all of the
          ---------
representations, warranties, terms, covenants and conditions of the Loan Documents shall remain unamended and in effect in accordance with their respective terms. The amendments and waivers set forth herein shall be limited precisely as provided for herein and shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower requiring the consent of Barclays except only to the extent specifically provided for herein. Barclays has not and shall not be deemed to have waived any of its rights or remedies against the Borrower for any existing or future Defaults except as set forth herein.

     18.  Representations; No Default.  The Borrower (a) confirms, reaffirms and
          ---------------------------
restates the representations and warranties set forth in Section 4 of the Loan Agreement on and as of the date hereof and after giving effect to this First Amendment, except as disclosed in Section 12 of the Senior Credit Agreement, (b) represents and warrants to Barclays that each of the representations and warranties contained in Section 12 of the Senior Credit Agreement is true and correct and (c) represents that no Default or Event of Default has occurred and is continuing on and as of the date hereof and after giving effect to this First Amendment.

     19.  Capitalized Terms.  Capitalized terms used herein without definition
          -----------------
are used with the respective meanings given to them in the Loan Agreement.

     20.  Counterparts.  This First Amendment may be executed by one or more of
          ------------
the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     21.  GOVERNING LAW.  THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF
          -------------
THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed and delivered by their respective officers, hereunto duly authorized, as of the day and year specified at the beginning hereof.

                                          BARCLAYS BANK PLC


                                          By: [SIGNATURE ILLEGIBLE]
                                              --------------------------------
                                              Title:


                                          MUZAK LIMITED PARTNERSHIP

                                          By:   MLP ACQUISITION, L.P., its
                                                  Managing General Partner

                                                By:  MUSIC HOLDINGS CORP.,
                                                       its General Partner


                                                     By:[SIGNATURE ILLEGIBLE]
                                                        ----------------------
                                                        Title:

Consented to and Agreed:

UNION BANK OF SWITZERLAND, as
  Agent under the Senior Credit Agreement


By:[SIGNATURE ILLEGIBLE]
   --------------------------------
   Title:

By:[SIGNATURE ILLEGIBLE]
   --------------------------------
   Title:

================================================================================





                              MLP OPERATING, L.P.
                  (to be known as Muzak Limited Partnership)



                           ________________________



                          SUBORDINATED LOAN AGREEMENT


                           ________________________



                         Dated as of September 4, 1992



                      BARCLAYS BANK PLC, NEW YORK BRANCH



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
R E C I T A L S.............................................................   1

SECTION 1.     DEFINITIONS..................................................   1

      1.1      Defined Terms................................................   1
      1.2      Other Definitional Provisions................................  26

SECTION 2.     LOAN FACILITY................................................  26

      2.1      The Loan.....................................................  26
      2.2      Procedure for Borrowing......................................  27
      2.3      The Note.....................................................  27

SECTION 3.     INTEREST RATE PROVISIONS; PAYMENTS;
                 OPTIONAL PREPAYMENTS; FEES; ORIGINAL
                 ISSUE DISCOUNT.............................................  27

      3.1      Interest Rates and Payment Dates.............................  27
      3.2      Optional Prepayments.........................................  28
      3.3      Payments.....................................................  28
      3.4      Facility Fee.................................................  29
      3.5      Use of Proceeds..............................................  29
      3.6      Original Issue Discount......................................  29

SECTION 4.     REPRESENTATIONS AND WARRANTIES...............................  29

      4.1      Limited Partnership and Corporate Status.....................  29
      4.2      Power and Authority..........................................  30
      4.3      No Violation of Agreements...................................  31
      4.4      No Litigation................................................  32
      4.5      Title to Properties, Liens...................................  32
      4.6      Financial Statements and Condition...........................  33
      4.7      Intellectual Property........................................  34
      4.8      Payment of Taxes.............................................  34
      4.9      Governmental Action..........................................  34
      4.10     Disclosure...................................................  34
      4.11     Regulation U.................................................  35
      4.12     Investment Company...........................................  35
      4.13     Employee Benefit Plans.......................................  35
      4.14     Acquisition..................................................  37
      4.15     FCC Compliance...............................................  37
      4.16     Permits, Etc.................................................  38
      4.17     Environmental Status.........................................  40
      4.18     Solvency.....................................................  40
      4.19     Representations and Warranties in Other
                 Documents..................................................  40
      4.20     Certain Fees.................................................  40

                                                                            Page
                                                                            ----
SECTION 5.     CONDITIONS PRECEDENT.........................................  40

      5.1      Consummation of Acquisition and Related
                 Transactions...............................................  40
      5.2      Execution of Agreement.......................................  41
      5.3      Other Documents..............................................  41
      5.4      Opinions of Counsel..........................................  41
      5.5      Corporate Structure..........................................  41
      5.6      Qualification................................................  42
      5.7      Proceedings; Receipt of Documents............................  42
      5.8      No Litigation................................................  43
      5.9      Financial Condition and Solvency Certificate.................  44
      5.10     Financial Statements of the Seller...........................  44
      5.11     Facility Fees and Expenses...................................  45
      5.12     Insurance....................................................  45
      5.13     Compliance with Law and Related Documents....................  45
      5.14     FCC Matters and Compliance...................................  46
      5.15     Accountant's Tax Letter......................................  46
      5.16     Borrowing Certificate........................................  46
      5.17     Payment of Indebtedness by the Seller........................  46
      5.18     Senior Loan Documents........................................  46
      5.19     Contributions of Equity; Capitalization......................  46
      5.20     Representations and Warranties; No Default
                 or Event of Default........................................  47
      5.21     Partnership Interests........................................  47
      5.22     Letter of Direction..........................................  47
      5.23     Subordination Provisions.....................................  47
      5.24     Fees.........................................................  47
      5.25     Examination of Books.........................................  48
      5.26     Other Seller Matters.........................................  48
      5.27     Management...................................................  48
      5.29     Name Changes.................................................  48
      5.30     Accountant's Letter..........................................  49
      5.31     Additional Matters...........................................  49

SECTION 6.     AFFIRMATIVE COVENANTS........................................  49

      6.1      Financial Statements and Other Information...................  49
      6.2      Taxes and Claims.............................................  54
      6.3      Insurance....................................................  54
      6.4      Books and Reserves...........................................  54
      6.5      Properties in Good Condition.................................  55
      6.6      Maintenance of Existence.....................................  55
      6.7      Inspection by the Bank.......................................  55
      6.8      Pay Indebtedness to Bank and Perform Other
                 Covenants..................................................  55
      6.9      Notice of Default............................................  55
      6.10     Reporting of Misrepresentations..............................  56
      6.11     Compliance with Laws, Etc....................................  56
      6.12     ERISA........................................................  56

                                                                            Page
      6.13     Further Assurances...........................................  58
      6.14     Environmental Matters........................................  59
      6.15     Subsidiaries.................................................  61
      6.16     Board Observation Rights.....................................  61
      6.17     Financial Covenants..........................................  61
      6.18     Guaranties...................................................  63
      6.19     Access to Accountants........................................  63

SECTION 7.     NEGATIVE COVENANTS...........................................  63

      7.1      Capital Expenditures.........................................  63
      7.2      Liens........................................................  64
      7.3      Indebtedness.................................................  64
      7.4      Loans, Investments and Guaranties............................  65
      7.5      Merger, Sale of Assets, Dissolution, Etc.....................  68
      7.6      Dividends, Redemptions and Other Payments....................  69
      7.7      Transactions with Affiliates.................................  70
      7.8      Compensation and Fees........................................  70
      7.9      Noncompliance with ERISA.....................................  71
      7.10     Amendment and Modification of Purchase
                 Documents and Other Documents..............................  72
      7.11     Fiscal Year..................................................  72
      7.12     Limitation on Formation of Subsidiaries......................  72
      7.13     Change of Business...........................................  73

SECTION 8.     SUBORDINATION................................................  73

      8.1      Subordination of Loan to Senior Indebtedness.................  73
      8.2      Subordination Upon Bankruptcy or Insolvency..................  74
      8.3      Subordination Upon Default or Acceleration of
                 Senior Indebtedness........................................  75
      8.4      Bank's Rights and Remedies...................................  76
      8.5      Subrogation to Rights of Senior Debt Holders.................  76
      8.6      No Waiver of Subordination Provisions........................  77
      8.7      Reliance on Judicial Order or Certificate
                 of Liquidating Agent.......................................  77
      8.8      Bank Entitled to Assume Payments Not
                 Prohibited in Absence of Notice............................  78
      8.9      Information as to Subordination..............................  78
      8.10     Effect of Failure to Pay Loan................................  78
      8.11     Reliance.....................................................  78
      8.12     Amendments...................................................  79

SECTION 9.     EVENTS OF DEFAULT............................................  79

SECTION 10.    MISCELLANEOUS................................................  82

      10.1     Amendments and Waivers.......................................  82
      10.2     Notices......................................................
      10.3     No Waiver; Cumulative Remedies...............................
      10.4     Survival of Representations and Warranties...................

                                                                            Page
                                                                            ----
      10.5     Payment of Expenses and Taxes;
                 Indemnification............................................  84
      10.6     Successors and Assigns.......................................  85
      10.7     Severability.................................................  87
      10.8     Counterparts.................................................  88
      10.9     SUBMISSION TO JURISDICTION...................................  88
      10.10    GOVERNING LAW................................................  88
      10.11    Third Party Rights...........................................  88
      10.12    Entire Agreement.............................................  89
      10.13    Disclosure of Financial Information..........................  89
      10.14    Maintenance of Confidentiality...............................  89
      10.15    Non-Recourse to Partners.....................................  90
      10.16    WAIVER OF JURY TRIAL.........................................  90

EXHIBITS
A         Form of Note
B-1       Form of Opinion of Counsel for the Borrower
B-2       Form of Opinion of Delaware Counsel for the Borrower
B-3       Form of Opinion of Counsel for the Seller
C         Form of Borrowing Certificate
D         Form of Option Agreement
E-1       Form of Earn-out Note Subordination Agreement
E-2       Form of Exchange Note Subordination Agreement
F         Executive Agreements
G         Form of FCC Lease
H         Form of Management Notes
I         Form of Management Option Plan
J         Form of Barclays Letter Agreement
K         Form of Torrance Note
L         Indemnity Agreement

SCHEDULES
1.1(A)              Permitted Liens
1.1(B)              Pro Forma
1.1(C)              FCC Licenses
1.1(D)              Muzak Management
1.1(E)              Management Notes
1.1(F)              Channel Capacity Provider
4.1                 Subsidiaries and Capitalization; Jurisdictions in
                      which Qualified to do Business; Equity Interests
4.3                 Defaults under Contractual Obligations; Violations
                      of Law or Corporate Documents
4.4                 Litigation
4.5                 Exceptions to Title to Properties; Leases and
                      Tangible Assets
4.6(A)              Financial Condition
4.6(B)              Projections
4.7                 Intellectual Property
4.13                Employee Plans
4.15                FCC Governmental Permits
4.16                Other Governmental Permits
4.17                Environmental Violations and Use of Hazardous
                      Materials
4.20                Fees
7.3                 Existing Indebtedness
7.4                 Existing Investments

          SUBORDINATED LOAN AGREEMENT, dated as of September 4, 1992 (as amended, supplemented or otherwise modified from time to time, the "Agreement"),
                                                                    ---------
between MLP OPERATING, L.P., a Delaware limited partnership (the "Borrower") and
                                                                  --------
BARCLAYS BANK PLC, NEW YORK BRANCH (the "Bank").
                                         ----


                                R E C I T A L S
                                ---------------

          WHEREAS, the Borrower, Muzak Limited Partnership (to be known after the Closing Date as MLP Limited Partnership), a Delaware limited partnership (including its successors and assigns, the "Seller"), Field/Muzak, Inc. and The
                                            ------
Field Corporation are parties to an Asset Purchase Agreement dated as of March 11, 1992 (as amended by Amendment No. 1, dated as of June 26, 1992, Amendment No. 2, dated as of July 31, 1992, and Amendment No. 3, dated as of August 26, 1992, and as may be further amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "Purchase Agreement"),
                                                      ------------------
pursuant to which the Borrower shall, on the Closing Date (as defined herein), purchase substantially all of the assets of the Seller and the equity interests in the Special Subsidiaries (as further described in Section 1.1 of the Purchase Agreement, the "Assets") and assume certain of the liabilities of the Seller
                ------
(the "Acquisition"), all as set forth in the Purchase Agreement;
      -----------

          WHEREAS, the Borrower has requested that the Bank make a loan (the "Loan") in the principal amount of $7,500,000 to the Borrower, to be evidenced
 ----
by a promissory note (the "Note"), substantially in the form of Exhibit A
                           ----
hereto, the proceeds of which shall be applied by the Borrower towards a portion of the cash purchase price of the Acquisition, certain non-compete payments and to pay related costs and expenses; and

          WHEREAS, the Bank is willing to make the Loan on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.  DEFINITIONS
                      -----------

          1.1   Defined Terms.  As used in this Agreement the following terms
                -------------
shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Acquisition" shall have the meaning set forth in the preamble to this
           -----------
     Agreement.

          "Administrative General Partner" shall mean MLP Administration Corp.,
           ------------------------------
     a Delaware corporation, in its capacity as administrative general partner under the Partnership Agreement.

          "Affiliate" of any specified Person shall mean any other Person
           ---------
     directly or indirectly controlling or controlled by or under common control with such specified Person or which is a director, officer or partner (limited or general) of such specified Person, provided that, for purposes
                                                    --------
     of this definition, the Bank, the Senior Lenders, the Seller and their respective Affiliates shall not be an "Affiliate" of the Borrower. For the purposes of this definition, "control", when used with respect to any specified Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For the purpose of this definition (and without limiting such definition in any manner), each of the Partners (other than the Bank, the Senior Lenders, the Seller and their respective Affiliates), their respective Affiliates, and the officers and directors of the Borrower shall be deemed to control the Borrower and its Subsidiaries and shall be an Affiliate of the Borrower and its Subsidiaries.

          "Agreement" shall have the meaning set forth in the preamble to this
           ---------
     Agreement.

          "Assets" shall have the meaning set forth in the preamble to this
           ------
     Agreement, and shall also include all of the Borrower's machinery, data processing hardware and software, furniture, fixtures, dies, tools, jigs, office equipment and other tangible personal property of the Borrower, and all accessions, accretions, and additions to Equipment (as defined in the Senior Credit Agreement), and all other component and auxiliary parts used or to be used in connection with or attached to any of the same, wherever located, whether now owned or hereafter acquired.

          "Bank" shall have the meaning set forth in the preamble hereto.
           ----

          "Bank Partnership Interests" shall mean, following the exercise of the
           --------------------------
     option granted pursuant to the Option Agreement, the Class A-2 non-voting limited partnership interests in the Borrower held by the Bank or its registered assigns or any other equity interests in the Borrower held by the Bank.

          "Bankruptcy Code" shall mean the Bankruptcy Code, 11 U.S.C. 101 et
           ---------------                                                --
     seq., as amended, and any similar or successor Federal statute, and the
     ----
     rules and regulations thereunder, all as the same shall be in effect at the time.

          "Barclays Letter Agreement" shall mean that letter agreement to be
           -------------------------
     entered into between the Borrower, the Bank and each of the other parties thereto, substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

          "Barclays Partnership Documents" shall mean the collective reference
           ------------------------------
     to the Barclays Letter Agreement, the Option Agreement and the Indemnity Letter.

          "Bill of Sale" shall have the meaning set forth in the Purchase
           ------------
     Agreement.

          "Borrower" shall have the meaning set forth in the preamble to this
           --------
     Agreement, it being understood that on the Closing Date the Borrower shall change its name from MLP Operating, L.P. to Muzak Limited Partnership.

          "Business Day" shall mean a day other than a Saturday, Sunday or other
           ------------
     day on which banks in New York City are authorized or required to close.

          "Capital Expenditures" shall mean, for any fiscal period as determined
           --------------------
     in accordance with GAAP, all expenditures (whether made in the form of cash or other property, including, without limitation, expenditures made by exchanging or trading in property) for, or contracts for expenditures with respect to, any fixed assets or improvements, or for replacements, substitutions or additions thereto, that have a useful life of more than one year, including, but not limited to payments on account of (i) the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise, (ii) any Liens described in clause (g) of the definition of "Permitted Encumbrances" and (iii) Capital Leases.

          "Capital Lease" of any Person shall mean any lease of any property
           -------------
     (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of such Person.

          "Capitalized Lease Obligations" of any Person shall mean at any time
           -----------------------------
     all obligations under Capital Leases of such Person in each case taken at the amount thereof accounted for as liabilities at such time in accordance with GAAP.

          "Cash Interest Expense" of the Borrower and its Subsidiaries for each
           ---------------------
     of the most recent four consecutive fiscal quarter periods, shall mean the aggregate amount of cash required to be applied to Interest Expense by the Borrower and its Subsidiaries during such period.

          "CCI" shall mean Centre Capital Investors L.P., a Delaware limited
           ---
     partnership.

          "Centre Partners" shall mean Centre Partners L.P., a Delaware limited
           ---------------
     partnership.

          "Centre Partners Entities" shall mean Centre Partners and other
           ------------------------
     entities under the exclusive management control of Centre Partners and of which Centre Partners maintains sole controlling interest and owns at least a 50% equity interest.

          "Certifying Officer" shall mean the chief executive officer or the
           ------------------
     chief financial officer of the Borrower.

          "Channel Capacity" shall mean any capacity for transmission of
           ----------------
     programming material, data or other intelligence.

          "Channel Capacity Providers" shall mean those parties which provide,
           --------------------------
     and those parties which may in the future provide, any Channel Capacity to the Borrower or to any of its FCC Affiliates, whether by lease, joint venture, cost-sharing arrangement, or any other agreement or arrangement; the term "Channel Capacity Providers" shall include, without limitation, the respective FCC licensees of those FM broadcast and/or other stations from which the Borrower leases a sub-carrier channel or other Channel Capacity from time to time, including, without limitation, those channels of communication leased on the Closing Date pursuant to leases listed on
     Schedule 1.1(F).

          "Class A-1 Limited Partners" shall mean Centre Partners, CCI and any
           --------------------------
     other Person designated as a Class A-1 Limited Partner under the Partnership Agreement.

          "Class A-1 Partnership Interests" shall mean the class A-1 limited
           -------------------------------
     partnership interests of the Borrower issued pursuant to the Partnership Agreement and held on the Closing Date by Centre Partners Entities.

          "Class A-2 Limited Partners" shall mean (i) UBS or an Affiliate of
           --------------------------
     UBS, (ii) Mr. John Hawkins, (iii) following the exercise of any option pursuant to the Option Agreement, the Bank or any Affiliate of the Bank and
     (iv) any other Person designated from time to time as a Class A-2 Limited Partner under the Partnership Agreement.

          "Class A-2 Partnership Interests" shall mean the class A-2 limited
           -------------------------------
     partnership interests of the Borrower issued pursuant to the Partnership Agreement and held on the Closing Date by UBS (or an Affiliate of UBS) and Mr. John A. Hawkins and which may be acquired (i) pursuant to the Option Agreement by the Bank or any Affiliate of the Bank, (ii) by a Senior Lender under the Senior Credit Agreement or (iii) pursuant to the Partnership Agreement.

          "Class B Limited Partners" shall mean and include certain members of
           ------------------------
     Muzak Management and any other Person designated from time to time as a Class B Limited Partner under the Partnership Agreement.

          "Class B Partnership Interests" shall mean the class B limited
           -----------------------------
     partnership interests of the Borrower issued pursuant to the Partnership Agreement and held on the Closing Date by certain members of Muzak Management.

          "Class C Limited Partners" shall mean the Seller and any other Person
           ------------------------
     designated as a Class C Limited Partner under the Partnership Agreement.

          "Class C Partnership Interests" shall mean the Class C limited
           -----------------------------
     partnership interests of the Borrower issued pursuant to the Partnership Agreement and held on the Closing Date by the Seller.

          "Closing Date" shall mean the date on which the Bank makes the Loan.
           ------------

          "Code" shall mean, at any date, the Internal Revenue Code of 1986, as
           ----
     the same shall be in effect at such date, and the regulations thereunder.

          "Collateral" shall have the meaning set forth in the Senior Credit
           ----------
     Agreement.

          "Communications Act" shall mean the Communications Act of 1934, as
           ------------------
     amended.

          "Confidential Information" shall have the meaning set forth in
           ------------------------
     subsection 10.14.

          "Contingent Obligations" of any Person shall mean any direct or
           ----------------------
     indirect liability of that Person (i) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent by the Person incurring such liability is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof; (ii) under any letter of credit issued for the account of that

     Person or for which that Person is otherwise liable for reimbursement thereof; (iii) net obligations under any Hedge Agreement; or (iv) to advance or supply funds or otherwise to assure or hold harmless the owner of a primary obligation against loss in respect thereof. Contingent Obligations shall include, without limitation, (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise);
     (ii) to maintain the Solvency or any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the immediately preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

          "Contractual Obligation" as applied to any Person, shall mean any
           ----------------------
     provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, including the Purchase Documents.

          "Credit Parties" shall mean and include the Borrower and its
           --------------
     Subsidiaries, if any.

          "Current Assets" shall mean all assets of the Borrower and its
           --------------
     Subsidiaries, determined on a combined basis, that would, in accordance with GAAP, be classified as current assets, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

          "Current Liabilities" shall mean all liabilities of the Borrower and
           -------------------
     its Subsidiaries, determined on a combined basis (excluding current maturities (that is, those that will become due within 12 months following the date of determination) for Indebtedness for Borrowed Money), that would, in accordance with GAAP, be classified as current liabilities.

          "Default" shall mean any of the events specified in Section 9, whether
           -------
     or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Disclosure Schedules" shall mean all schedules delivered by the
           --------------------
     Seller pursuant to the Purchase Agreement.

          "Distributable Income Taxes" shall mean, for any tax period (including
           --------------------------
     any quarterly estimated tax period) (but only for such periods as the Borrower is treated as a partnership under the Code), distributions by the Borrower to any Person who is treated as a taxpayer with respect to the Partnership Interests (including for these purposes any Person who is a taxpayer with respect to Put/Call Units covered by the Option Agreement) to enable such Person to discharge any cash tax liabilities incurred by such Person solely as a result of such Person's Partnership Interest in the Borrower; provided, however, that the amount distributed to all Persons
               --------  -------
     shall not exceed in the aggregate the lesser of (x) the product of (i) the taxable income of the Borrower that the Borrower reports (or would report for all such tax periods if a return were due) for Federal income tax purposes determined as if the Borrower were a separately taxable entity and
     (ii) a percentage equal to the lesser of (a) 60% or (b) the sum of (1) the highest marginal Federal income tax rate applicable to individuals or, if higher, the highest marginal Federal income tax rate applicable to corporations in effect for such tax period and (2) the product of (r) the highest marginal combined New York State and New York City income tax rate applicable to individuals or, if the corporate rate is determined to be the applicable rate in clause (x)(ii)(b)(1) hereof, the highest marginal combined New York State and New York City income tax rate applicable to corporations, in effect for such tax period and (s) 1 minus the marginal Federal income tax rate determined for such tax period pursuant to clause
     (x)(ii)(b)(1) hereof, and (y) the product of (i) the sum of the taxable income and taxable loss of the Borrower that the Borrower reports for Federal income tax purposes for all tax periods that the Borrower has been in existence determined as if the Borrower were a separate taxable entity and (ii) a percentage equal to the lesser of (a) 60% or (b) the sum of (1) the highest marginal Federal income tax rate applicable to individuals or, if higher, the highest marginal Federal income tax rate applicable to corporations in effect for such tax period and (2) the product of (r) the highest marginal combined New York State and New York City income tax rate applicable to individuals or, if the corporate rate is determined to be the applicable rate in clause (y)(ii)(b)(1) hereof, the highest marginal combined New York State and New York City income tax rate applicable to corporations, in effect for such tax period and (s) 1 minus the marginal Federal income tax rate determined for such tax period pursuant to clause
     (y)(ii)(b)(1) hereof.

          "Dollars" and "$" shall mean dollars in lawful currency of the United
           -------       -
     States of America.

          "Earn-Out Note" shall mean the promissory note to be made by the
           -------------
     Borrower in favor of the Seller pursuant to Section 2.5(b) of the Purchase Agreement, substantially in the form of Exhibit A to the Purchase Agreement.

          "Earn-Out Note Subordination Agreement" shall mean the Earn-Out Note
           -------------------------------------
     Subordination Agreement, substantially in the form of Exhibit E-1, to be entered into among the Borrower, the Bank, the Senior Lenders, and the Seller, as amended, supplemented or otherwise modified from time to time.

          "Earn-Out Payment" shall mean that certain earn-out payment to the
           ----------------
     extent payable by the Borrower pursuant to the terms of Section 2.5 of the Purchase Agreement (as in effect on the Closing Date or otherwise amended with the written consent of the Bank) and subsection 7.6(c) and is otherwise not prohibited by the Senior Credit Agreement.

          "EBITDA" of the Borrower and its Subsidiaries for any period shall
           ------
     mean, determined on a combined basis in accordance with GAAP, the sum of
     (i) the Net Income from operations of the Borrower and its Subsidiaries for such period, without giving effect to (x) any extraordinary or non-recurring gains (losses) (not in the ordinary course of business) or (y) other gains (losses) from the sale of assets (other than the sale of Inventory in the ordinary course of business); plus (ii) to the extent that
                                                    ----
     any of the items referred to in any of clauses (A) through (C) below were deducted in calculating such Net Income: (A) Interest Expense of the Borrower and its Subsidiaries for such period; (B) management related expenses of the Borrower, its Subsidiaries and the Managing General Partner with respect to their operations for such period (such as, by way of example, tax, legal and audit expenses and directors' fees of the corporation which is the managing general partner of the Managing General Partner, which directors' fees shall not exceed $100,000 (plus cost of living increases not to exceed 5%; per annum) in the aggregate for any one calendar year); and (C) the amount of all non-cash charges (including, without limitation, depreciation and amortization and non-cash charges relating to the Management Option Plan) of the Borrower and its Subsidiaries for such period; minus (plus) (iii) the amount of all non-cash gains (losses) included in determining such Net Income for such period.

          "Employee Plan" shall mean an "employee benefit plan" as defined in
           -------------
     Section 3(3) of ERISA other than a Multiemployer Plan, which is maintained for, or contributions are made on behalf of, employees of (i) any Credit Party or (ii) any ERISA Affiliate.

          "Environmental Law" shall mean the Comprehensive Environmental
           -----------------
     Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, any "Superfund" or "Superlien" law, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended, the Clean Air Act, as amended, the Toxic Substances Control Act, as amended, and any other Federal, state, or local statute, rule, regulation, ordinance, interpretation, order, judgment, or decree, as now or at any time hereafter amended or in effect and applicable to the Borrower and its Subsidiaries, regulating, relating to or imposing liability or standards of conduct concerning the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Hazardous Materials, or air emissions, water discharges, noise emissions, or otherwise concerning the protection of the outdoor or indoor environment.

          "ERISA" shall mean, at any date, the Employee Retirement Income
           -----
     Security Act of 1974 and the regulations promulgated and rulings issued thereunder, all as the same shall be in effect at such date.

          "ERISA Affiliate" shall mean any Person that for purposes of Title I
           ---------------
     and Title IV of ERISA and Section 412 of the Code is (i) a member of the controlled group of, or under common control with (within the meaning of
                                                       -------
     Section 414 of the Code and the regulations promulgated and the rulings issued thereunder) any Credit Party (or, to the extent that the Bank has recourse to it under a Guaranty, any Guarantor), or (ii) solely for purposes of subsections 6.12, 7.9, 9(i) and 4.13 (except as otherwise specified in such subsections), a member of the controlled group of, or under common control with (within the meaning of Section 414 of the Code and the regulations promulgated and the rulings issued thereunder) CCI or any Credit Party (or, to the extent that the Bank has recourse to it under a Guaranty, any Guarantor); provided, that delivery by the Borrower of any
                                 --------
     (x) notice pursuant to subsection 6.12 or (y) representation or schedule pursuant to subsection 4.13 shall not, in and of itself, be construed as an admission that CCI is in a controlled group or under common control with any Credit Party (or such Guarantor) within the meaning of Section 414 of the Code and the regulations promulgated and the rulings issued thereunder.

          "ERISA Event" shall mean, with respect to any Credit Party or any
           -----------
     ERISA Affiliate and with respect to any Pension Benefit Plan subject to Title IV of ERISA or Section 412 of the Code, (a) a Reportable Event, (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, but only to the extent that such withdrawal results in the assessment of a material withdrawal liability with respect to any Credit Party or any ERISA Affiliate, (c) the failure to make required contributions which would result in the imposition of a Lien under Section 412 of the Code or Section 302 of ERISA, or (d) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan or to cause the imposition of any material liability on any Credit Party or any ERISA Affiliate under Title IV of ERISA.

          "Event of Default" shall mean any of the events specified in Section
           ----------------
     9, provided that any requirement for the giving of notice, the lapse of
        --------
     time, or both, or any other condition, event or act has been satisfied.

          "Exchange Notes" shall mean the promissory note(s) to be made by the
           --------------
     Borrower in favor of the Seller pursuant to Section 16.02 of the Partnership Agreement, substantially in the form of Exhibit A to the Partnership Agreement.

          "Exchange Note Subordination Agreement" shall mean the Exchange Note
           -------------------------------------
     Subordination Agreement, substantially in the form of Exhibit E-2, to be entered into among the Borrower, the Bank, the Senior Lenders and the Seller, as amended, supplemented or otherwise modified from time to time.

          "Executive Agreements" shall mean the executive compensation
           --------------------
     agreements between the Borrower and Muzak Management from time to time, and on the Closing Date shall mean the executive compensation agreements contained in Exhibit F attached hereto.

          "FCC" shall mean the Federal Communications Commission.
           ---

          "FCC Affiliates" shall mean at any time each General Partner,
           --------------
     Subsidiary, Guarantor, Music Holdings, MLP Communications Company and each General Partner of MLP Communications Company.

          "FCC Lease" shall mean those certain lease agreements between the
           ---------
     Borrower and MLP Communications Company for the leasing by the Borrower of channel capacity under the FCC Licenses in substantially the form attached hereto as Exhibit G.

          "FCC Licenses" shall mean the FCC licenses listed on Schedule 1.1(C),
           ------------
     and any and all other licenses, permits and authorizations which may hereafter be issued by the FCC to MLP Communications Company (or, if issued to the Borrower or any other FCC Affiliate, transferred (or required to be transferred) to MLP Communications Company pursuant to the terms of Section 9.7(d) of the Senior Credit Agreement).

          "FCC Rules" shall mean the FCC rules and regulations as set forth in
           ---------
     Title 47 of the Code of Federal Regulations, and the FCC's policies thereunder and under the Communications Act as in effect from time to time.

          "Financial Statements" shall have the meaning set forth in subsection
           --------------------
     5.10(a).

          "Fiscal Year" shall mean, with respect to the Borrower and its
           -----------
     Subsidiaries, a period beginning on the first day after the last day of the preceding "Fiscal Year" of the Borrower and ending on the next following December 31st, except, that, the Fiscal Year for 1992 of the Borrower and
                    ------  ----
     its Subsidiaries shall commence on the open of business on September 1, 1992 and end on December 31, 1992.

          "Fixed Charge Coverage Ratio" shall mean, for any Fiscal Year of the
           ---------------------------
     Borrower and its Subsidiaries on a combined basis, the ratio obtained by dividing (a) the difference of (i) EBITDA for such Fiscal Year, minus (ii)
                                                                     -----
     the sum of (x) Capital Expenditures plus (y) Distributable Income Taxes, in
                                         ----
     each case for such Fiscal Year, by (b) the sum of (i) scheduled mandatory principal payments on Indebtedness for Borrowed Money deducted under clause
     (D) of the definition of Excess Cash Flow (as defined in the Senior Credit Agreement) for such Fiscal Year, plus (ii) Cash Interest Expense for such
                                      ----
     Fiscal Year.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
     United States of America as in effect from time to time consistent with those applied in the preparation of the financial statements of such Person.

          "General Partners" shall mean the Managing General Partner and the
           ----------------
     Administrative General Partner.

          "German Licensee Shares" shall have the meaning set forth for such
           ----------------------
     term in the Purchase Agreement.

          "Government Body" shall mean any federal, state, local or foreign
           ---------------
     governmental authority or regulatory body, any subdivision, agency, commission or authority thereof or any quasi-governmental or private body exercising any governmental regulatory authority thereunder and any Person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

          "Governmental Permits" shall mean all licenses, franchises, permits,
           --------------------
     privileges, immunities, approvals, and other authorizations from a Governmental Body.

          "Governmental Rule" shall mean any statute, law, treaty, rule, code,
           -----------------
     ordinance, regulation, permit, certificate or order of any Governmental Body or any judgment, decree, injunction, writ, order or like action of any Governmental Body.

          "Guarantors" shall mean, at any time, each of the Borrower's present
           ----------
     or future Subsidiaries (other than (i) MLP Communications Company, (ii) prior to the third Business Day following the Closing Date, the Special Subsidiary owning assets in the State of Washington, (iii) prior to the thirty-fifth day following the Closing Date, the Special Subsidiary owning assets in the State of California, and (iv) prior to the date which is 190 days following the Closing Date, the Special Subsidiary owning assets in the State of New York and Melody, Inc. of Delaware), which shall, in each case, execute a Guaranty.

          "Guaranty" shall have the meaning set forth in subsection 6.18.
           --------

          "Hazardous Material" shall mean any pollutant, contaminant, chemical,
           ------------------
     or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so
                --------
     as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the applicable laws of any state
     --------  -------
     establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

          "Hedge Agreement" shall have the meaning set forth in clause (v) of
           ---------------
     the definition of Indebtedness.

          "Indebtedness" of any Person shall mean all items which, in accordance
           ------------
     with GAAP, would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet as at the date Indebtedness of such Person is to be determined and, in any event, shall include (without limitation and without duplication) (i) all Indebtedness for Borrowed Money of such Person; (ii) any liability of such Person secured by any Lien on property owned or acquired by such Person, whether or not such liability shall have been assumed; (iii) all Contingent Obligations of such Person; (iv) the Earn-Out Payment; and (v) all obligations (other than obligations to pay fees in connection therewith) of such Person in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates (each, a "Hedge
                                                                        -----
     Agreement").
     ---------

          "Indebtedness for Borrowed Money" of any Person shall mean, without
           -------------------------------
     duplication, all Indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar evidences of Indebtedness of such Person, all obligations of such Person for the deferred and unpaid purchase price of any property, service or business (other than trade and other accounts payable incurred in the ordinary course of business and constituting Current Liabilities and the Earn-Out Payment at any time prior to the date it becomes due and payable), and all obligations of such Person under Capital Leases.

          "Indemnity Letter" shall mean the Indemnification Agreement between
           ----------------
     the Borrower and the Bank entered into in connection with the Option Agreement, substantially in the form of Exhibit L, as the same may be amended, supplemented or otherwise modified.

          "Independent Franchise Affiliate" shall mean any party (other than the
           -------------------------------
     Borrower) to a franchise agreement with the Borrower in which the Borrower has no equity interest.

          "Intellectual Property" shall mean the "Proprietary Rights" (as such
           ---------------------
     term is defined in the Purchase Agreement) acquired by the Borrower from the Seller in the Acquisition, and all similar property hereafter acquired, including, without limitation, all trademarks, tradenames, trade secrets, servicemarks, patents and licenses (other than the FCC Licenses) acquired by the Borrower from the Seller on the Closing Date or hereafter acquired by the Borrower or any Subsidiary.

          "Interest Coverage Ratio" shall mean, for any four consecutive fiscal
           -----------------------
     quarter period, the ratio obtained by dividing (a) EBITDA of the Borrower and its Subsidiaries on a combined basis minus Capital Expenditures for such fiscal period, by (b) Cash Interest Expense for such fiscal period.

          "Interest Expense" shall mean, with respect to any Person for any
           ----------------
     fiscal period, the excess, if any, of (i) cash interest expense of such Person during such period determined in accordance with GAAP, and shall include in any event, without limitation, interest expense with respect to Indebtedness for Borrowed Money over (ii) interest income of such Person for such period.

          "Interest Payment Date" shall mean (i) the twentieth day of March and
           ---------------------
     September in each year, commencing March 20, 1993 and (ii) the Termination Date.

          "Inventory" of any Person shall mean any and all inventory, raw
           ---------
     materials, work-in-process and finished products of such Person, now or hereafter acquired, intended for sale or lease or to be finished under contracts of service in the ordinary course of business of such Person, of every kind and description, in the custody or possession, actual or constructive, of such Person including such inventory as is temporarily out of the custody or possession of such Person.

          "Joint Venture" shall mean a joint venture, partnership or other
           -------------
     similar arrangement, whether in corporate, partnership or other legal form.

          "Latest Projections" shall have the meaning set forth in subsection
           ------------------
     5.29.

          "Lease" shall mean each lease or sublease of real property existing on
           -----
     the date hereof under which the Borrower or any of its Subsidiaries is the lessee or sublessee and each future lease or sublease of real property under which the Borrower or any of its Subsidiaries is the lessee or sublessee.

          "Lien" shall mean any lien, mortgage, pledge, security interest or
           ----
     other type of charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any financing statement filed in respect of any of the foregoing. For the purposes of this Agreement, a Credit Party shall be deemed to be the owner of any property which it has placed in trust for the benefit of the holder of Indebtedness of such Credit Party which Indebtedness is deemed to be extinguished under GAAP but for which such Credit Party remains legally liable, and such trust shall be deemed to be a Lien.

          "Limited Partners" shall mean and include the Class A-1 Limited
           ----------------
     Partners, Class A-2 Limited Partners, Class B Limited Partners and Class C Limited Partners, each being limited partners of the Borrower.

          "Loan" shall have the meaning ascribed thereto in the Recitals.
           ----

          "Loan Documents" shall be the collective reference to this Agreement,
           --------------
     the Note, the Guaranties and each Subordination Agreement.

          "Management Notes" shall mean, collectively, promissory notes in an
           ----------------
     aggregate principal amount not to exceed $600,000, in substantially the form attached hereto as Exhibit H, representing indebtedness payable to the Borrower by certain members of Muzak Management with respect to loans made by the Borrower on the Closing Date to facilitate the purchase of Class B Partnership Interests, which management notes shall have a final maturity of not later than the fourth anniversary of the Closing Date, all as reflected on Schedule 1.1(E).

          "Management Option Plan" shall mean that Management Option Plan of the
           ----------------------
     Borrower relating to Muzak Management and attached hereto as Exhibit I, as such plan may be amended, modified or supplemented from time to time in accordance with the terms thereof and subsection 7.10.

          "Managing General Partner" shall mean MLP Acquisition, L.P., a
           ------------------------
     Delaware limited partnership, and the sole managing general partner of the Borrower.

          "MAS" shall have the meaning set forth in subsection 4.15.
           ---

          Material Adverse Effect" shall mean (a) a material adverse effect upon
          -----------------------
     the business, operations, properties, liabilities, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole (or such other Person as may be specified) or (b) the legal impairment of the ability of the Borrower or any Credit Party to perform its material obligations under any Loan Document to which it is a party.

          "MicroSpace" shall mean MicroSpace Communications Corporation, a North
           ----------
     Carolina Corporation.

          "MLP Communications Company" shall mean MLP Communications Company, a
           --------------------------
     general partnership of which MLP Acquisition, L.P. and MLP Administration Corp. are the general partners.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
           ------------------
     Section 40 01(a)(3) of ERISA maintained or contributed to for employees of
     (i) any Credit Party or (ii) any ERISA Affiliate.

          "Music Holdings" shall mean Music Holdings Corp., a Delaware
           --------------
     corporation and the sole general partner of the Managing General Partner.

          "Muzak Management" shall mean the full-time members of operating
           ----------------
     management of the Borrower from time to time, and on the Closing Date "Muzak Management" shall mean the persons listed on Schedule 1.1(D).

          "Net Income" shall mean, for any fiscal period, the net income (or net
           ----------
     loss) of the Borrower and its Subsidiaries on a combined basis as determined in accordance with GAAP, provided, that, in no event shall
                                         --------  ----
     Distributable Income Taxes be subtracted from income in the determination of Net Income hereunder.

          "Net Worth" of the Borrower and its Subsidiaries shall mean, at any
           ---------
     time, the total of all assets appearing on a combined balance sheet of such Persons prepared in accordance with GAAP, minus (i) the total of all
                                               -----
     liabilities
     appearing on such combined balance sheet at such time, minus (ii)
                                                            -----
     Distributable Income Taxes relating to the fiscal period being measured at such time.

          "Non-Competition Agreement" shall mean the Non-Competition Agreement
           -------------------------
     dated as of the Closing Date among the Seller, Field/Muzak, Inc., The Field Corporation, the Borrower and the other parties thereto, as amended, supplemented or otherwise modified from time to time.

          "Note" shall have the meaning ascribed thereto in the Recitals.
           ----

          "Obligations" shall mean all obligations, liabilities and indebtedness
           -----------
     of every nature of the Borrower from time to time owed to the Bank under the Loan Documents including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, provided, however, that "Obligations" shall not
                            --------  -------
     include any amounts due or owing (or otherwise claimed to be due or owing) to the Bank solely by virtue of and arising from its ownership of or right to own Partnership Interests.

          "Option Agreement" shall mean the Option Agreement, dated as of the
           ----------------
     date hereof, between the Borrower and the Bank, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

          "Participant" shall have the meaning ascribed thereto in subsection
           -----------
     10.6(b).

          "Partners" shall mean the General Partners, the Limited Partners, and
           --------
     the other holders of Partnership Interests from time to time.

          "Partnership Agreement" shall mean the Amended and Restated Agreement
           ---------------------
     of Limited Partnership of the Borrower, dated as of September 4, 1992, as amended, supplemented or otherwise modified from time to time.

          "Partnership Interests" shall mean any issued and outstanding
           ---------------------
     interests in the Borrower owned on a given date by the Partners, including, without limitation, any interest in the Borrower acquired pursuant to the Management Option Plan.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
           ----
     successor thereof under ERISA.

          "Pension Benefit Plan" shall mean any Employee Plan which is an
           --------------------
     "employee pension benefit plan," as defined in Section 3(2) of ERISA.

          "Permitted Encumbrances" shall mean the following types of Liens:
           ----------------------

               (a) Liens for taxes, assessments or other governmental charges or levies, provided, that payment thereof shall not at the time be
                     --------
          required in accordance with the provisions of subsection 6.2;

               (b) statutory Liens of landlords, carriers, warehousemen, mechanics, vendors, workmens, materialmen and other similar liens imposed by law that are incurred in the ordinary course of business for sums in the aggregate not exceeding (i) $500,000 prior to the fifth anniversary of the Closing Date or (ii) $750,000 thereafter and not more than thirty (30) days delinquent or that are being contested in good faith;

               (c) Liens incurred or deposits or pledges made in the ordinary course of business to secure workers' compensation, unemployment and other insurance and other types of social security obligations, statutory obligations, surety, stay and appeal bonds, bids, tenders, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (d) Liens arising out of judgments or awards (other than any judgment described in Section 9(k)) in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided it shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

               (e) zoning restrictions, easements, licenses, rights-of-way, restrictions, and other similar charges or encumbrances on the use of real property or other minor irregularities in title thereto, which do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and do not lessen in any material respect the value of such property being encumbered;

               (f) Liens in favor of the Senior Lenders pursuant to the Senior Loan Documents;

               (g) purchase money mortgages or other purchase money Liens (including, without limitation, Capital Leases) upon any fixed or capital assets hereafter acquired, or purchase money mortgages (including, without limitation, Capital Leases) on any such assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as (i) any such Lien does not extend to or cover any other asset of the Borrower or any of its Subsidiaries, (ii) such Lien secures the obligation to pay the purchase price of such asset (or the obligation under such Capital Leases) and interest thereon only, and (iii) such Lien arises under a Capital Lease incurred in accordance with subsection 7.1;

               (h)  Liens existing on the date hereof to the extent set forth on
          Schedule 1.1(A) and any renewals thereof, but not any increase in amount thereof and not any extension thereof to other property;

               (i) unperfected Liens arising by operation of law under Article 2 of the UCC in favor of unpaid sellers or prepaying buyers of goods relating to amounts that are not past due in accordance with their respective terms of sale; and

               (j)  other Liens for sums in the aggregate not exceeding
          $500,000.

          "Permitted Indebtedness" shall have the meaning set forth in
           ----------------------
     subsection 7.3.

          "Person" shall mean an individual, a partnership, a corporation, an
           ------
     association, a business trust, a joint stock company, a trust, an unincorporated organization or other entity, a joint venture, a trade or business, a government or any agency or political subdivision thereof or any other entity of whatever nature.

          "Prior Indebtedness" shall mean the indebtedness of the Seller, which
           ------------------
     is to be paid on the Closing Date.

          "Pro Forma" shall mean the unaudited balance sheet of the Borrower and
           ---------
     its Subsidiaries (with accompanying notes) as of the Closing Date after giving effect to the Related Transactions. The Pro Forma is annexed hereto as Schedule 1.1(B).

          "Purchase Agreement" shall have the meaning set forth in the preamble
           ------------------
     to this Agreement.

          "Purchase Documents" shall mean the Purchase Agreement, the Disclosure
           ------------------
     Schedules, the Bill of Sale, the form of Earn-out Note, the Non-Competition Agreement, the Torrance

     Note and all other documents executed in connection with the Acquisition.

          "Purchasing Noteholder" shall have the meaning ascribed thereto in
           ---------------------
     subsection 10.6(c).

          "Receivables" shall mean and include all accounts, contract rights,
           -----------
     instruments, documents, chattel paper and general intangibles, whether secured or unsecured, now existing or hereafter created, of the Credit Parties and whether or not specifically sold or assigned to the Agent (as defined in the Senior Credit Agreement) or the Senior Lenders.

          "Reference Projections" shall have the meaning set forth in subsection
           ---------------------
     5.29.

          "Register" shall have the meaning ascribed thereto in subsection
           --------
     10.6(d).

          "Related Transaction Documents" shall mean the Purchase Documents, the
           -----------------------------
     Loan Documents, the Barclays Partnership Documents, the Partnership Agreement, the Subordinated Indebtedness Documents, the Senior Loan Documents and any other documents executed in connection therewith.

          "Related Transactions" shall mean the Acquisition, the execution and
           --------------------
     delivery of the Related Transaction Documents, the funding of the Term Loan and each borrowing of the Revolving Loans on the Closing Date, the funding of the Loan, the repayment of the Prior Indebtedness and the payment of all fees, costs and expenses associated with all of the foregoing.

          "Release" shall mean any releasing, spilling, leaking, seepage,
           -------
     pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, as defined by Environmental Law. The meaning of the term shall also include any Threatened Release, as defined by Environmental Law.

          "Reportable Event" shall have the meaning set forth in Section 4043(b)
           ----------------
     of ERISA, and the regulations thereunder, as to which the PBGC has not by regulation waived the notice requirement of Section 4043(a) of ERISA.

          "Required Consents" shall mean those consents listed on Schedule 8.8
           -----------------
     to the Purchase Agreement.

          "Revolving Loan" shall have the meaning ascribed thereto in the Senior
           --------------
     Credit Agreement.

          "Seller" shall have the meaning set forth in the preamble to this
           ------
     Agreement.

          "Senior Credit Agreement" shall mean the (1) Credit Agreement, dated
           -----------------------
     as of the Closing Date, among the Borrower, the Lenders listed therein and UBS, as agent for such lenders and the other financial institutions now or hereafter parties thereto, as originally in effect (the "Original Senior Credit Agreement"), (2) all modifications, amendments, supplements or replacements of the Original Credit Agreement ("Amendments"), (3) any agreement evidencing Indebtedness of the Borrower all or a portion of the proceeds of which are used to refinance any Indebtedness incurred pursuant to such Credit Agreement or any previous refinancing thereof, in each case, as modified, amended, supplemented or replaced from time to time ("Refinancings", and together with the Original Credit Agreement and the Amendments, the "Amended Credit Agreement"), and (4) any agreement (as amended, modified or supplemented from time to time, a "New Credit Agreement") which, following the termination and satisfaction in full of all agreements referred to in clauses (1), (2) and (3) above, creates Indebtedness which states that it is "Senior Indebtedness" by reference to this Agreement (the agreements referred to in clauses (1), (2), (3) and (4) above, being the "Combined Senior Credit Agreements"), except to the extent that:

          (i) the aggregate amount of Indebtedness incurred and permitted to be incurred under the Amended Credit Agreement exceeds at any time the sum of (A) the sum of (i) the original outstanding amount of the term loan under the Original Credit Agreement on the Closing Date plus (ii) the maximum amount of the revolving credit loan commitments under the Original Credit Agreement on the Closing Date less (iii) all scheduled payments of principal of the term loan actually made by the Borrower through such time under the Amended Credit Agreement but only to the extent that any such payment (or portion thereof) would have become due and payable through such time under Section 3.1(a) of the Original Credit Agreement plus (B) the amount by which (i) $7,000,000, exceeds
          (ii) the amount of all (x) increases in term loan borrowings, over the amount thereof which was scheduled to be outstanding at such time under Section 3.1(a) of the Original Credit Agreement, and (y) revolving commitments over the amount of the revolving loan commitment under the Original Credit Agreement as in effect on the Closing Date, in each case, made pursuant to any Amendments or Refinancings through such time,

          (ii) the aggregate amount of revolving credit loans incurred and permitted to be incurred at any time pursuant to the Amended Credit Agreement exceeds $13,000,000, or

          (iii) the aggregate amount of term loans incurred and permitted to be incurred at any time under the Amended

          Credit Agreement exceeds the sum of (A) the original outstanding amount of the term loan under the Original Credit Agreement on the Closing Date less all scheduled payments of principal of the term loan actually made by the Borrower through such time under the Amended Credit Agreement but only to the extent that any such payment (or portion thereof) would have become due and payable through such time under Section 3.1(a) of the Original Credit Agreement plus (B) the amount by which (i) $5,000,000 exceeds (ii) all increases in term loan borrowings, over the amount thereof which was scheduled to be outstanding at such time under Section 3.1(a) of the Original Credit Agreement, made pursuant to any Amendments and Refinancings through such time, provided, however, that, notwithstanding the foregoing, at any time,
     --------  -------
     including, without limitation, following the scheduled maturity date under the Original Credit Agreement, the Combined Senior Credit Agreements shall constitute the "Senior Credit Agreement" so long as (A) the aggregate amount of Indebtedness outstanding thereunder at such time does not exceed $23,000,000, (B) the amount of Indebtedness constituting term loans outstanding thereunder at such time does not exceed $15,000,000 and (C) the amount of revolving credit loans outstanding and permitted to be outstanding thereunder at such time does not exceed $13,000,000; provided,
                                                                      --------
     further, that the Combined Senior Credit Agreements shall
     -------
     in any event constitute the "Senior Credit Agreement" to the extent that the Indebtedness and commitments outstanding thereunder do not exceed any of the limitations set forth above in this definition and the amount of any excess shall not constitute Senior Indebtedness.

          "Senior Debt Holders" shall mean, at any time, the holders of Senior
           -------------------
     Indebtedness at such time.

          "Senior Indebtedness" shall mean (i) the principal of (x) all
           -------------------
     Indebtedness, now existing or hereafter created, of the Borrower under or evidenced by the Senior Credit Agreement or the Notes (as defined in the Senior Credit Agreement) from time to time issued in connection therewith in aggregate amounts of term loans and revolving credit loans incurred or to be incurred not exceeding the amounts set forth in the definition of "Senior Credit Agreement" (including, without limitation, the contingent obligation of the Borrower in respect of any letters of credit issued pursuant thereto) and (y) Indebtedness for Borrowed Money of the Borrower (other than that issued pursuant to the Senior Loan Documents and other than the Exchange Notes, the Earn-Out Note and Indebtedness permitted pursuant to Section 10.3(b) or (i) of the Senior Credit Agreement as originally in effect) and Indebtedness of the Borrower in respect of Hedge Agreements, in each case to the extent permitted by the terms of the Senior Credit Agreement as originally in effect; (ii) all interest with respect to principal described in the foregoing clause (i) and obligations described in clause (iii) of this definition (including, without limitation, any interest accruing subsequent to the commencement of any proceeding against or with respect to the Borrower under the Bankruptcy Code or any other proceedings in insolvency, bankruptcy, receivership, reorganization, dissolution, assignment for the benefit of creditors or other similar case or proceeding whether or not such interest constitutes an allowed claim in any such proceeding); and
     (iii) all other obligations, including all Lender Debt (as defined in the Senior Credit Agreement), now existing or hereafter arising under the Senior Credit Agreement, including, without limitation, premiums, commitment, agency and other fees, expenses (including reasonable attorney's fees and disbursements payable thereunder or in connection therewith) and indemnities payable thereunder.

          "Senior Lenders" shall mean the parties listed as lenders from time to
           --------------
     time under the Senior Credit Agreement, or any successor or additional lender under the Senior Credit Agreement.

          "Senior Loan Documents" shall be the collective reference to the
           ---------------------
     Senior Credit Agreement, each Security Document, each Guaranty, the Notes, each Letter of Credit, each Letter of Credit Agreement, each Borrower's Certificate, each Borrowing Base Certificate, each landlord's Certificate and each Hedge Agreement (each, as defined in the Senior Credit Agreement) and any amendments, replacements, supplements and modifications thereto from time to time permitted pursuant to the definition of "Senior Credit Agreement".

          "Solvent" and "Solvency" shall mean, with respect to any Person on a
           -------       --------
     particular date, that on such date, (a) the fair saleable value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

          "Special Subsidiaries" shall mean (a)(i) Melody Washington
           --------------------
     Partnership, a Washington general partnership, (ii) Melody California Partnership, a California general partnership, and (iii) Melody New York Partnership, a New

     York general partnership, each of whose partnership interests are wholly-owned by the Borrower and Melody, Inc. of Delaware, a Delaware corporation, and (b) Melody, Inc. of Delaware, a Delaware corporation and wholly-owned Subsidiary

          "Specified Transactions" shall mean and include: (1) non-cash payments
           ----------------------
     of distributions on the Class C Partnership Interests; (2) the conversion of the Class C Partnership Interests into Exchange Notes pursuant to
     Section 16.02 of the Partnership Agreement and the accrual of non-cash interest thereon; (3) the issuance of Earn-Out Notes pursuant to Section
     2.5 of the Purchase Agreement and the accrual of non-cash interest thereon;
     (4) the issuance and exercise of Class B Partnership Interest options, and the issuance of Class B Partnership Interests upon the exercise thereof, to Muzak Management pursuant to the Management Option Plan; (5) the issuance of the Management Notes; (6) the issuance of Class A-2 Partnership Interests to the Bank or any Affiliate pursuant to the Option Agreement;
     (7) the issuance of up to 300,000 Class A-2 Partnership Interests to a Senior Lender other than UBS within 30 days following the Closing Date,;
     (8) the purchase by the Borrower of Class B Partnership Interests from former members of Muzak Management (or their permitted transferees) and the settlement of options held by Muzak Management, in each case for cash (only if no Default or Event of Default is continuing or would occur as a result of making such cash payment and subject in all cases to the prior or simultaneous payment of all amounts due from the applicable employee under his or her respective Management Notes, which Management Notes shall be satisfied in full prior to any payment of any cash in respect of the settlement of options or purchase of Class B Partnership Interests from such employee) (provided, that to the extent any member of Muzak
                     --------  ----
     Management, within 20 days of the settlement in cash of his or her options, utilizes such cash to purchase Class B Partnership Interests in the Borrower, such cash amount need not be applied to such person's Management Notes) or in "Permitted Securities" (as defined in the Partnership Agreement) and (9) so long as no Default or Event of Default is continuing, a loan or loans by the Borrower to the Administrative General Partner of funds pursuant to Section 11.14(d) of the Partnership Agreement (as in effect on the Closing Date).

          "Subordinated Indebtedness" shall mean all Indebtedness of the
           -------------------------
     Borrower or any of its Subsidiaries pursuant to the Exchange Notes and the Earn-Out Note.

          "Subordinated Indebtedness Documents" shall mean all documents and
           -----------------------------------
     agreements executed in connection with Subordinated Indebtedness, including, without limitation, the Exchange Notes, the Earn-Out Note and the Subordination Agreements, but excluding the Purchase Documents (other than the Earn-out Note and the Exchange Notes) and the Partnership Agreement.

          "Subordinated Obligations" shall have the meaning ascribed thereto in
           ------------------------
     subsection 8.1.

          "Subordination Agreements" shall mean the Exchange Note Subordination
           ------------------------
     Agreement and the Earn-Out Note Subordination Agreement.

          "Subsidiary" of any Person shall mean (a) any corporation of which
           ----------
     more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by a Person and/or one or more of its Subsidiaries, and (b) any partnership in which a Person and/or one or more Subsidiaries of such Person shall have a general partnership interest or any other interest (whether in the form of voting or participation in profits or capital contribution), in each case of more than fifty percent (50%). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Supervisory Policy" shall have the meaning set forth in subsection
           ------------------
     7.4(b)(iii).

          "Term Loan" shall have the meaning ascribed thereto in the Senior
           ---------
     Credit Agreement.

          "Termination Date" shall mean the earlier of (i) the date on which the
           ----------------
     Loan has been paid in full and all obligations of the Borrower in connection therewith and herewith have been satisfied and (ii) September 4, 2002.

          "Third Party" shall mean any person other than the Borrower or any of
           -----------
     its Subsidiaries.

          "Torrance Note" shall mean the subordinated promissory note made by
           -------------
     the Borrower in favor of Mark Torrance on December 31, 1986, as modified by those certain note modification agreements dated as of January 21, 1987 and July 10, 1989, in substantially the form attached hereto as Exhibit K.

          "Transfer" shall mean sell, transfer, assign, convey, lease and/or
           --------
     deliver (other tenses of the term have similar meaning) or sale, transfer, assignment, conveyance, lease and/or delivery, as indicated by the context.

          "Transfer Event" shall mean (i) a Transfer of substantially all of the
           --------------
     assets of the Borrower, (ii) a change in control of the board of directors of the general partner of the Managing General Partner pursuant to which any single Person other than an Affiliate of the Borrower on the Closing Date acquires control of such board of directors or (iii) the Transfer to a single entity of at least 51% or more of (x) the voting equity interests in the Borrower (or any parent of the Borrower or the Managing General Partner) or (y) the aggregate voting and nonvoting equity or partnership interests in the Borrower (or any parent of the Borrower or the Managing General Partner), in each case, whether by sale, merger or consolidation to any single Person or two or more Persons which are Affiliates of each other (provided that such two or more Affiliated Persons
                               --------
     would be considered to be acting in concert as a "group" for purposes of
     Section 13(d) of the Securities Exchange Act of 1934, for purposes hereof treating such voting equity interests as if such voting equity interests were equity securities in respect of which a Schedule 13D would be required to be filed with the Securities and Exchange Commission as if the requisite percentage and other threshold conditions to such filing were satisfied) (other than a pledge of the voting equity interests in the Borrower to the Senior Lenders); provided, however, that a "Transfer Event" shall not
                      --------  -------
     include (i) a change of control of CCI or Centre Partners or their successors (unless at the time of such change of control, substantially all the operating assets of CCI or Centre Partners directly or indirectly, consist of assets of Buyer; (ii) any Transfer of the voting equity interests in the Borrower or CCI or the Managing General Partner to each other and/or to an affiliate or one or more partners of CCI, the Managing General Partner or Centre Partners, or (iii) a Transfer of substantially all of the assets of the Borrower in connection with an incorporation of the Borrower and its business and assets in accordance with the provisions of the Partnership Agreement and subsection 7.5(h).

          "UBS" shall mean Union Bank of Switzerland, New York Branch.
           ---

          "UCC" shall mean the Uniform Commercial Code (or any successor
           ---
     statute) as in effect on the date hereof in the State of New York.

          "Wholly-Owned Subsidiary," as applied to any Person, shall mean each
           -----------------------
     Subsidiary in which such Person or one or more Wholly-Owned Subsidiaries of such Person owns all of the outstanding capital stock or equity interests.

          "Working Capital" shall mean at any time, all accounts, prepaid
           ---------------
     expenses and other Current Assets of the Borrower and its Subsidiaries, excluding cash, at such time, minus Current Liabilities of the Borrower and
                                   -----
     its Subsidiaries at such time.

                                                                              26
          "Written Notice" and "in writing" shall mean any form of written
           --------------       ----------
     communication or a communication by means of telex, telecopier device, telegraph or cable.

          1.2  Other Definitional Provisions.  (a) Unless otherwise defined
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the Note, any other Loan Document, any Barclays Partnership Document or any certificate, report or other document made or delivered pursuant hereto or thereto.

          (b) As used herein, in the Note, any other Loan Document, any Barclays Partnership Document and in any certificate, report or other document made or delivered pursuant hereto or thereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

          (c) The words "hereof," "herein," "hereunder" and "hereto" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, as the case may be; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

          (d) If any changes in accounting principles from those used in the preparation of the Financial Statements referred to in subsection 5.10(a) are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating a Credit Party's financial condition and results of operations shall be the same after such changes as if such changes had not been made.

          SECTION 2. LOAN FACILITY
                     -------------

          2.1  The Loan.  Subject to the terms and conditions hereof, the Bank
               --------
hereby agrees to make the Loan to the Borrower on the Closing Date in the principal amount of $7,500,000.

          2.2 Procedure for Borrowing.  The Borrower shall give irrevocable
              -----------------------
written notice to the Bank prior to 10:00 A.M., New York City time, on the Closing Date of its intention to borrow the amount of the Loan, which notice shall state that the Bank shall make payment to the Borrower by wire transfer to a specified account of the Borrower designated in such notice. If the terms and conditions hereof have been met to the satisfaction of the Bank on the Closing Date, the Bank shall transmit the amount of $7,500,000, in Dollars, to the Borrower in the manner specified by the Borrower in such notice.

          2.3  The Note.  The Note shall be (a) payable to the order of the
               --------
Bank, (b) dated the Closing Date and (c) stated to mature in three consecutive installments as follows:

        September 4, 2001                $2,500,000

        March 4, 2002                    $2,500,000

        September 4, 2002                $2,500,000

On September 4, 2002, the full principal amount of the Loan then outstanding shall be due and payable together with all accrued but unpaid interest, fees and other amounts due and payable hereunder. The Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in subsection 3.1. Interest on the Note shall be payable as specified in subsection 3.1.


          SECTION 3.  INTEREST RATE PROVISIONS; PAYMENTS;
                      -----------------------------------
                      OPTIONAL PREPAYMENTS; FEES; ORIGINAL
                      ------------------------------------
                      ISSUE DISCOUNT
                      --------------

          3.1  Interest Rates and Payment Dates. (a) The Loan shall bear
               --------------------------------
interest on the unpaid principal amount thereof for the period from and including the Closing Date to but excluding the Termination Date, at a fixed rate per annum equal to 12.5%, calculated on the basis of a 365-day year for the actual days elapsed.

          (b) If all or a portion of the principal amount of the Loan or any other amount payable under this Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue principal amount or other amount shall bear interest at a rate per annum which is 2% above the rate otherwise applicable thereto from the date of such non-payment until paid in full (as well after as before judgment).

          (c) Interest shall be payable semi-annually in arrears on each Interest Payment Date and upon payment in full of the Loan.

          3.2  Optional Prepayments.  The Borrower shall have the right at any
               --------------------
time to prepay the outstanding Loan either in whole or part, provided that, any
                                                             --------
such prepayment made prior to the fourth anniversary of the Closing Date shall be accompanied by a premium equal to the percentage of the principal amount of the Loan or portion thereof to be prepaid set forth below for the period in which such prepayment is made:

                    Period                          Percentage
     -------------------------------------          ----------
     September 4, 1992 - September 3, 1993              4%
     September 4, 1993 - September 3, 1994              3%
     September 4, 1994 - September 3, 1995              2%
     September 4, 1995 - September 3, 1996              1%

Notwithstanding the immediately preceding sentence, no such premium shall be payable by the Borrower with respect to (a) a prepayment of all of the Loan occurring in connection with (i) a merger or consolidation of the Borrower with or into another entity, (ii) a sale by the Borrower of all or substantially all of its assets or the partnership interests or stock of the Subsidiaries and
(iii) a sale of all or substantially all of the partnership interests or stock of the Borrower and (b) a prepayment of the Loan in whole or in part (i) occurring in connection with a public offering by the Borrower of its partnership interests or stock for net proceeds in an amount not less than the amount of such prepayment of the Loan and (ii) with the proceeds of internally generated funds. Any optional prepayment of the Loan shall be made upon at least 10 Business Days' prior notice to the Bank, be in the aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, shall be applied pro rata to the then remaining installments of the Loan. No prepayment
        --- ----
of the Loan shall be made without the written consent of the Senior Lenders unless such consent is not required pursuant to the Senior Credit Agreement or all Senior Indebtedness made pursuant to the Senior Loan Documents shall have been repaid in full or shall be repaid simultaneously with the prepayment of the Loan and the commitments thereunder shall have terminated.

          3.3  Payments.  All payments (including prepayments) by the Borrower
               --------
to the Bank hereunder, whether on account of the principal of or interest on the Loan, or any other fees or payments due hereunder, as the case may be, shall be made, without set-off or counterclaim, to the Bank at the Bank's office at 75 Wall Street, New York, New York 10265, in Dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and in the case of any payment of principal on the Loan, interest thereon shall be payable at the applicable rate during such extension.

          3.4  Facility Fee.  The Borrower agrees to pay to the Bank a facility
               ------------
fee of $187,500, of which $25,000 has been paid and the balance shall be payable on the Closing Date.

          3.5  Use of Proceeds.  The Borrower will use the proceeds of the
               ---------------
issuance of the Note hereunder to finance the Acquisition, pay for certain covenants not to compete and to pay related costs and expenses.

          3.6  Original Issue Discount.  For purposes of Section 1273(c)(2) of
               -----------------------
the Code, the Borrower and the Bank agree that the issue price of the Note is equal to 86.9721% of the principal amount of the Note and that the sum of $977,089 therefore shall be treated as Original Issue Discount for purposes of Sections 1272 et. seq. of the Code.

          SECTION 4. REPRESENTATIONS AND WARRANTIES
                     ------------------------------

          In order to induce the Bank to enter into this Agreement and the Barclays Partnership Documents and to make the Loan hereunder, the Borrower hereby represents and warrants to the Bank that (assuming that the Acquisition, if it becomes effective, and the making of the Loan by the Bank, if made, occur simultaneously on the Closing Date):

          4.1  Limited Partnership and Corporate Status.
               ----------------------------------------
(a) Each of the Borrower and the Managing General Partner is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower's principal place of business is at the address set forth in subsection 10.2. Each non-corporate Subsidiary of the Borrower is (or, upon creation pursuant to the terms of subsection 7.12, will be) a general or limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, and with its principal place of business is at the address, set forth on Schedule
4.1 in respect of such Subsidiary. Each of the Borrower, the Managing General Partner and the non-corporate Subsidiaries has all requisite partnership power and authority to own and operate its properties, to carry on its business in the manner and in the places now being conducted and as contemplated to be conducted after giving effect to the Acquisition and to carry out the Related Transactions.

          (b) All equity interests in the Borrower, each Subsidiary and the General Partners are owned as set forth on Schedule 4.1 (which shall be updated from time to time upon the formation of any new Subsidiary and delivered to the
Bank) and all such equity interests are free and clear of all Liens, except Liens in favor of the Senior Lenders, the Borrower to secure the Management Notes and restrictions on transfer of Partnership Interests set forth in the Partnership Agreement.

          (c) There are no outstanding options to purchase any partnership interest of any kind whatsoever in the Borrower, except as set forth in (i) the Management Option Plan and (ii) the Option Agreement and except for that certain letter between the Managing General Partner and UBS regarding the transfer of 300,000 units of Class A-2 Partnership Interests to a Senior Lender.

          (d) Each of Music Holdings and the Administrative General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect. Each of Music Holdings and the Administrative General Partner has all requisite corporate power to carry on its business as conducted prior to the consummation of the Acquisition and to execute, deliver and perform its obligations on behalf of the Borrower under each Loan Document and Barclays Partnership Document to which the Borrower is a party and each other Related Transaction Document.

          (e) Except for the Special Subsidiaries and with respect to the holding of the German Licensee Shares, none of the Credit Parties has any Subsidiaries other than as set forth in Schedule 4.1 (which shall be updated from time to time upon the formation of any new Subsidiary of the Borrower and delivered to the Bank), which Schedule 4.1 correctly sets forth the name of each such Subsidiary, its jurisdiction of incorporation or formation and a statement of the outstanding capitalization of each such Subsidiary as of the date of delivery of such Schedule 4.1. Melody New York Partnership has no assets other than assets with a fair market value not exceeding $2,000,000. Each corporate Subsidiary, if any, is (i) a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation with perpetual corporate existence, and has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage, and (ii) qualified as a foreign corporation and in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary except where failure to qualify would not have a Material Adverse Effect.

          4.2  Power and Authority.  (a) Each of the Credit Parties, the General
               -------------------
Partners and each general partner of each Credit Party other than the Borrower has the corporate or partnership power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Agreement, the other Loan Documents, the Barclays Partnership Documents and the other Related Transaction Documents, in each case, to which it is a party or, in the case of the General Partners or the general partner of each Credit Party other than the Borrower, which it will execute, deliver and perform in its capacity as general partner of the Borrower, the Managing General Partner or such other Credit Party, respectively, and all instruments and documents delivered by it pursuant thereto and hereto and each of the Credit Parties, the General Partners and the general partner of each Credit Party other than the Borrower has duly taken or caused to be duly taken all necessary corporate or partnership action, as the case may be, (including, without limitation, the obtaining of any consent of stockholders or partners required by law or its certificate of incorporation or by-laws or partnership agreement or any other constitutional document), to authorize the execution, delivery and performance of this Agreement, each other Loan Document, each Barclays Partnership Document and the other Related Transaction Documents, in each case, to which it is a party or, in the case of the General Partners or the general partner of each Credit Party other than the Borrower, or the general partner of each Credit Party other than the Borrower, which it will execute, deliver and perform in its capacity as general partner of the Borrower, the Managing General Partner, or such other Credit Party, respectively, and the instruments and documents delivered by it pursuant thereto and hereto. Each of this Agreement, the other Loan Documents, the Barclays Partnership Documents, the other Related Transaction Documents and each of the other instruments and documents executed and delivered by any of the Credit Parties, or the General Partners or the general partner of each Credit Party other than the Borrower pursuant hereto and thereto to which it is a party or in its capacity as general partner constitute a legal, valid and binding obligation of such Person, and is enforceable in accordance with its terms.

          (b) The Borrower has delivered to the Bank a complete and correct copy of the Subordinated Indebtedness Documents and the Senior Loan Documents and each of the representations and warranties given by the Borrower therein is true and correct in all material respects. The subordination provisions of the Subordinated Indebtedness Documents will be enforceable against the holders of such Subordinated Indebtedness by the holder of the Note which has not effectively waived the benefits thereof. All Obligations, including the obligations to pay principal of and interest on the Loan, constitute senior Indebtedness entitled to the benefits of subordination created by the Subordinated Indebtedness Documents. The principal of and interest on the Note and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Indebtedness of the Borrower. The Borrower acknowledges that the Bank is entering into this Agreement and is making the Loan in reliance upon the subordination provisions of the Subordinated Indebtedness Documents and this subsection 4.2.

          4.3  No Violation of Agreements.  (a) Except for the agreements listed
               --------------------------
on Schedule 4.3, none of the Credit Parties is in default under any Contractual Obligation (other than any Lease) to which any of them is a party or by which any of them may be bound except where such default would not have a Material Adverse Effect.

          (b) Neither the execution and delivery of this Agreement, the other Loan Documents, the Barclays Partnership Documents, the other Related Transaction Documents or any of the instruments and documents to be delivered pursuant hereto or thereto, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof, nor the execution, delivery and performance by the General Partners or by any other general partner of any Credit Party, in each case in its capacity as general partner, of this Agreement, the other Loan Documents, the Barclays Partnership Documents or the other Related Transaction Documents or any of such instruments or documents, nor compliance with the provisions hereof or thereof, will violate any provision of the certificate of incorporation or by-laws or partnership agreement, as the case may be, of any of the Borrower or any of its Subsidiaries or any of the General Partners or of any other general partner of any Credit Party or any law or regulation, or any order or decree of any court or governmental instrumentality, or, except as described on Schedule 4.3, will (i) conflict with, or result in the breach of, or constitute a default under, any Contractual Obligation to which the Borrower or any of its Subsidiaries, any of the General Partners or any other general partner of any Credit Party is a party or by which any of them or their respective properties may be bound or, (ii) except as permitted by subsection 7.2, result in the creation or imposition of any Lien upon any property of the Borrower or any of its Subsidiaries.

          4.4  No Litigation.  (a) Except as disclosed on Schedule 4.4, there
               -------------
are no actions, suits, or proceedings pending or, to the best knowledge of the Borrower, threatened against the General Partners, any of the Credit Parties or any of their respective Subsidiaries, before any court, arbitrator or Governmental Body which challenge the validity or propriety of the transactions contemplated under this Agreement, the other Loan Documents, the Barclays Partnership Documents, the Related Transaction Documents or the documents, instruments and agreements executed or delivered in connection herewith, therewith or related thereto, or which, if adversely determined, would result in any Material Adverse Effect.

          (b) None of the General Partners or Credit Parties is in default in any material respect under any applicable statute, rule, order, decree or regulation of any court, arbitrator or Governmental Body having jurisdiction over such General Partner or Credit Party.

          (c) No judgment, order, injunction or other similar restraint with respect to any General Partner, Credit Party or Subsidiary exists which prohibits the Acquisition, the financing thereof, or any of the other transactions contemplated hereby or in connection therewith or herewith.

          4.5  Title to Properties, Liens. (a) To the best knowledge of the
               --------------------------
Borrower, except as described on Schedule 4.5, each Credit Party and each of their respective Subsidiaries owns and has good and marketable title, subject to Permitted Encumbrances, to all its respective properties and assets reflected on its balance sheet and valid leasehold interests in the property it leases. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens.

          (b)  To the best knowledge of the Borrower, except as listed on
Schedule 4.5, each Lease described on Schedule 4.5 is in full force and effect, is valid and binding and is enforceable in accordance with its terms. To the best knowledge of the Borrower, except as described on Schedule 4.5, there exists no default by any Credit Party or by any other Person, under any provision of any Lease that would have a Material Adverse Effect. All real property owned by or leased to any Credit Party or any Subsidiary thereof is described on Schedule 4.5.

          4.6  Financial Statements and Condition.
               ----------------------------------

          (a) Except as disclosed on Schedule 4.6(A), the audited financial statements of the Seller as at and for the period ended December 31, 1991, including the related schedules and notes, certified by Arthur Andersen & Co. present fairly in accordance with GAAP (i) the financial position of the Seller as of the date of such balance sheet and (ii) the results of operations of the Seller for such period. Except as disclosed on Schedule 4.6(A), to the best of the Borrower's knowledge, (x) the Seller had no material direct or indirect contingent liabilities as of such date which are not reserved for in such balance sheet or which in accordance with GAAP would have to be included in footnotes to such balance sheet except to the extent of those disclosed in the foregoing audited financial statements of the Seller as of and for the period ended December 31, 1991 and (y) all such financial statements have been prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved.

          (b) Except as disclosed on Schedule 4.6(A), to the best of the Borrower's knowledge, the unaudited financial statements of the Seller as at and for the period ended June 30, 1992, including the related schedules and notes, present fairly in accordance with GAAP (i) the financial position of the Seller as of the date of such balance sheet and (ii) the results of operations of the Seller for the period then ended, and, except as set forth on Schedule 4.6(A), since December 31, 1991, no event or change in the business or operations of the Seller has occurred that could have a Material Adverse Effect.

          (c) Except as disclosed on Schedule 4.6(B), the Borrower had no liabilities, contingent or otherwise, immediately prior to the Acquisition, except arising from or relating to the transactions contemplated under the Purchase Agreement or in respect of the financing thereof. The Bank has been furnished the Pro Forma. Upon giving effect to the Acquisition, none of the Credit Parties will have any material liabilities, contingent or otherwise, which are not referred to in such Pro Forma sheet or in the notes thereto and which are required to be disclosed therein in accordance with GAAP.

          (d) The Bank has been furnished projections of the future performance of the Borrower and its Subsidiaries. The projections and pro forma financial
                                                           --- -----
information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Bank that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results.

          (e) Except as disclosed on Schedule 4.6(A), no fact is known to any Credit Party which would have a Material Adverse Effect that has not been set forth in the financial statements referred to in paragraphs (a), (b) or (c) of this subsection 4.6 or disclosed herein or in the Disclosure Schedules or otherwise disclosed to the Bank in writing prior to the Closing Date.

          4.7  Intellectual Property.  Except as listed on Schedule 4.7, each of
               ---------------------
the Borrower and the Credit Parties possesses all the Intellectual Property and all other trademarks, trade names, copyrights, patents, licenses or rights in any thereof (including, without limitation, those listed on Schedule 4.7) which are adequate for the conduct of its business.

          4.8  Payment of Taxes.  Except to the extent permitted pursuant to
               ----------------
subsection 6.2, all material tax returns and reports of each of the Credit Parties and their respective Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon any of them and upon their respective properties, assets, income and franchises that are shown on such returns as due and payable have been paid when due and payable.

          4.9  Governmental Action.  No action of, or filing with, any
               -------------------
governmental or public body or authority (other than normal reporting requirements or filing as to Collateral under the provisions of the Senior Credit Agreement) is required to authorize, or is otherwise required in connection with, the execution, delivery or performance of this Agreement, the Guaranties, the Note, the other Loan Documents, the Barclays Partnership Documents, the other Related Transaction Documents or any of the instruments or documents to be delivered pursuant hereto or thereto, except for such actions or filings as have been made or will be made as contemplated by such agreements.

          4.10 Disclosure.  Neither the Schedules hereto, nor the financial
               ----------
statements referred to in subsection 4.6(a), (b) or (c), nor the certificates, statements, reports or other documents furnished to the Bank by or on behalf of any of Music Holdings, the General Partners or the Credit Parties in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement, any other Loan Document, any Barclays Partnership Document, any Senior Loan Document or any other Related Transaction Document, contains, at the time furnished, any untrue statement of a material fact or omits to state any material fact (in each case known to any such Person in the case of any document not prepared by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

          4.11  Regulation U.  None of the Credit Parties or any of their
                ------------
respective Subsidiaries owns any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the borrowings made hereunder will be used only for the purposes set forth in subsection 3.5. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute the Loan under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. None of the Credit Parties or any of their respective Subsidiaries or any agent acting in its behalf has taken or will take any action which is reasonably likely to cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 or any applicable state securities laws.

          4.12  Investment Company.  None of the Credit Parties or any of their
                ------------------
respective Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. (S)(S) 80a-1, et seq.). None of the transactions contemplated by this
                     -------
Agreement, the other Loan Documents, the Barclays Partnership Documents, or the other Related Transaction Documents shall violate such Act.

          4.13  Employee Benefit Plans. (a) None of the Credit Parties maintains
                ----------------------
or contributes to any Employee Plan, other than those listed on Schedule 4.13. No ERISA Affiliate maintains or contributes to an Employee Plan which is a "defined benefit plan" (within the meaning of Section 414(j) of the Code), other than those listed on Schedule 4.13. No prohibited transaction (within the meaning of Section 406 of ERISA and Code Section 4975) has occurred with respect to any Employee Plan which would subject the Borrower or any Credit Party to a material civil penalty under Section 502(i) of ERISA or material tax under
Section 4975 of the Code.

          (b) All of the Employee Plans which are maintained by the Credit Parties or any ERISA Affiliate comply (or will comply by the time required under Section 401(b) of the Code) currently both as to form and operation, in all material respects, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations. Each such Employee Plan which is intended to be qualified under Code Section 401(a), has received a favorable determination letter from the IRS with respect to its initial and/or continuing qualification, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Code Section 501. Nothing has occurred which has affected or is likely to adversely affect such qualification.

          (c) Assuming for purposes of this representation that CCI is not an ERISA Affiliate of the Borrower, the amount for which any Credit Party or any ERISA Affiliate of the Borrower would be liable pursuant to the provisions of Sections 4062, 4063 or 4064 or ERISA would be zero if each Pension Benefit Plan is terminated.

          (d) As of the Closing Date, and during the preceding five years, neither any Credit Party nor any ERISA Affiliate is now, or has been during the preceding five years, a contributing employer to a "Multiemployer Plan" other than those listed on Schedule 4.13. As of the Closing Date, neither any Credit Party nor any of their respective ERISA Affiliates has (i) withdrawn as a substantial employer so as to become liable for withdrawal liability under the provisions of Section 4063 of ERISA, (ii) ceased making contributions to any Pension Benefit Plan subject to the provisions of Section 4064(a) of ERISA to which any Credit Party or any ERISA Affiliate made contributions during any of the five years prior to the Closing Date, but only to the extent that the PBGC determines that there is liability with respect to such withdrawal and such liability is material, (iii) with respect to the Credit Parties incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan so as to incur material withdrawal liability under
Section 4201 of ERISA (after giving effect to any subsequent reduction or waiver of such liability under Sections 4207 or 4208 or ERISA), or (iv) except as set forth in Schedule 4.13, been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable. As of the Closing Date and during the preceding five years, no Pension Benefit Plan has incurred an ERISA Event, nor has any material accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred, nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Benefit Plan.

          (e) As of the Closing Date and during the preceding five years, no notice of intent to terminate a Pension Benefit Plan under the termination provisions of Section 4041(c) of ERISA has been filed by any of the Credit Parties of any ERISA Affiliate.

          (f) As of the Closing Date and during the preceding five years, the PBGC has not instituted proceedings to terminate

(or appoint a trustee to administer) a Pension Benefit Plan maintained for employees of any of the Credit Parties or any ERISA Affiliate and, to the knowledge of the Borrower, no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or any appointment of a trustee to administer) any such Pension Benefit Plan.

          (g) The assets of each Pension Benefit Plan maintained by the Credit Parties are at least equal to the present value of the "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Pension Benefit Plan, in each case as of the latest actuarial valuation date for such Pension Benefit Plan (determined in accordance with the same actuarial assumptions and methods as those used by such Pension Benefit Plan's actuary in its valuation of such Plan as of such valuation date).

          (h) There are no actions, suits or claims pending (other than routine claims for benefits) that, to the knowledge of any Credit Party, could reasonably be expected to be asserted against any Employee Plan maintained by a Credit Party or against the assets of any such Employee Plan maintained by a Credit Party. Other than routine claims for benefits, no civil or criminal action brought pursuant to the provisions of ERISA is pending or, to the best knowledge of the Borrower, threatened against any fiduciary or any Employee Plan which is maintained by any Credit Party.

          4.14 Acquisition.  The Acquisition has been duly and validly
               -----------
consummated, without modification, amendment or waiver (except as approved in writing by the Bank), in accordance with the terms, conditions and provisions of the Purchase Agreement and the other Purchase Documents and in conformity with all applicable laws and regulations of the United States, each state thereof and each subdivision of any such state, except where non-conformity therewith would not have a Material Adverse Effect.

          4.15 FCC Compliance.  (a) The Borrower (and, as the case may be, its
               --------------
FCC Affiliates) have obtained all necessary Governmental Permits to own and operate all Multiple Address System ("MAS") microwave radio stations and all
                                      ---
other stations licensed by the FCC to MLP Communications Company or to any of its FCC Affiliates that the Borrower owns and operates from time to time, and all such Governmental Permits necessary or advisable to operate the business of the Seller are in full force and Permits would not have a Material Adverse Effect) and listed on Schedule 4.15.

          (b) All of the MLP Communications Company's MAS microwave radio stations and all other stations licensed by the FCC to MLP Communications Company or to any of its FCC Affiliates are operated in compliance in all material respects with all terms and conditions of their respective Governmental Permits and all applicable Governmental Rules, except to the extent any such non-compliance would not have a Material Adverse Effect. All other personal property of the Borrower and its FCC Affiliates that transmits or receives radio frequency energy or waves is operated by the Borrower (or, as the case may be, by its FCC Affiliates) in compliance in all material respects with all applicable Governmental Rules including, without limitation, the Communications Act and the FCC Rules.

          (e) The Borrower has no knowledge of any reason for the FCC to revoke or to fail to renew any of MicroSpace's FCC Licenses in the ordinary course and without any condition that could adversely affect MicroSpace or the continued ability of MicroSpace to provide Channel Capacity to the Borrower or otherwise have a Material Adverse Effect.

          (d) The Channel Capacity Providers are licensed by the FCC to own and operate the radio broadcast and other stations, which they operate and by means of which they provide Channel Capacity to Borrower and/or to its FCC Affiliates, in the communities in which they are broadcasting or transmitting radio frequency energy or waves and are operating their stations in conformity in all material respects with the Communications Act and the FCC Rules (except to the extent such non-conformity would not have a Material Adverse Effect).

          (e) To the knowledge of the Borrower, neither MicroSpace nor any other Channel Capacity Provider material to the operations of the Seller is a subject of any investigation, notice of violation, order or complaint issued by or before any Governmental Body, including the FCC, or of any other proceedings which could threaten or adversely affect the validity or the continued effectiveness of (i) any of the licenses and authorizations issued by the FCC and held by any of the Channel Capacity Providers; or (ii) the leases of MicroSpace for satellite transponder capacity.

          (f)  The failure of any of the representations set forth in paragraphs
(a) through (e) of this subsection 4.15 to be true and correct could not reasonably be expected to have a Material Adverse Effect.

          4.16 Permits, Etc. (a) Except as listed on Schedule 4.16, to the best
               ------------
knowledge of the Borrower, each Credit Party and each Subsidiary thereof possesses all material permits, licenses, approvals and consents of Federal, state and local governments and regulatory authorities as required to conduct properly its business substantially as presently conducted and proposed to be conducted.

          (b) Except as listed on Schedule 4.16, to the best knowledge of the Borrower, each such material permit, license, approval and consent is and will be in full force and effect, and no event has or shall have occurred which permits (or with the passage of time would permit) the revocation or termination of any such permit, license, approval or consent or the imposition of any restriction thereon of such nature as may materially limit the operation of the business covered thereby.

          (c) Except as listed on Schedule 4.16, to the best knowledge of the Borrower, all material approvals, applications, filings, registrations, consents or other actions required of any local, state or Federal authority to enable each Credit Party and the Subsidiaries thereof to exploit any such material permit, license, approval or consent has been obtained or made.

          (d) Except as listed on Schedule 4.16, no Credit Party nor any Subsidiary of any Credit Party (i) is in violation of any duty or obligation required by law or any rule or regulation applicable to the operation of any of its businesses, which violation could reasonably be expected to have a Material Adverse Effect, or (ii) has received any notice from the granting body or any other governmental authority with respect to any material breach of any covenant under, or any material default with respect to, any such permit, license, approval or consent.

          (e) Except as listed on Schedule 4.16, before and upon giving effect to this Agreement, the Notes, the other Loan Documents and the Barclays Partnership Documents, no material default shall have occurred and be continuing under any such permit, license, approval or consent.

          (f) Except as listed on Schedule 4.16, all consents and approvals of, filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to maintain any such material permit, license, approval or consent in full force and effect prior to the scheduled date of expiration thereof has been, or, prior to the time when required, will have been, obtained, filed or taken and are or will be in full force and effect.

          (g) Except as listed on Schedule 4.16, to the best knowledge of any Credit Party or Subsidiary thereof, there is not pending, threatened, any action to revoke, cancel, suspend, modify or refuse to renew any material permit, license, approval or consent and each business covered by each such permit, license, approval or consent is being operated in all material respects in compliance with such permit, license, approval or consent.

          (h) To the best knowledge of the Borrower, there is not now issued or outstanding or, to the best knowledge of any Credit Party or Subsidiary thereof, threatened any notice of any hearing, violation or complaint against such Credit Party or Subsidiary thereof with respect to any such material permit, license, approval or consent and no Credit Party or Subsidiary thereof has any knowledge that any Person intends to contest the renewal of any such permit, license, approval or consent.

          4.17 Environmental Status.  (a) To the best knowledge of the Borrower,
               --------------------
except as disclosed on Schedule 4.17, none of the Credit Parties or any of their respective Subsidiaries is in material violation of any applicable Environmental Law, nor are any of the Credit Parties or any of their respective Subsidiaries under investigation or under review by any Governmental Body with respect to compliance therewith or with respect to the generation, use, treatment, storage or Release of any Hazardous Material.

          (b)  To the best knowledge of the Borrower, except as disclosed on
Schedule 4.17, none of the Credit Parties nor any of their respective Subsidiaries has any material liability or contingent or potential material liability in connection with the past generation, use, treatment, storage, or Release of any Hazardous Material.

          (c)  To the best knowledge of the Borrower, except as disclosed on
Schedule 4.17 hereto, there has heretofore been no Release of any such Hazardous Material on, under or about any property owned, leased or operated by any Credit Party or any Subsidiary that may pose any material risk to safety, health, or the environment, or that is defined or regulated as a hazardous, toxic or dangerous waste or other substance under any Environmental Law.

          4.18 Solvency.  The Borrower is Solvent.
               --------

          4.19 Representations and Warranties in Other Documents.  All
               -------------------------------------------------
representations and warranties of Borrower, if any, contained in the Subordinated Indebtedness Documents, and all representations and warranties of the Borrower and, to the best knowledge of the Borrower, of the Seller contained in each Purchase Document, are true and correct in all material respects on and as of the Closing Date as though made on and as of such date.

          4.20 Certain Fees.  Except as set forth in Schedule 4.20, no broker's
               ------------
or finder's fee or commission will be payable with respect to the consummation of any of the transactions contemplated hereby.

          SECTION 5. CONDITIONS PRECEDENT
                     --------------------

          The agreement of the Bank to make the Loan on the Closing Date is subject to the satisfaction of, or waiver by the Bank of, the following conditions precedent prior to the Closing Date or concurrently with the closing of the transactions hereunder:

          5.1  Consummation of Acquisition and Related Transactions.  The
               ----------------------------------------------------
Borrower shall have acquired, after giving effect to the transactions contemplated by the Purchase Agreement, all of the Assets pursuant to and strictly in accordance with the terms of the Purchase Agreement, which Assets shall be owned by the Borrower free and clear of any and all Liens (including, without limitation, the Liens held by The First National Bank of Chicago, but other than Permitted Encumbrances) and on the terms and conditions set forth in the Purchase Agreement, such acquisitions to occur without waiver, amendment or modification of any of the provisions thereof, except such waiver, amendment or modification as may have been approved by the Bank. The terms and conditions of the Acquisition and the Purchase Documents shall be in form, scope and substance reasonably satisfactory to the Bank. A copy of all deliveries required under
Section 3.2 of the Purchase Agreement shall have been delivered and all other conditions precedent under Article III of the Purchase Agreement shall have occurred, each without waiver, amendment or modification of any of the provisions thereof, except such waiver, amendment or modification as may have been approved by the Bank. All necessary consents and approvals of all Persons to the Acquisition and the consummation of the transactions contemplated in connection therewith (without waiver, amendment or modification thereto, except such waiver, amendment or modification as may have been approved by the Bank) shall have been obtained, in form and substance satisfactory to the Bank. Each of the Related Transaction Documents shall be in form and substance reasonably satisfactory to the Bank.

          5.2  Execution of Agreement.  The Bank shall have received one or more
               ----------------------
counterparts of this Agreement, executed by a duly authorized officer of each party hereto.

          5.3  Other Documents.  The Bank shall have received
               ---------------

             (i) the Note, in the form of Exhibit A, duly executed and delivered by a duly authorized officer of the Borrower; and

            (ii) the Option Agreement, in the form of Exhibit D, duly executed and delivered by the parties thereto.

          5.4  Opinions of Counsel.  The Bank shall have received (i) an
               -------------------
opinion, dated the Closing Date, of Rosenman & Colin, special New York counsel to the Borrower, in substantially the form of Exhibit B-1, (ii) an opinion, dated the Closing Date of Special Delaware Counsel to the Borrower, in substantially the form of Exhibit B-2, (iii) an opinion, dated the Closing Date of counsel to the Seller, in substantially the form of Exhibit B-3 and (iv) copies of such other opinions from such other counsel which the Bank may reasonably request.

          5.5  Corporate Structure.  The Bank shall be satisfied in all respects
               -------------------
with the legal structure and capitalization of each of the Credit Parties and of each General Partner and all documentation relating thereto, including, without limitation, the terms and conditions of the Partnership Agreement and the terms and conditions of each other charter or partnership agreement, by-laws and each class of capital stock of each Credit

Party, the General Partners, MLP Communications Company and Music Holdings.

          5.6  Qualification.  Each Credit Party shall be duly qualified and in
               -------------
good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify, except where the failure to so qualify would not have a Material Adverse Effect.

          5.7  Proceedings; Receipt of Documents.  All requisite corporate
               ---------------------------------
and/or partnership action and proceedings in connection with the borrowings, the execution and delivery of the Loan Documents and the Barclays Partnership Documents and the issuance of the Note shall be satisfactory in form and substance to the Bank and the Bank shall have received, on or before Closing Date, all information and copies of all documents, including, without limitation, records of requisite corporate and/or partnership action and proceedings, which the Bank may have requested in connection therewith, such documents where requested by the Bank to be certified by appropriate corporate Persons or Governmental Bodies. Without limiting the generality of the foregoing, the Bank shall have received on or before the Closing Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Bank (unless otherwise specified):

          (a) a copy of the Partnership Agreement and all documents filed with the Secretary of State of the State of Delaware, and all amendments thereto, certified, if applicable (as of a date reasonably near the Closing
     Date), by the Secretary of State of the State of Delaware as being a true and correct copy thereof;

          (b) a copy of the partnership documents, including the partnership agreement, of each General Partner which is a Partnership, each Subsidiary and MLP Communications Company, and a copy of the certificate of incorporation of Music Holdings, MLP Administration Corp. and Melody, Inc. of Delaware, and all amendments thereto, in each applicable case certified (as of a date reasonably near the Closing Date), by the Secretary of State of the State of Delaware;

          (c) certified copies of all consents or other partnership action of the Borrower approving the Acquisition, this Agreement, the Note, each other Loan Document, each Barclays Partnership Document and each Purchase Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Acquisition, this Agreement, the Note, each other Loan Document, each Barclays Partnership Document and each Purchase Document;

          (d) certified copies of all consents or other partnership action and the resolutions of the Board of Directors of the General Partners and Music Holdings, as applicable, approving all transactions contemplated hereby and the General Partners' obligations under the Partnership Agreement;

          (e) a copy of a certificate of the Secretary of State of each State listed on Schedule 4.1, dated a date reasonably near the Closing Date, stating that the Borrower, each Credit Party, each Subsidiary and each General Partner which is a corporation or partnership, as the case may be, is duly qualified and in good standing as a foreign entity in such State;

          (f) a certificate of each Credit Party, each General Partner which is a partnership, MLP Administration Corp. and Music Holdings signed on behalf of such Person by its general partner, president or vice president, certifying as to (A) the absence of any amendments to the charter of such Person since the date of the Secretary of State's certificate for such Person referred to above, (B) a true and correct copy of the partnership agreement or by-laws of such Person, as applicable as in effect on the Closing Date;

          (g) a certificate of a general partner or the Secretary or an Assistant Secretary of each Credit Party, each General Partner which is a partnership, MLP Administration Corp. and Music Holdings, as applicable, certifying the names and true signatures of the officers of such Person authorized to sign, on behalf of such Person, this Agreement, the Note, each other Loan Document and each Barclays Partnership Document, to which such Person is a party or by which it is bound;

          (h) copies of the Senior Loan Documents, the Purchase Documents, and Subordinated Indebtedness Documents, which shall be satisfactory in form, scope and substance to the Bank, which shall be certified by the Borrower's Chief Executive Officer to be true and complete in all respects and to have been duly executed and delivered by the Borrower; and

          (i)  a copy of all documents delivered to the Borrower pursuant to
     Article VI of the Purchase Agreement.

          5.8  No Litigation.  No litigation, proceeding, action, charge, claim,
               -------------
demand, suit, petition, governmental investigation or inquiry before or by any arbitrator or governmental authority shall be continuing or, to the knowledge of the Borrower or the Bank, threatened, (i) in connection with this Agreement, the other Loan Documents, the Barclays Partnership Documents, the

Senior Loan Documents or the other Related Transaction Documents which, in the reasonable business judgment of the Bank, would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of Centre Partners and CCI to finance the Acquisition or (ii) involving the Borrower, either General Partner, Music Holdings, the Seller, Centre Partners, CCI or any other Centre Partners Entity or the Bank (relating to this transaction), in each case which, if adversely determined, would, in the reasonable business judgment of the Bank, have a Material Adverse Effect or a material adverse effect on the ability of Centre Partners and CCI to finance the Acquisition and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation, arbitration, litigation or inquiry that, in the reasonable business judgment of the Bank, would have a Material Adverse Effect or a material adverse effect on the ability of Centre Partners and CCI to finance the Acquisition. No judgment, injunction or other restraining order shall have been issued and remain in effect and no hearing to cause a judgment, injunction or other restraining order shall have been issued and remain in effect and no hearing to cause a judgment, injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of the documents referred to above or any of the transactions contemplated thereby. The Borrower shall not be in default under any demand, award, judgment, order, decree, consent, material conciliation agreement or material settlement agreement.

          5.9  Financial Condition and Solvency Certificate.  The Bank shall
               --------------------------------------------
have received an opinion executed by the chief financial officer of Borrower, in form, scope and substance reasonably satisfactory to the Bank, attesting to the Solvency of the Borrower immediately prior to and after giving effect to the consummation of the Related Transactions. The Pro Forma shall indicate that after giving effect to the Acquisition, the Borrower shall have a positive net worth (excluding goodwill) based on the appraised value of the assets, all in a manner reasonably satisfactory to the Bank.

          5.10  Financial Statements of the Seller.  (a) The Bank shall have
                ----------------------------------
received (i) the annual financial statements for the Seller for the fiscal years ended on December 31, 1988, December 31, 1989, December 31, 1990 and December 31, 1991 (which financial statements shall in each case be certified by the independent auditors of the Seller as presenting fairly the financial position and operations of the Seller as at and for each such period and as having been prepared in accordance with GAAP) and (ii) unaudited statements of income and cash flow and balance sheet of the Seller as at June 30, 1992 (collectively, the "Financial Statements"), certified in the case of all such Financial Statements
 --------------------
by the chief financial officer of the Borrower to the effect that such financial statements (x) are the true and correct copies thereof prepared in accordance with GAAP and (y) fairly present the financial position and income of the Seller as at and for the periods indicated, subject, in the case of unaudited financial statements, to normal recurring year-end audit adjustments, in each case satisfactory to the Bank.

          (b) In the reasonable judgment of the Bank (i) no material adverse change shall have occurred in the business, operations, liabilities, assets, properties, prospects or condition, financial or otherwise, of the Seller as reflected in the Financial Statements of the Seller as at and for the period ended December 31, 1991 and (ii) the Bank shall not have become aware of any previously undisclosed materially adverse information with respect to the Borrower, except as disclosed to the Bank on or before July 31, 1992.

          5.11  Facility Fees and Expenses.  The Bank shall have received from
                --------------------------
the Borrower in immediately available funds the facility fee to be paid on the Closing Date pursuant to subsection 3.4 and all fees and expenses of the Bank (including the accrued fees and disbursements of counsel to the Bank) payable by the Borrower pursuant to subsection 10.5(a) which have accrued prior to the Closing Date.

          5.12  Insurance.  The Bank shall have received evidence, in form,
                ---------
scope and substance and with insurance carriers reasonably satisfactory to the Bank, of all policies of insurance required pursuant to subsection 6.3, in form and substance satisfactory to the Bank. The Bank shall have received a copy of a letter, satisfactory to it in form, scope and substance, from an insurance broker acceptable to the Bank confirming that the amount of insurance obtained under such policies, and the terms and conditions thereof, are reasonable and appropriate in the context of the business of the Borrower.

          5.13  Compliance with Law and Related Documents.  (a) The Acquisition
                -----------------------------------------
and the transactions contemplated under this Agreement and the Related Transaction Documents shall (i) be in compliance with the certificate of limited partnership of the Borrower, (ii) be in compliance in all respect with all applicable laws and regulations of the United States, each state thereof and each subdivision of any such state, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, except, in each case, where non-compliance would not have a Material Adverse Effect as to the Borrower, and (iii) have been duly approved by the Managing General Partner.

          (b) The Bank shall be satisfied that each Credit Party (i) has obtained all authorizations and approvals of all Governmental Bodies required for the due execution, delivery and performance by such Credit Party of each of the Loan Documents and Barclays Partnership Documents to which it is or will be a party and for the exercise by the Bank of its rights and remedies under the Loan Documents and Barclays Partnership Documents and (ii) shall be in compliance with, and shall have obtained appropriate approvals pertaining to, all applicable laws, rules, regulations and orders, including, without limitation, all governmental, environmental, ERISA and other requirements, regulations and laws, the violation or failure to obtain approvals for which would have a Material Adverse Effect as to such Credit Party.

          5.14  FCC Matters and Compliance.  All of the FCC Licenses shall be
                --------------------------
held by MLP Communications Company, shall be in full force and effect and shall be subject to FCC Leases.

          5.15  Accountant's Tax Letter.  The Bank shall have received a copy of
                -----------------------
a letter addressed to the Borrower prepared in contemplation of the Acquisition, such letter to be in form, scope and substance reasonably satisfactory to the Bank, from the Borrower's independent certified public accountants of nationally recognized standing as to the tax basis and other tax attributes and depreciation or amortization schedules of the Assets, in each case, owned by the Borrower, all of which, as set forth in such letter shall not differ in any significant respect from the Reference Projections.

          5.16  Borrowing Certificate.  The Bank shall have received a Borrowing
                ---------------------
Certificate dated the Closing Date, substantially in the form of Exhibit C, signed by the chief executive officer or the chief financial officer of the Borrower.

          5.17  Payment of Indebtedness by the Seller.  The Bank shall have
                -------------------------------------
received information reasonably acceptable to it that all non-contingent Indebtedness of the Seller for the period prior to the Closing Date (including, without limitation, all intercompany Indebtedness, and all Indebtedness owing to The First National Bank of Chicago) is simultaneously being either discharged, paid in full or been assumed by the Borrower. Without in any way limiting the foregoing, the Bank shall have received information reasonably acceptable to it that all Indebtedness with respect to which a Lien (other than a Permitted Lien) on the Assets or any portion thereof was held on or prior to the Closing Date and all intercompany Indebtedness or Indebtedness of the Seller to its Affiliates is simultaneously being either discharged or otherwise paid in full.

          5.18  Senior Loan Documents.  The Bank shall have received certified
                ---------------------
copies of all of the Senior Loan Documents, duly executed by the parties thereto and in form and substance satisfactory to the Bank, together with all agreements, instruments and other documents delivered in connection therewith. All of the conditions precedent to the initial borrowing under the Senior Credit Agreement shall have been satisfied.

          5.19  Contributions of Equity; Capitalization.  The Bank shall have
                ---------------------------------------
received evidence, in form and substance reasonably satisfactory to the Bank, of: (i) the receipt by the Borrower of not less than $9,387,525 in cash as the net proceeds of the issuance of 9,387,525 units of General Partnership Interests to the Managing General Partner, (ii) the receipt by the Borrower of not less than $13,477 in cash as the net proceeds of the issuance of 13,477 units of General Partnership Interests to the Administrative General Partner, (iii) the receipt by the Borrower of not less than $9,900 in cash as the net proceeds of the issuance of 9,900 units of Class A-1 Partnership Interests to Centre Partners Entities, (iv) the receipt by the Borrower of not less than $1,716,523 in cash as the net proceeds from the issuance of 1,716,523 units of Class B Partnership Interests to certain members of Muzak Management listed on Schedule 1.1(D) (of which the proceeds from the Management Notes shall account for not greater than 50% of such amount in the aggregate), (v) the receipt by the Borrower of not less than $1,347,575 in cash as the net proceeds of the issuance of 1,347,575 units of Class A-2 Partnership Interests to UBS, (vi) the receipt by the Borrower of not less than $25,000 in cash as the Net Proceeds from the Issuance of 25,000 units of Class A-2 Partnership Interests to Mr. John A. Hawkins, and
(vii) the Issuance by the Borrower of 8,000,000 units of Class C Partnership Interests to the Seller, representing a deemed $8,000,000 capital contribution to the Borrower. In addition, 977,089 units of Class A-2 Partnership Interest are covered by the Option Agreement.

          5.20  Representations and Warranties; No Default or Event of Default.
                --------------------------------------------------------------
Each of the representations and warranties made by the Borrower in each Loan Document and each Barclays Partnership Document to which it is a party shall be true and correct as of the Closing Date. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loan.

          5.21  Partnership Interests.  The Borrower, the other parties thereto
                ---------------------
and the Bank shall have entered into the Barclays Letter Agreement and the Indemnity Letter, and the Bank shall have received the Partnership Agreement duly executed by the parties thereto, in form and substance satisfactory to the Bank.

          5.22  Letter of Direction.  The Bank shall have received a letter of
                -------------------
direction from the Borrower addressed to the Bank with respect to the disbursement of the proceeds of the Loan.

          5.23  Subordination Provisions.  The Bank shall have approved the
                ------------------------
terms and conditions of the Earn-out Note and the Exchange Notes and documentation relating thereto and have received each of the Subordination Agreements, duly executed and delivered by a duly authorized officer of each of the parties thereto.

          5.24  Fees.  The Bank shall have received evidence satisfactory to it
                ----
that the total fee for services rendered by Centre Partners and CCI through the Closing Date does not exceed $600,000 plus reasonable expenses.

          5.25  Examination of Books.  The Bank shall have been afforded the
                --------------------
opportunity prior to the Closing Date, to review the books, records, leases, contracts, franchise contracts, satellite lease agreements, pension plans, insurance coverage and properties of the Seller and to perform such other legal due diligence regarding the Seller as the Bank shall have required, the results of which review and due diligence shall have been reasonably satisfactory to the Bank and its counsel.

          5.26  Other Seller Matters.  The Banks shall be satisfied in full as
                --------------------
to the matters listed on the schedules to the Purchase Agreement.

          5.27 Management.  (a) The Bank shall be reasonably satisfied with the
               ----------
management and board of directors or general partners, as applicable, of each of the Borrower, its Subsidiaries, the holders of the equity interests in the Credit Parties and the Subordinated Indebtedness and the arrangements and agreements by and among each of the Credit Parties. No change in Muzak Management (as employed with the Seller immediately prior to the Closing Date) shall have occurred or be contemplated.

          (b) The Bank shall have received satisfactory evidence and in form and substance of the equity ownership of the Borrower and the contributions made by each equity owner in the Borrower. Centre Partners Entities shall hold a majority and sole controlling interest in the Managing General Partner, a majority of the Partnership Interests and a majority of the voting equity interests in the Borrower. A Centre Partners Entity shall be the sole Managing General Partner.

          (c) The Borrower shall have delivered to the Bank copies of all Executive Agreements (including, without limitation, the Management Option Plan and all other stock options and warrants, if any, and an employment agreement between the Borrower and Mr. John Jester) by and among any of the Credit Parties or the General Partners, any shareholder of any thereof or any officer or Affiliate of any thereof relating to any of the Credit Parties, each of which shall be acceptable to the Bank.

          5.28  Name Changes.  On the Closing Date, there shall have been filed
                ------------
with the Secretary of State of the State of Delaware (and accepted thereby for filing) (a) Certificates of Amendment pursuant to (S) 17-202 of the Delaware Revised Uniform Limited Partnership Act, to change the name of: (i) the Borrower to Muzak Limited Partnership; (ii) the Seller to MLP Limited Partnership, and
(iii) Muzak Investment Partners, L.P. to MIP Limited Partnership; and (b) an Amendment to the Certificate of Incorporation pursuant to (S) 242 of the Delaware General Corporation Law to change the name of Field/Muzak, Inc. to FMI Corporation.

          5.29  Projections, etc.  The Bank shall have received the Borrower's
                ----------------
most recent projections, dated the Closing Date,
in form and substance reasonably satisfactory to the Bank, of the future financial performance of the Borrower and its Subsidiaries for the period ending December 31, 1995, including the Pro Forma (the "Latest Projections") and such
                                                 ------------------
other information relating to the Borrower and its Subsidiaries as the Bank may reasonably have requested, in each case, in form and substance reasonably satisfactory to the Bank. The financial results of the Borrower through July 31, 1992 and the information contained in the projections, dated July 24, 1992, provided to the Bank by Centre Partners (the

"Reference Projections") shall, in the opinion of the Bank, be consistent in all
- ----------------------
material respects with the Latest Projections. In the opinion of the Bank, there shall have occurred no event or financial result materially inconsistent with achieving the results contained in the Reference Projections or which has impaired the Bank's continuing confidence in the Reference Projections.

          5.30  Accountant's Letter.  The Bank shall have received a letter, in
                -------------------
form and substance satisfactory to the Bank, from the Borrower addressed to the Borrower's independent certified public accountants authorizing such accountants to communicate with the Bank.

          5.31  Additional Matters.  All corporate and other proceedings, and
                ------------------
all documents, instruments and other legal matters to be executed, delivered or provided pursuant to or in connection with the transactions contemplated by this Agreement, the Note, the other Loan Documents, the Barclays Partnership Documents and the other Related Transaction Documents shall be satisfactory in form and substance to the Bank and its counsel in their reasonable judgment.

     SECTION 6.  AFFIRMATIVE COVENANTS
                 ---------------------

          The Borrower hereby agrees that, so long as the Loan remains outstanding and unpaid or any other amount is owing to the Bank hereunder:

          6.1  Financial Statements and Other Information.  The Borrower shall
               ------------------------------------------
furnish or cause to be furnished to the Bank:

          (a) as soon as practicable and in any event within forty-five days after the close of each of the first three quarters of each Fiscal Year of the Borrower, an unaudited combined and combining:

               (i)  balance sheet of the Borrower and its Subsidiaries;

              (ii)  statement of income of the Borrower and its Subsidiaries;
     and

             (iii) statement of cash flows of the Borrower and its Subsidiaries, in each case, as at the end of and for the period commencing at the end of the previous Fiscal Year and ending with such quarter just closed and for the period commencing at the end of the previous quarter and ending with such quarter just closed, setting forth for each such period in comparative form (x) the corresponding figures for the applicable quarter and year to date of the preceding Fiscal Year, and (y) the forecasts of the Borrower and its Subsidiaries for such quarter and year to date previously delivered under subsection 6.1(j), all in reasonable detail and certified by the chief executive or financial officer of the Borrower to have been prepared in accordance with GAAP, subject to normal recurring year-end audit adjustments, together with (A) a schedule in form satisfactory to the Bank setting forth the Borrower's EBITDA for such quarter, actual Capital Expenditures made by the Borrower and its Subsidiaries during such quarter and indicating that such Capital Expenditures were made in compliance with subsection 7.1; and (B) a schedule in form satisfactory to the Bank of the computations used by the Borrower in determining compliance with the covenants contained in subparagraphs (a), (b) and (c) of subsection 6.17;

          (b) as soon as practicable and in any event within ninety days after the close of each Fiscal Year of the Borrower:

               (i) an audited combined and combining balance sheet of the Borrower and its Subsidiaries;

              (ii) an audited combined and combining statement of income of the Borrower and its Subsidiaries; and

             (iii) an audited combined and combining statement of cash flows of the Borrower and its Subsidiaries,

in each case, as at the end of and for the Fiscal Year just closed, setting forth in comparative form (x) the corresponding figures for the preceding Fiscal Year, and (y) the forecasts of the Borrower and its Subsidiaries for such Fiscal Year previously delivered under subsection 6.1(j), all in reasonable detail and (except as to forecasts and comparisons with forecasts) certified (without any qualification or exception deemed material by the Bank) by independent public accountants selected by the Borrower and satisfactory to the Bank; and concurrently with such financial statements, a written statement signed by such independent accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of any Default or Event of Default, or, if such independent accountants shall have obtained from such examination any such knowledge, they shall disclose in such written statement the Default or Event of Default and the nature thereof, it being understood that such independent accountants shall be under no liability, directly, or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default, and (y) setting forth calculations of the Borrower as specifically reviewed by such auditors as to the compliance by the Borrower with all the covenants contained in subsections 6.17 and 7.1;

          (c) as soon as practicable in an any event within forty-five days after the close of each calendar month (other than any calendar month at the end of which a fiscal quarter or Fiscal Year ends), a combined and combining:

               (i)  balance sheet of the Borrower and its Subsidiaries;

              (ii)  statement of income of the Borrower and its Subsidiaries;
     and

             (iii) a statement of cash flows of the Borrower and its Subsidiaries at the end of and for the period commencing at the end of the previous Fiscal Year and ending with such month just closed and for the period commencing at the end of the previous month and ending with such month just closed, in each case prepared by Muzak Management of the Borrower, setting forth in comparative form (x) the corresponding figures for the appropriate month and year to date of the previous Fiscal Year and (y) the forecasts of the Borrower and its Subsidiaries for such month and year to date previously delivered under subsection 6.1(j), all in reasonable detail (including, without limitation, stating the amount of Interest Expense on the Loan, and all other Indebtedness for Borrowed Money of the Borrower and its Subsidiaries for such calendar month and the depreciation and amortization and the rental expense of the Borrower and its Subsidiaries for such calendar month) and certified by the chief executive or financial officer of the Borrower to have been prepared in accordance with GAAP, subject to normal year-end adjustments;

          (d) promptly, and in any event within fifteen days of receipt thereof, copies of all management letters, if any, submitted to the Borrower or any of its Subsidiaries by its auditors, in connection with each annual or interim audit or review of its books by such auditors;

          (e) promptly, and in any event within five days of the issuance thereof, copies of all reports, if any, to or other documents filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 (other than on Form S-8 or 8-A or similar forms);

          (f) concurrently with the delivery of the financial statements required to be furnished by subsection 6.1(a) or subsection 6.1(b), a certificate signed by the chief executive or financial officer of the Borrower,
(x) stating that a review of the activities of the Borrower and its Subsidiaries during such fiscal quarter or Fiscal Year, as the case may be, has been made under his immediate supervision with a view to determining whether the Borrower and its Subsidiaries has observed, performed and fulfilled all of its respective obligations under each Loan Document to which it is a party, and (y) demonstrating, in a format satisfactory to the Bank, the compliance by the Borrower and its Subsidiaries with the covenants contained in subsections 6.17, 7.1, 7.3, 7.4 and 7.6 hereof and stating that there existed during such fiscal quarter or Fiscal Year no Default, or Event of Default or if any such Default or Event of Default existed, specifying the nature thereof, the period of existence thereof and what action the Borrower or its Subsidiary proposes to take, or has taken, with respect thereto;

          (g) promptly upon the occurrence of any Event of Default, and in any event within five days thereof, a certificate signed by the chief executive or financial officer of the Borrower, specifying the nature thereof and the action the Borrower or its Subsidiary proposes to take or has taken with respect thereto;

          (h) promptly, and in any event within five days of the commencement thereof, Written Notice of any litigation of which the Borrower or any Subsidiary has knowledge, including arbitrations, and of any proceedings before any Governmental Body which would, if successful, cause a Material Adverse Effect or where the amount involved exceeds (i) for the first three years following the Closing Date, $500,000; (ii) for the fourth through sixth year following the Closing Date, $750,000 and (iii) thereafter, $1,000,000;

          (i) promptly, and in any event within fifteen days thereof, such other information respecting the business, operations and financial condition of the Borrower or any of its Subsidiaries as the Bank may from time to time reasonably request;

          (j)(i) not later than thirty days prior to the commencement of each Fiscal Year of the Borrower beginning with the Fiscal Year commencing on January 1, 1993, a two Fiscal Year forecast of the financial condition and results of operations of the Borrower and its Subsidiaries for such two Fiscal Years (covering in any event actual balance sheets, statements of cash flow and of income); and (ii) not later than thirty days prior to the commencement of each Fiscal Year of the Borrower, an annual plan for the Borrower and its Subsidiaries for the immediately succeeding Fiscal Year, indicating balance sheet and statements of cash flow and income on a monthly basis; in all instances, in form, scope and substance reasonably satisfactory to the Bank;

          (k)(A) so long as such notices are required pursuant to the Senior Credit Agreement, promptly, and in any event within five days thereof, notice:

          (i) of receipt by a Credit Party or any Subsidiary thereof, or any tenant or other occupant of any property owned, operated, leased or occupied by a Credit Party or Subsidiary thereof, of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law;

         (ii) of the occurrence of a spill or other Release of a Hazardous Material upon, under or about or affecting any of the properties owned, operated, leased or occupied by a Credit Party or Subsidiary thereof, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under any Environmental Law are detected on or in the soil or groundwater;

        (iii) that a Credit Party or Subsidiary thereof is or may be liable for any costs of cleaning up or otherwise responding to a Release of Hazardous Materials;

         (iv) that any part of the properties owned, operated, leased or occupied by a Credit Party or any Subsidiary thereof is or may be subject to a Lien under any Environmental Law;

          (v) that a Credit Party or Subsidiary will undertake or has undertaken any cleanup or other response action with respect to any Hazardous Material; and

     (B) following any refinancing of the Senior Credit Agreement, any notice required to be delivered pursuant to any agreement with respect to such refinancing relating to any Environmental Law, Hazardous Materials or Releases on or before the date such notice is required pursuant to such agreement.

          (1)  promptly, and in any event within five days thereof, notice:

          (i) that MLP Communications Company (or the Borrower or any other FCC Affiliate of the Borrower) has received notice from a Governmental Body that it is at risk of loss or has lost use or possession of an FCC License;

         (ii) that the Borrower has lost, or is aware of any threatened loss, of the use of Channel Capacity under any of the agreements entered into, from time to time, by the Borrower or any of its FCC Affiliates with any Channel Capacity Providers (including, without limitation, MicroSpace) other than losses in the ordinary course of business and which losses in the aggregate could not have a Material Adverse Effect;

          (m) not later than 60 days after entering into such agreement or agreements, copies of all new Executive Agreements; and

          (n) promptly upon the occurrence thereof, and in any event within 10 days thereof, notice of any change in the ownership interests of the Borrower.

          6.2  Taxes and Claims.  The Borrower shall, and shall cause each of
               ----------------
its Subsidiaries to, pay and discharge when due (except to the extent that any such taxes, assessments, governmental charges or claims are diligently contested in good faith by appropriate proceedings and proper reserves are established on the books of the Borrower or such Subsidiary) (a) all taxes, assessments and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto and (b) all lawful claims, whether for labor, materials, supplies, services or anything else, which might or could, if unpaid, become a Lien or charge upon its properties or assets.

          6.3  Insurance.  (a) The Borrower shall, and shall cause each of its
               ---------
Subsidiaries to, (i) keep all its properties adequately insured at all times with responsible insurance carriers, in amounts and pursuant to insurance policies reasonably acceptable to the Managing General Partner, against loss or damage by fire and other hazards, (ii) maintain adequate insurance at all times with responsible insurance carriers, in amounts and pursuant to insurance policies reasonably acceptable to the Managing General Partner, against liability on account of damage to Persons and property and under all applicable workers' compensation laws and (iii) maintain all other insurance required by the Senior Credit Agreement in accordance with the terms thereof. For purposes of complying with this subsection 6.3(a), adequate insurance shall in any event prevent the Borrower and its Subsidiaries from becoming a co-insurer (excluding any deductibles thereunder reasonably acceptable to the Managing General Partner).

          (b) The Borrower shall, and shall cause each of its Subsidiaries to, from time to time upon request of the Bank, promptly furnish or cause to be furnished to the Bank evidence, in form and substance reasonably satisfactory to the Bank, of the maintenance of all insurance required to be maintained by this subsection 6.3, including, but not limited to, such copies as the Bank may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

          6.4  Books and Reserves.  The Borrower shall and shall cause each of
               ------------------
its Subsidiaries to:

          (a) maintain, at all times, true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with GAAP; and

          (b) by means of appropriate entries, reflect in its accounts and in all financial statements furnished pursuant to subsection 6.1 proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of its properties and bad debts, all in accordance with GAAP.

          6.5  Properties in Good Condition.  Except to the extent that failure
               ----------------------------
to do so would not have a Material Adverse Effect, the Borrower shall keep, and shall cause each of its Subsidiaries to keep, its properties in good repair, working order and condition, ordinary wear and tear excepted, in accordance with prudent operating procedures relating thereto and, from time to time, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

          6.6  Maintenance of Existence.  Except as otherwise required under
               ------------------------
subsection 6.15 or as permitted by subsection 7.5, the Borrower shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its statutory existence, rights, franchises and licenses, except where the failure to do so would not have a Material Adverse Effect.

          6.7  Inspection by the Bank.  The Borrower shall allow, and shall
               ----------------------
cause each of its Subsidiaries to allow, any representative of the Bank at the Bank's expense to visit and inspect any of its properties, to examine its books of account and other records and files, to make copies thereof and to discuss its affairs, business, finances and accounts with its officers and employees and independent accountants (and the Borrower hereby irrevocably authorizes its independent accountants to discuss with the Bank the financial affairs of the Borrower and its Subsidiaries), all at such reasonable times upon reasonable notice during normal business hours up to twice in each Fiscal Year (or, during the continuance of a Default or Event of Default, at such times and as often as the Bank may reasonably request without notice).

          6.8  Pay Indebtedness to Bank and Perform Other Covenants.  The
               ----------------------------------------------------
Borrower shall (a) make full and timely payment of the Loan and all other Obligations to the Bank, whether now existing or hereafter arising, and (b) strictly comply, and cause each of its Subsidiaries to strictly comply, with all the terms and covenants contained in each Loan Document to which it is a party, all at the times and places and in the manner set forth therein.

          6.9  Notice of Default.  The Borrower shall promptly, and cause each
               -----------------
of its Subsidiaries to promptly (and in any event within 5 days) notify the Bank in writing of (a) any Default or Event of Default or (b) a mature event of default under any other agreement in respect of (i) Indebtedness for Borrowed Money (excluding Indebtedness for Borrowed Money pursuant to (x) Capital Leases with respect to motor vehicles or (y) the Torrance Note) in excess of $1,000,000 to which the Borrower or any of its

Subsidiaries is a party, and (ii) Indebtedness for Borrowed Money pursuant to Capital Leases with respect to motor vehicles in excess of $2,500,000 in the aggregate, in each case describing the nature thereof and the action the Borrower proposes to take with respect thereto.

          6.10  Reporting of Misrepresentations.  In the event that the Borrower
                -------------------------------
or any Subsidiary discovers that any representation or warranty made in any Loan Document by any Credit Party was incorrect in any material respect when made, the Borrower will promptly report, or shall cause such Subsidiary promptly to report, the same to the Bank and take, or cause to be taken, all available steps to correct such misrepresentation or breach of warranty.

          6.11  Compliance with Laws, Etc.  The Borrower shall comply, and shall
                -------------------------
cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, and the Borrower shall duly observe, and cause each of its Subsidiaries to duly observe, in all material respects, all valid requirements of applicable governmental authorities and all applicable statutes, rules and regulations, including, without limitation, all applicable statutes, rules and regulations relating to public and employee health and safety, except to the extent that failure to do so would not have a Material Adverse Effect.

          6.12  ERISA.  (a)  The Borrower shall pay and discharge, and shall
                -----
cause each Credit Party and each ERISA Affiliate to pay and discharge, when due any liability imposed upon it pursuant to the provisions of Title IV of ERISA.

          (b) The Borrower shall deliver to the Bank promptly, and in any event within ten days (unless otherwise specified below and, in the case of clause (viii) or (ix) below, so long as such notices are required pursuant to the Senior Credit Agreement), after

             (i) the Borrower knows, or has reason to know, of the occurrence of any Reportable Event with respect to any Pension Benefit Plan which is subject to Title IV of ERISA, a copy of the materials that are filed by the applicable plan administrator with the PBGC provided that a copy of such materials shall not be furnished to the Bank until ten days after receipt of a copy of such materials by the Borrower;

            (ii) the receipt of notice by any Credit Party or an ERISA Affiliate or any administrator of any Pension Benefit Plan which is maintained by any Credit Party or any ERISA Affiliate that has been given to participants or beneficiaries or filed with the PBGC a notice of intent to terminate any Pension Benefit Plan under Section 4041(c) of ERISA, a copy of any such notice;

           (iii) the receipt of notice by any Credit Party or an ERISA Affiliate or any administrator of any Pension Benefit Plan which is maintained by any Credit Party or any ERISA Affiliate from the PBGC of the PBGC's intention to terminate any Pension Benefit Plan or to appoint a trustee to administer any Pension Benefit Plan under Section 4042 of ERISA, a copy of such notice;

            (iv) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Pension Benefit Plan subject to Title IV of ERISA which is maintained by any Credit Party, together with any actuarial statements on Schedule B to such Form 5500;

             (v) any Credit Party knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Benefit Plan, an explanation of such event or condition;

            (vi) the receipt by any Credit Party of an assessment or withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment;

           (vii) any ERISA Affiliate has actual knowledge of the termination or insolvency (under Sections 4241 or 4245 of ERISA) of any Multiemployer Plan to which any Credit Party or any ERISA Affiliate contributes, notice of such event within thirty days of such knowledge;

          (viii) (i) due inquiry, the Borrower has knowledge that as of the last day in any calendar year, the Liabilities of all Underfunded Pension Benefit Plans that are maintained by the ERISA Affiliates exceeds $1,000,000, or (ii) any ERISA Affiliate purchases an entity (which itself would, upon the purchase, be deemed an ERISA Affiliate) with any Underfunded Pension Benefit Plans: (A) notice from the Borrower of such underfunding or purchase; (B) a copy of the latest annual report that is filed on Treasury Form 5500 with respect to any Underfunded Pension Benefit Plan, together with any actuarial statements on Schedule B to such form; and (C) any other information as the Bank may reasonably request with respect to any Underfunded Pension Benefit Plan and/or with respect to any ERISA Affiliate maintaining or contributing to such Plan. As used herein, the term "Underfunded Pension Benefit Plan" shall mean a Pension Benefit Plan subject to Title IV of ERISA that has Liabilities. As used herein, the term "Liabilities" shall mean the liabilities as shown on Schedule B of the latest Form 5500 filed with respect to each Underfunded Pension Benefit Plan determined as of the latest actuarial valuation date of such Plan and calculated in accordance with the actuarial assumptions and methods used by such Plan for purposes of Section 4041(c), 4062,

     4063 or 4064 of ERISA, or if such calculation is not available (without imposing an obligation on the ERISA Affiliate to cause such a calculation to be conducted), determined as of the latest actuarial valuation date of such Plan and calculated in accordance with the actuarial assumptions and methods used by such Plan for purposes of Section 412 of the Code and determined net of the fair market value of the assets of such Plan as shown on the latest Form 5500 filed with respect to such Plan;

            (ix)(i) the receipt by any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan which, when combined with all other preexisting assessments of withdrawal liability under Section 4201 of ERISA received by all other ERISA Affiliates, and determined after giving effect to any payments theretofore made by such ERISA Affiliates and all reductions to such preexisting assessments made by such Multiemployer Plans, or by arbitrators, federal courts or by operation of law, exceeds $1,000,000; or (ii) any ERISA Affiliate purchases an entity (which itself would, upon the purchase, be deemed an ERISA Affiliate), which has a potential withdrawal liability in excess of $1,000,000 to the extent that the Borrower has actual knowledge thereof: (A) a copy of such assessment, together with any other information as the Bank may reasonably request with respect to such assessment and/or with respect to any ERISA Affiliate contributing to such Multiemployer Plan; or (B) notice from the Borrower of such purchase; or

             (x) any Credit Party knows or has reason to know that an application has been made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code with respect to any Pension Benefit Plan, a copy of such application; or

            (xi) following any refinancing of the Senior Credit Agreement, any additional notice required to be delivered pursuant to any agreement with respect to such refinancing relating to ERISA matters on or before the date such notice is required pursuant to such agreement; and

in each case described above, together with a statement signed by an appropriate officer of the applicable Credit Party or ERISA Affiliate setting forth details as to such Reportable Event, notice event or condition and the action that will be taken with respect thereto, if any such action is required.

          6.13  Further Assurances.  The Borrower shall, and shall cause each of
                ------------------
its Subsidiaries to, at its cost and expense, upon request of the Bank, duly execute and deliver, or cause to be duly executed and delivered, to the Bank such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Bank to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

          6.14  Environmental Matters.  (a)  The Borrower shall, and shall cause
                ---------------------
each of its Subsidiaries to, comply in all material respects with the provisions of all Environmental Laws and all applicable Federal, state and local occupational health, safety and sanitation laws, ordinances, codes, rules and regulations, permits, licenses and interpretations and orders of regulatory and administrative authorities with respect thereto, and shall keep its properties and the properties of its Subsidiaries free of any Lien imposed pursuant to any Environmental Law. The Borrower shall not cause or suffer or permit, and shall not suffer or permit any of its Subsidiaries, to cause or suffer or permit, the property of the Borrower or such Subsidiary, to be used for the generation, production, processing, handling, storage, transporting or disposal of any waste or discarded material or any Hazardous Materials except Hazardous Materials used in the ordinary course of business of the Borrower and disclosed on Schedule 4.17, in which case such Hazardous Materials shall be used, stored, generated, treated and disposed of only in material compliance with Environmental Law, and except the removal or the taking of remedial action in response to Hazardous Materials on or about the properties owned, operated, leased or occupied by the Borrower or any of its Subsidiaries.

          (b) (i) So long as required pursuant to the Senior Credit Agreement, the Borrower shall (x) supply to the Bank copies of all submissions by the Borrower or any of its Subsidiaries to any Governmental Body and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of the Borrower or any of its Subsidiaries) on or regarding the properties owned, operated, leased or occupied by the Borrower or any of its Subsidiaries or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties and (y) permit and authorize, and shall cause its Subsidiaries to permit and authorize, the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss non-privileged portions of such submissions or reports with the Bank and
(ii) following any amendment or refinancing of the Senior Credit Agreement, the Borrower shall grant to the Bank all rights and privileges granted to the Senior Lenders relating to environmental matters pursuant to the Senior Credit Agreement, as so amended or modified.

          (c) (A) So long as required pursuant to the Senior Credit Agreement, the Borrower shall promptly (and in no event more than two Business Days after the Borrower becomes aware or otherwise informed of such event) provide oral and Written Notice to the Bank upon the happening of any of the following:

          (i) the Borrower, any of its Subsidiaries, or any tenant or other occupant of any property of the Borrower or any Subsidiary thereof receives actual notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law;

         (ii) there has been a spill or other Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by the Borrower or any Subsidiary thereof, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater;

        (iii) the Borrower or any Subsidiary thereof is or may be liable for any costs of cleaning up or otherwise responding to a Release of Hazardous materials;

         (iv) any part of the properties owned, operated, leased or occupied by the Borrower or any Subsidiary thereof is or may be subject to a Lien under any Environmental Law; or

          (v) the Borrower or any Subsidiary thereof undertakes any cleanup or other response action with respect to any Hazardous Materials; and

     (B) following any amendment or refinancing of the Senior Credit Agreement, the Borrower shall give the Bank any notice required to be delivered pursuant to the Senior Credit Agreement, as amended or refinanced, relating the environmental matters.

          (d) The Borrower shall timely undertake and complete any cleanup or other response actions required by any Environmental Law.

          (e) Without in any way limiting the scope of subsection 10.5 and in addition to any obligations thereunder, the Borrower hereby indemnifies and agrees to hold the Bank harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its Subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any Governmental Body or any third person, arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any applicable state or local law in which property owned, operated, leased or occupied by the Borrower or any of its Subsidiaries is located provide that a Lien upon such property of the Borrower or any of its Subsidiaries may be obtained for the removal of Hazardous Materials which have been or may be Released, no later than sixty days after notice is given by the Bank to the Borrower, the Borrower shall deliver to the Bank a report issued by a qualified third party engineer certifying as to the existence of any Hazardous Materials located upon or beneath the specified property. To the extent any Hazardous Materials located therein or thereunder either (i) subject the property to Lien or (ii) require removal to safeguard the health of any persons, the removal thereof shall be an affirmative covenant of the Borrower hereunder.

          6.15  Subsidiaries.  Unless the Borrower shall have obtained the prior
                ------------
written consent of the Bank to the contrary, the Borrower will dissolve and liquidate (i) the Special Subsidiary owning assets in the State of Washington not later than the third day next following the Closing Date; (ii) the Special Subsidiary owning assets in the State of California not later than the 35th day next following the Closing date; and (iii) the Special Subsidiary owning assets in the State of New York not later than the 190th day next following the Closing Date. The Borrower shall not own any Subsidiaries other than the Special Subsidiaries (which shall be dissolved as set forth in the next preceding sentence) unless the Borrower shall have complied with the provisions of subsection 7.13 and 6.18 with respect to any such Subsidiary.

          6.16  Board Observation Rights.  The Borrower shall provide the Bank
                ------------------------
with 3 days notice of each official meeting of the board of directors (which shall occur not less than once per fiscal quarter), advisory committee or other governing body of the Borrower and permit representatives of the Bank to attend such meeting.

          6.17  Financial Covenants.  (a)  Interest Coverage Ratio.  The
                -------------------        -----------------------
Borrower covenants and agrees that the Interest Coverage Ratio shall be, for the period of four consecutive fiscal quarters ending on the last day of each March, June, September and December of each of the Fiscal Years of the Borrower set forth below, not less than the ratio set forth below opposite such day:

          Period of Four Fiscal
          Quarters Ending on the
          Following Dates:                           Ratio
          ----------------------                     -----
             December 31, 1992                   1.10 to 1.00
             March 31, 1993                      1.10 to 1.00
             June 30, 1993                       1.10 to 1.00
             September 30, 1993                  1.10 to 1.00
             December 31, 1993                   1.20 to 1.00
             March 31, 1994                      1.30 to 1.00
             June 30, 1994                       1.35 to 1.00
             September 30, 1994                  1.35 to 1.00
             December 31, 1994                   1.50 to 1.00
             March 31, 1995                      1.65 to 1.00
             June 30, 1995                       1.75 to 1.00
             September 30, 1995                  1.85 to 1.00
             December 31, 1995                   2.10 to 1.00

             March 31, 1996                      2.25 to 1.00
             June 30, 1996                       2.25 to 1.00
             September 30, 1996                  2.25 to 1.00
             December 31, 1996                   2.25 to 1.00
             March 31, 1997                      2.25 to 1.00
             June 30, 1997                       2.25 to 1.00
             September 30, 1997                  2.25 to 1.00
             December 31, 1997                   2.25 to 1.00
             March 31, 1998                      2.50 to 1.00
             June 30, 1998                       2.50 to 1.00
             September 30, 1998                  2.50 to 1.00
             December 31, 1998                   2.50 to 1.00
             March 31, 1999                      2.50 to 1.00
             June 30, 1999                       2.50 to 1.00
             September 30, 1999                  2.50 to 1.00
             December 31, 1999                   2.50 to 1.00
             March 31, 2000                      2.50 to 1.00
             June 30, 2000                       2.50 to 1.00
             September 30, 2000                  2.50 to 1.00
             December 31, 2000                   2.50 to 1.00
             March 31, 2001                      2.50 to 1.00
             June 30, 2001                       2.50 to 1.00
             September 30, 2001                  2.50 to 1.00
             December 31, 2001                   2.50 to 1.00
             March 31, 2002                      2.50 to 1.00
             June 30, 2002                       2.50 to 1.00

          (b)  Fixed Charge Coverage Ratio.  The Borrower covenants and agrees
               ---------------------------
that, prior to any material refinancing of the Indebtedness incurred pursuant to the Senior Credit Agreement, the Fixed Charge Coverage Ratio shall be, for and as of the last day of each Fiscal Year of the Borrower, not less than 1.00 to 1.00.

          (c)  Minimum Net Worth.  The Borrower covenants and agrees that the
               -----------------
Net Worth of the Borrower and its Subsidiaries, on a combined basis, shall be, as of the last day of each Fiscal Year of the Borrower set forth below, not less than the amount set forth below opposite such Fiscal Year:

          Fiscal Year Ending                        Amount
          ------------------                        ------
              1992                               $13,500,000
              1993                               $11,925,000
              1994                               $12,450,000
              1995                               $13,950,000
              1996                               $15,000,000
              1997                               $15,750,000
              1998                               $15,750,000
              1999                               $15,750,000
              2000                               $15,750,000
              2001                               $15,750,000

          6.18  Guaranties.  Upon the formation or acquisition, after the
                ----------
Closing Date, of any Subsidiary of the Borrower, such Subsidiary shall execute and deliver to the Bank an unsecured guaranty (subordinated pursuant to Section 8 hereof to any Guaranty (as defined in the Senior Credit Agreement) made by such Subsidiary), in form and substance satisfactory to the Bank (each as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "Guaranty"), of all then existing or thereafter incurred
              --------
Obligations. Nothing contained in this subsection 6.18 shall permit the Borrower or any Subsidiary thereof to form or acquire any Subsidiary which is otherwise prohibited by this Agreement, including, without limitation, subsection 7.12.

          6.19  Access to Accountants.  The Borrower authorizes the Bank to
                ---------------------
discuss the financial condition of the Borrower and its Subsidiaries with the Borrower's independent certified public accountants upon reasonable notice to the Borrower of its intention to do so. The Borrower shall be given the reasonable opportunity to participate in any such discussion. Within 10 days after the Closing Date, the Borrower shall deliver a letter to such accountants authorizing them to comply with the provisions of this subsection 6.19.


          SECTION 7.  NEGATIVE COVENANTS
                      ------------------

          The Borrower hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Bank hereunder, the Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly:

          7.1  Capital Expenditures.  (a)  Make or capitalize, directly or
               --------------------
indirectly, or otherwise permit Capital Expenditures of the Borrower and its Subsidiaries to exceed, in any Fiscal Year of the Borrower, or make any commitment for any such Capital Expenditures or costs to be paid or incurred during any such period, in excess of the aggregate amount set forth below opposite such Fiscal Year:

          Fiscal Year Ending                   Amount
          ------------------                   ------
          December 31, 1992                  $2,250,000
          December 31, 1993                  $4,500,000
          December 31, 1994                  $4,500,000
          December 31, 1995                  $5,000,000
          December 31, 1996                  $5,500,000
          December 31, 1997                  $6,000,000
          December 31, 1998                  $6,000,000
          December 31, 1999                  $6,500,000
          December 31, 2000                  $6,500,000
          December 31, 2001                  $7,000,000
          December 31, 2002                  $7,000,000

; provided that up to 100% of any such amount, if not so expended in the period
  --------
for which it is permitted above, may be carried over for expenditure in the next following or any succeeding year; provided, further, that in no event shall the
                                  --------  -------
aggregate amount of Capital Expenditures described in this clause (a) in any Fiscal Year, after giving effect to any such carrying over of any amount, exceed the amount set forth below opposite such Fiscal Year:

          Fiscal Year Ending                  Amount
          ------------------                ----------
          December 31, 1992                 $2,250,000
          December 31, 1993                 $5,000,000
          December 31, 1994                 $5,500,000
          December 31, 1995                 $6,000,000
          December 31, 1996                 $6,500,000
          December 31, 1997                 $7,000,000
          December 31, 1998                 $7,000,000
          December 31, 1999                 $7,500,000
          December 31, 2000                 $7,500,000
          December 31, 2001                 $8,000,000
          December 31, 2002                 $8,000,000

          (b) Enter into a Capital Lease in any Fiscal Year of the Borrower which, together with one or more Capital Leases, if any, entered into by the Borrower and its Subsidiaries in such Fiscal Year, provides for aggregate value of the assets financed under such Capital Lease or Capital Leases (as such values are required under GAAP to be recorded on the Borrower's balance sheet) of more than (i) $1,250,000, in the case of the Fiscal Year ending December 31, 1992, December 31, 1993, December 31, 1994 or December 31, 1995 or (ii) $1,500,000, in the case of any such Fiscal Year thereafter.

          7.2  Liens.  Create, incur, assume or suffer to exist any Lien upon
               -----
any of its property or assets of any character, whether owned at the date hereof or hereafter acquired, or hold or acquire any property or assets of any character under conditional sales, finance lease or other title retention agreements, other than Permitted Encumbrances.

          7.3  Indebtedness.  Create, incur, assume or suffer to exist,
               ------------
contingently or otherwise, any Indebtedness, other than (collectively, "Permitted Indebtedness"):
 ----------------------

          (a) present or future Indebtedness under the Loan Documents or the Barclays Partnership Documents;

          (b) present or future Indebtedness under the Senior Loan Documents, including Hedge Agreements with respect to the loans pursuant to the Senior Credit Agreement, provided that the amount of the Revolving Loans made on
                       --------
     the Closing Date shall not exceed $3,000,000;

          (c) other present or future Senior Indebtedness, subject to compliance with the conditions set forth in the definition of such term in subsection 1.1;

          (d) Indebtedness for accrued interest in an approximate amount of $875,000 under the Torrance Note;

          (e) unsecured Current Liabilities incurred in the ordinary course of business other than unsecured Current Liabilities for Indebtedness for Borrowed Money;

          (f) Indebtedness (not overdue unless contested by appropriate proceedings) secured by Liens described in clauses (a) through (i) of the definition of "Permitted Encumbrances";

          (g) Indebtedness for Borrowed Money and Contingent Obligations set forth on Schedule 7.3;

          (h) Indebtedness arising under the Purchase Agreement (including contractual indemnity obligations thereunder);

          (i)  Indebtedness relating to the Specified Transactions;

          (j) Indebtedness for taxes, assessments or other governmental charges or levies, provided that payment thereof shall not at the time be required
                --------
     in accordance with the provisions of subsection 6.2; and

          (k) other Indebtedness for Borrowed Money subordinated to Indebtedness hereunder on terms and conditions satisfactory to the Bank not in excess of (i) during the first three years following the Closing Date, $1,000,000, (ii) during the fourth through sixth year following the Closing Date, $2,000,000 and (iii) thereafter, $3,000,000, in each case outstanding at any time.

          7.4  Loans, Investments and Guaranties.  Lend or advance money or
               ---------------------------------
credit to any Person, or invest in (by capital contribution, creation of Subsidiaries or otherwise), or purchase or repurchase the stock or Indebtedness, of all or a substantial part of the assets or properties, of any Person, or enter into any exchange of securities with any Person, or guarantee, assume, endorse or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance or capability) the Indebtedness, performance, obligations, stock or dividends of any Person (each of the foregoing, an "Investment"), or agree to do any of the
                                       ----------
foregoing, or permit or suffer to permit any of its subsidiaries to do so, other than:

          (a) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

          (b) (i) Investments in securities issued, or that are directly and fully guaranteed or insured, by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than six months from the date of acquisition of (x) the Bank or (y) any other domestic commercial bank having capital and surplus in excess of $100,000,000, the holding company of which has outstanding commercial paper meeting the requirements specified in clause (iv) below, (iii) repurchase agreements with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above (provided, that the underlying securities of
                                    --------
     the type described in clause (i) may have maturities of more than six months from the date of acquisition) entered into with the Bank or any other bank meeting the qualifications specified in clause (ii) above or with securities dealers of recognized national standing, provided, that the
                                                              --------  ----
     terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy Repurchase Agreements of Depositary Institutions With Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985 (the "Supervisory Policy"), and provided, further, that possession or
                ------------------        --------  -------
     control of the underlying securities is established as provided in the Supervisory Policy, (iv) commercial paper or other corporate obligations rated (as of the date of acquisition thereof) at least A-1 or the equivalent thereof by Standard & Poor's Corporation and P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within six months after the date of its acquisition; and (v) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $100,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of its two highest rating categories assigned by such agencies for obligations of such nature.

          (c) Investments representing stock or obligations issued to the Borrower or any of its Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Borrower or such Subsidiary;

          (d) Investments representing the Indebtedness of any Person owing as a result of the sale by the Borrower or any of its Subsidiaries in the ordinary course of business of products or services (on customary trade terms);

          (e) Investments in the stock of any present Special Subsidiary, but not any additional investments therein, and investments in Subsidiaries expressly permitted under subsection 7.12;

          (f) Guaranties in favor of the Bank or in favor of the Agent or the Senior Lenders pursuant to the Senior Credit Agreement;

          (g) deposits for utilities, security deposits under Leases and similar prepaid expenses incurred in the ordinary course of business;

          (h)  trade credits arising in the ordinary course of business;

          (i) employee advances and loans (excluding the Management Notes) arising in the ordinary course of business not to exceed $250,000 in the aggregate outstanding at any one time;

          (j)  the Management Notes;

          (k)  Investments outstanding on the Closing Date and described on
     Schedule 7.4 hereto;

          (l)  Investments arising directly under the Specified Transactions;

          (m) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) loans and advances to any Independent Franchise Affiliate in an aggregate amount not to exceed $300,000, and (ii) acquisitions of the stock, assets or properties of Independent Franchise Affiliates in an aggregate amount not to exceed $1,000,000, provided that such Investments, in each case, shall be deemed
                 --------
     to be Capital Expenditures for purposes of subsection 7.1; provided,
                                                                --------
     further, that neither the Borrower nor any Subsidiary shall violate
     -------
     subsection 7.2 or 7.3 as a result of such Investment; and

          (n) So long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Investments (including, without limitation, Investments in Joint Ventures) in an aggregate amount not to exceed $500,000 prior to the fifth anniversary of the Closing Date and $1,000,000 thereafter; provided that such Investments shall be deemed to be
                            --------
     Capital Expenditures for purposes of subsection 7.1; provided, further,
                                                          --------  -------
     that neither the Borrower nor any Subsidiary shall violate subsection 7.2 or 7.3 as a result of such Investment.

          7.5  Merger, Sale of Assets, Dissolution, Etc.  Enter into any
               ----------------------------------------
transaction of merger or consolidation, change its name (except that the Borrower may change its name to Muzak Limited Partnership), acquire all or a substantial portion of the assets of any Person, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its properties or assets, or any of its notes or Receivables, or permit any Subsidiary to issue or sell any of its equity interests or any rights, warrants or options to acquire such equity interests, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except

          (a) sales or other dispositions by the Borrower, any Guarantor or any Subsidiary thereof of worn out or obsolete property (including motor vehicles and inventory) in the ordinary course of business, or otherwise no longer necessary for the proper conduct of business;

          (b) the abandonment of any assets and properties of the Borrower or any Subsidiary thereof which are no longer useful in its business and cannot be sold;

          (c)  dissolution of the Special Subsidiaries;

          (d)  Capital Expenditures permitted pursuant to subsection 7.1;

          (e) Investments, acquisitions and intercompany loans permitted pursuant to subsections 7.3 and 7.4;

          (f) purchases of assets not constituting Capital Expenditures in the ordinary course of business;

          (g) transfers, sales, assignments, leases or other dispositions of assets, notes or Receivables for fair market value, as determined by the Managing General Partner; provided that (i) the Borrower or the applicable
                               --------
     Subsidiary shall receive at least 75% of such fair market value in cash,
     (ii) the Borrower shall not sell or transfer assets to any Subsidiary except to the extent not prohibited pursuant to subsection 7.12 and (iii) in the case of any such disposition by a Subsidiary, such Subsidiary shall have declared and paid a dividend to the Borrower in an amount at least equal to the proceeds of such disposition;

          (h) the sale by the Borrower of all of its assets to a corporation which has no other assets or liabilities at the time of such sale pursuant to Section 16.01 of the Partnership Agreement, provided that such
                                                    --------
     corporation shall have assumed all of the Borrower's obligations under the Loan Documents pursuant to documentation which takes into account that the successor to the Borrower is a corporation rather than a partnership, which shall grant to the Bank substantially the same rights it has pursuant to the Loan Documents prior to such sale and which shall be in form and substance reasonably satisfactory to the Bank, provided,
                                                    --------
     further, that (i) prior to the exercise of any of the options granted
     -------
     pursuant to the Option Agreement, the Borrower shall have executed and delivered to the Bank or an Affiliate of the Bank a warrant agreement with respect to non-voting common stock of such corporation (convertible to voting shares at the option of any transferee of the Bank or its Affiliate not subject to regulatory restrictions) in form and substance reasonably satisfactory to the Bank, which shall grant to the Bank or such Affiliate substantially the same rights it has pursuant to the Option Agreement and the Barclays Letter Agreement prior to such sale and (ii) following the exercise of any of the options granted pursuant to the Option Agreement, the Bank Partnership Interests shall have been exchanged for shares of non-voting common stock of such corporation (convertible to voting shares at the option of any transferee of the Bank not subject to regulatory restrictions) or other instrument, in form and substance reasonably satisfactory to the holder or holders of the Bank Partnership Interests, which shall grant to the holder or holders of the Bank Partnership Interest substantially the same rights it or they have pursuant to the Partnership Agreement and the Barclays Letter Agreement prior to such sale;

          (i)  acts in furtherance of the Specified Transactions;

          (j) the dissolution through merger with and into the Borrower of any Subsidiary;

          (k)  sales of Inventory in the ordinary course of business; and

          (l) the issuance and sale by any Subsidiary of its equity interests, provided that such Subsidiary shall have declared and paid a dividend to
     --------
     the Borrower in an amount at least equal to the net proceeds of such sale.

          7.6  Dividends, Redemptions and Other Payments.  (a) Declare or pay,
               -----------------------------------------
or suffer or permit any of its Subsidiaries to declare or pay, any distributions (including, without limitation, any return of all or part of any capital contribution or allocation of items of income or gain or any distribution in respect of any "put option" under the Partnership Agreement) in respect of any Partnership Interests in the Borrower or any of its Subsidiaries, or declare or pay any dividends on any shares of capital stock of any class of any of its Subsidiaries, in any case now or hereafter outstanding, or purchase, redeem, cancel or acquire any Partnership Interests in the Borrower or any Subsidiary of the Borrower, or any capital stock of any of its Subsidiaries or any option, warrant, or other right to acquire such partnership interest or capital stock, or apply or set apart any of its assets therefor, or make any distribution (by reduction of capital or otherwise) in respect of any such partnership interest or shares of capital stock or any such option, warrant or other right, other than (i) dividends paid or distributed by any Subsidiary of the Borrower to its direct parent, (ii) cash payments constituting Distributable Income Taxes, (iii) distributions in respect of the Specified Transactions, (iv) distributions in respect of transactions permitted by subsection 7.5(j) and (v) distributions to the Borrower in respect of the dissolution of the Special Subsidiaries.

          (b) Make any payment or prepayment of principal of or interest on, or purchase, defease, acquire or redeem the Earn-Out Note, the Exchange Notes or the Torrance Note or make any deposit in respect thereof or give notice in respect thereof, or suffer or permit any of its Subsidiaries to do so, provided,
                                                                       --------
however, that so long as no Default or Event of Default is continuing and such
- -------
payment shall not cause a Default or Event of Default to occur, the Borrower may
(i) make regular, scheduled mandatory payment or prepayment of interest when and as due and payable on the Torrance Note, such payment being approximately in the amount of $875,000 due on June 1, 1993 and payable on or about January 1, 1994,
(ii) subject to subsection (c) below, make payments with respect to the Specified Transactions and (iii) make distributions in respect of interest on the Exchange Notes payable solely in additional Exchange Notes to the holders of such Exchange Notes.

          (c)  Make any cash payment in respect of the Earn-Out Payment unless
(i) no Default or Event of Default is continuing and the Earn-Out Payment shall not cause a Default or Event of Default to occur, (ii) the Borrower has achieved the EBITDA (as defined in the Purchase Agreement) levels set forth in Section
2.5 of the Purchase Agreement as in existence on the Closing Date, and (iii) such payment is made on or immediately after the fifth anniversary of the Closing Date.

          (d) Make any cash payment in respect of the Earn-Out Note unless (i) no Default or Event of Default is continuing and the payment with respect to the Earn-Out Note shall not cause a Default or Event of Default to occur, (ii) such payment shall be permitted pursuant to the Earn-Out Note Subordination Agreement and (iii) such payment is made after the fifth anniversary of the Closing Date.

          7.7  Transactions with Affiliates.  Except as expressly permitted
               ----------------------------
under subsection 7.8 or with respect to the Management Option Plan, the FCC Leases, the Specified Transactions and the Management Notes, enter into or perform any transaction, including without limitation, the purchase, leasing, sale or exchange of property or assets or the hiring or rendering of any service with any Affiliate of the Borrower or any Subsidiary, except for any transaction which is in the ordinary course of its business, and which transaction is upon fair and reasonable terms no less favorable to it than it could obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or a Subsidiary.

          7.8  Compensation and Fees.  Suffer or permit any member of Muzak
               ---------------------
Management (i) to be employed by Centre Partners,

CCI or any of their Affiliates, directly or indirectly, other than through employment by the Borrower and any other Credit party, or (ii) as to Messrs. John Jester and James Harrison only, so long as they are employed by the Borrower, to devote less than substantially all of their business time to the business affairs of the Credit Parties. Without limiting the generality of the foregoing, (x) the Borrower shall provide to the Bank an annual statement setting forth the aggregate amount of all forms of compensation paid to the five highest compensated members of Muzak Management (excluding accretion in value for options previously granted to such Persons) and (y) the Borrower shall not pay, directly or indirectly, any management, consulting or similar fees to, make any other payments of any kind to the General Partners or any officers, directors, or partners of the General Partners or any Affiliate of the Borrower (except for those Persons who also are members of Muzak Management), provided,
                                                                     --------
however, the Borrower shall be permitted in all events: (i) subject to
- -------
subsection 7.6, to make payments of Distributable Income Taxes, (ii) to make payments of directors fees and expenses as provided in Article IX of the Partnership Agreement, (iii) to make payments with respect to the Specified Transactions, (iv) to make payment of a $600,000 closing fee payable on the Closing Date to Centre Partners and (v) to make payments to Affiliates of the Borrower so long as such payments are permitted pursuant to subsection 7.4(m) or
(n).

          7.9  Noncompliance with ERISA.  (a)  Engage in any transaction in
               ------------------------
connection with which any Credit Party could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a material tax imposed under the provisions of Section 4975 of the Code;

          (b) adopt an amendment, or suffer or permit any other Credit Party to adopt an amendment, to any Pension Benefit Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code;

          (c) terminate, or suffer or permit any other Credit Party or any ERISA Affiliate to terminate, any Pension Benefit Plan under Section 4041(c) of ERISA;

          (d) fail to make any material payment when due of any amounts which, under the provisions of any Employee Plan or Multiemployer Plan, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto or as premiums to the PBGC, with respect to any Pension Benefit Plan, suffer or permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code);

          (e) enter into a new agreement that would obligate any Credit Party or any ERISA Affiliate to make contributions to a Multiemployer Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA, other than as may be required pursuant to the terms of any collective bargaining agreement which is in effect as of the date hereof or as in effect as of any date in the future; or

          (f) create, extend or increase any obligation to provide health or medical benefits to retirees (other than at the retiree's own expense) of any Credit Party other than as may be required pursuant to the terms of any collective bargaining agreement which is in effect as of the date hereof or at any date in the future or pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations thereunder, or any other applicable federal, state or local law; provided that the Borrower may,
                                              --------
and may permit its Subsidiaries to, provide employer-paid COBRA coverage to employees terminated pursuant to individual severance arrangements, for a period not to exceed two years; and, provided, further, that such coverage shall not in
                              --------
the aggregate result in material liability to the Borrower.

          7.10  Amendment and Modification of Purchase Documents and Other
                ----------------------------------------------------------
Documents.  (a)  Directly or indirectly, amend, modify, supplement, waive
- ---------
compliance with, seek or grant a waiver under, or assent to noncompliance with,
(i) any term, provision or condition of the Subordinated Indebtedness if the effect of such amendment is to: (A) increase the interest rate on such Subordinated Indebtedness; (B) change the dates upon which payments of principal, interest or dividends are due on such Subordinated Indebtedness; (C) change any event of default or add any covenant with respect to such Subordinated Indebtedness; (D) change the redemption or prepayment provisions of such Subordinated Indebtedness; (E) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (F) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Subordinated Indebtedness in a manner adverse to the Borrower, any of its Subsidiaries or the Bank, or (ii) any material term, provision or condition of any of the Purchase Documents that materially adversely affects the Bank (in such capacity only) in the reasonable opinion of the Bank or (iii) any Management Note in a manner that would have the effect of increasing the aggregate principal amount of any such Indebtedness to be in excess of $600,000 or extending the final maturity date thereunder, (b) directly or indirectly amend or modify any term or provision of the Senior Credit Agreement, if the effect of any such amendment or modification is to increase by more than the amounts set forth in the definition of "Senior Credit Agreement" the amount of loans or the commitment for loans and letters of credit under the Senior Credit Agreement.

          7.11  Fiscal Year.  Change the Fiscal Year of the Borrower or any of
                -----------
its Subsidiaries to other than a December 31st fiscal year.

          7.12  Limitation on Formation of Subsidiaries.  Form or cause to be
                ---------------------------------------
formed any Subsidiary without the prior written consent of the Bank (which consent shall not be unreasonably withheld) other than any Subsidiaries the Investments in which by the Borrower and its Subsidiaries do not exceed the amounts set forth in subsection 7.4(n) or (m), as applicable; provided that
                                                              --------
the Borrower shall not transfer to any such Subsidiaries any assets primarily relating to (i) the base music or licensing business of the Borrower or (ii) any of its twelve divisions for which it acts as licensor or licensee. Without in any way limiting the provisions of the preceding sentence, in no event shall the Borrower form or cause to be formed a Subsidiary (other than any Subsidiary the Investments in which by the Borrower and its Subsidiaries do not exceed the amounts set forth in subsection 7.4(n) or (m), as applicable) unless and until:
(i) such Subsidiary enters into a Guaranty in accordance with the terms of subsection 6.18; and (ii) such Subsidiary agrees in writing to be bound by the covenants set forth in Section 6 and 7.

          7.13  Change of Business.  Alter in any material respect the nature of
                ------------------
its business or engage in any business other than the business of on-location and broadcast business services, which include without limitation, producing, marketing and distributing programmed music, music video services, data communications services, video communications services, in store advertising and promotion services, electronic publication and information distribution services, related equipment and ancillary communications and related services, all as engaged in on the Closing Date.

          SECTION 8.  SUBORDINATION
                      -------------

          8.1  Subordination of Loan to Senior Indebtedness.  Each of the
               --------------------------------------------
Borrower and the Bank (the use of the term "Bank" in this Section 8 includes each Purchasing Noteholder and Participant) covenants and agrees that, to the extent and in the manner hereinafter set forth in this Section 8, the Indebtedness incurred in connection with the Loan and represented by the Note or any Guaranty and the payment of the principal or interest and premium, if any, on the Loan and all other Indebtedness, Obligations and liabilities, now existing or hereafter created, arising under or in connection with this Agreement and the Loan Documents, including without limitation, all expenses, fees, indemnities, interest and other amounts now or hereafter payable hereunder or thereunder (all of the foregoing, the "Subordinated Obligations") are hereby
                                          ------------ -----------
expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

          The expression "payment in full" or "paid in full" or any similar term(s) or phrase(s) when used in this Section 8 with respect to Senior Indebtedness shall mean the final and indefeasible payment in full of all such Senior Indebtedness in cash, or, in the case of Senior Indebtedness consisting of contingent obligations in respect of letters of credit or other reimbursement obligations under the Senior Loan Documents, the setting apart of cash sufficient to discharge such portion of Senior Indebtedness in an account for the exclusive benefit of the holders thereof, in which account such holders shall be granted by the Borrower a first priority perfected security interest in a manner acceptable to such holders, which payment or perfected security interest shall have been retained by the holders of Senior Indebtedness, in each case, for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors' rights laws.

          8.2  Subordination Upon Bankruptcy or Insolvency.  In the event of (a)
               -------------------------------------------
any insolvency or bankruptcy case or proceeding under the Bankruptcy Code, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, against or with respect to the Borrower or
(b) any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Borrower, then and in any such event:

             (i) the Senior Debt Holders shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, before the Bank is entitled to receive any payment on account of the Subordinated Obligations;

            (ii) any payment or distribution of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Bank would be entitled but for the provisions of this Section 8, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower being subordinated to the payment of the Loan, shall be paid or delivered by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the agent of the Senior Debt Holders, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Debt Holders; and

           (iii) in the event that, notwithstanding the foregoing provisions of this subsection 8.2, the Bank shall have received any such payment or distribution of any kind or character, whether in cash, property or securities, by setoff or otherwise, before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be deemed to be the property of, segregated, received and held in trust for the benefit of and shall be immediately paid over or delivered forthwith to the agent of the Senior Debt Holders for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the Senior Debt Holders.

          The Borrower shall give prompt notice to the Bank of the occurrence of any of the events referred to in subsection 8.2(a), (b) or (c); provided,
                                                                --------
however, that the failure to deliver such notice shall not affect in any manner
- -------
the rights of the Senior Debt Holders hereunder.

          8.3  Subordination Upon Default or Acceleration of Senior
               ----------------------------------------------------
Indebtedness.  (a)  In the event of any Event of Default (as defined in the
- ------------
Senior Credit Agreement or other instrument relating to Senior Indebtedness) in the payment of any Senior Indebtedness or (b) in the event that any Event of Default (as defined in the Senior Credit Agreement or other instrument relating to Senior Indebtedness) (other than an event described in clause (a)) with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holder of such Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, then no payment of any nature (direct or indirect) shall be made on account of the Subordinated Obligations (x) in the case of any such Event of Default described in clause (a), from the date of such Event of Default until the date, if any, on which the Senior Indebtedness not paid as described in clause (a) to which such Event of Default relates shall have been paid in full or the Senior Debt Holders shall have provided notice to the Bank (which notice shall be delivered promptly) that such Event of Default is cured or waived by the appropriate Senior Debt Holders; or (y) in the case of such Event of Default described in clause (b), from the date the Borrower first received written notice of such Event of Default from the Senior Debt Holders or their agent until the earlier of (1) 180 days after such date, and (2) the date, if any, on which the Senior Indebtedness to which such Event of Default relates shall have ceased to exist or the Senior Debt Holders shall have provided notice to the Bank (which notice shall be delivered promptly) that such Event of Default is cured or waived by the appropriate Senior Debt Holders; provided,
                                                                   --------
however, that (I) further written notice relating to the same or any other Event
- -------
of Default specified in clause (b) above with respect to any Senior Indebtedness received by the Borrower within one (1) year after receipt of the initial such written notice shall not be effective for the purposes of this sentence and (II) that no more than an aggregate of seven (7) written notices may be given pursuant to this subsection 8.3 with respect to an Event of Default described in clause (b) above during the period from the date hereof to and including the date the Note has been paid in full. Any notice given by the Senior Debt Holders to the Borrower pursuant to this subsection 8.3 shall specify in reasonable detail the Event of Default which is continuing and the basis upon which such notice is being given, shall state that no amounts shall be payable by the Borrower in respect of the Subordinated Obligations in accordance with this subsection 8.3 and shall specify that this notice serves as notice to the holders of the Subordinated Indebtedness under this Section 8.3. The Borrower, forthwith upon receipt of any such notice, shall send copies thereof to the Bank.

          In the event that, notwithstanding the foregoing, the Borrower shall make any payment to the Bank prohibited by the foregoing provisions of this subsection 8.3, then and in such event such payment shall be deemed to be the property of, segregated, received and held in trust for the benefit of and shall be immediately paid over and delivered forthwith to the Senior Debt Holders or their representative, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by them for application against the Senior Indebtedness until such Senior Indebtedness is paid in full.

          Notwithstanding the foregoing, if any holder of Senior Indebtedness shall declare Senior Indebtedness due and payable before the expressed maturity of such Senior Indebtedness, then no direct or indirect payment (in cash, property, by set-off or otherwise) shall be made on account of any indebtedness in respect of the Subordinated Obligations unless and until (A) such acceleration shall have been revoked or rescinded or (B) such Senior Indebtedness shall be paid in full.

          The provisions of this subsection 8.3 shall not apply to any payment with respect to which subsection 8.2 would be applicable.

          8.4  Bank's Rights and Remedies.  Nothing contained in Section 8 or
               --------------------------
elsewhere in this Agreement or in the Note shall, at any time except during the pendency of any case or proceeding of the Borrower referred to in subsection 8.2 or under the conditions described in subsection 8.3, affect the obligation of the Borrower to make, or prevent the Borrower from making, payments at any time (except as limited pursuant to the last sentence of subsection 3.2) of principal of or interest or premium, if any, on the Loan or any fees or other amounts payable by the Borrower under this Agreement or the Note or prevent the Bank from exercising all remedies otherwise permitted by this Agreement, the Note or applicable law upon default under this Agreement or the Note, subject to the rights, if any and if permitted pursuant to subsection 3.2, under this Section 8 of the Senior Debt Holders (1) in any case or proceeding of the Borrower referred to in subsection 8.2, to receive, pursuant to and in accordance with such subsection, cash, property and securities otherwise payable or deliverable to such holder, or (2) under the conditions specified in subsection 8.3, to prevent (or receive) any payment prohibited by such subsection.

          With respect to the Senior Indebtedness, the Bank undertakes to perform only such obligations on the part of the Bank as are specifically set forth in this Section 8, and no implied covenants or obligations with respect to the Senior Debt Holders shall be read into this Section 8 against the Bank.

          8.5  Subrogation to Rights of Senior Debt Holders.  Subject to the
               --------------------------------------------
payment in full of all Senior Indebtedness, the Bank shall be subrogated to the rights of the Senior Debt Holders to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest and premium, if any, on the Loan and any fees or other amounts payable by the Borrower under this Agreement or the Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the Senior Debt Holders of any cash, property or securities to which the Bank would be entitled except for the provisions of this Section 8, and no payments over pursuant to the provisions of this Section 8 to the Senior Debt Holders by the Bank, shall, as among the Borrower, its creditors other than Senior Debt Holders, and the Bank, be deemed to be a payment or distribution by the Borrower to or on account of the Senior Indebtedness.

          8.6  No Waiver of Subordination Provisions.  No right of any present
               -------------------------------------
or future Senior Debt Holder to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower, or by any non-compliance by the Borrower with the terms, provisions and covenants of this Agreement or the Note, regardless of any knowledge thereof any such Holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the Senior Debt Holders may, at any time and from time to time, without the consent of or notice to the Bank, without incurring responsibility to the Bank and without impairing or releasing the subordination provided in Section 8 or the obligations hereunder of the Bank to the Senior Debt Holders, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, amend, modify, or alter, any Senior Indebtedness or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any Senior Indebtedness; provided,
                                                                       --------
however, that the provisions of this Section 8 are limited to Indebtedness which
- -------
constitutes Senior Indebtedness; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
(c) release any Person liable in any manner for the collection of Senior Indebtedness; (d) fail or delay in the perfection of Liens securing the Senior Indebtedness, and (e) exercise or refrain from exercising any rights against the Borrower and any other Person.

          8.7  Reliance on Judicial Order or Certificate of Liquidating Agent.
               --------------------------------------------------------------
Upon any payment or distribution of assets of the Borrower referred to in this
Section 8, the Bank shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, delivered to the Bank, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

          8.8  Bank Entitled to Assume Payments Not Prohibited in Absence of
               -------------------------------------------------------------
Notice.  The Bank shall not at any time be charged with knowledge of the
- ------
existence of any facts which would prohibit the making of any payment to it, unless and until the Bank shall have received written notice thereof at its principal office (or such other address which shall have been given in writing to all Senior Debt Holders and the Borrower) from the Borrower or from one or more Senior Debt Holders or from any representative or representatives thereof; and prior to the receipt of any such written notice the Bank shall be entitled to assume conclusively that no such facts exist, without, however, limiting any such rights of Senior Debt Holders under this Section 8 to recover from the Bank, or the obligation of the Bank to turn over to the Senior Debt Holders, any payment made to the Bank which the Bank is not entitled under this Section 8 to retain.

          The Bank shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be Senior Debt Holder to establish that such notice has been given by a Senior Debt Holder. In the event that the Bank determines in good faith that further evidence is required with respect to the right of any Person as a Senior Debt Holder to participate in any payment or distribution pursuant to this Section 8, the Bank may request such Person to furnish evidence to the reasonable satisfaction of the Bank as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 8, and if such evidence is not furnished the Bank may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          8.9  Information as to Subordination.  The Borrower will not, and will
               -------------------------------
not permit any of its Subsidiaries or agents to, publish or give to any creditor or prospective creditor of the Borrower or any of its Subsidiaries any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the Bank without also stating, or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of the Senior Debt Holders and not for the benefit of any other creditor of the Borrower or any of its Subsidiaries.

          8.10  Effect of Failure to Pay Loan.  The fact that failure to make a
                -----------------------------
payment on account of principal of or interest or premium, if any, on the Loan by reason of any provision of this Section 8 shall not be construed as preventing the occurrence of a Default or Event of Default under this Agreement.

          8.11  Reliance.  The Bank by its making of the Loan acknowledges and
                --------
agrees that the provisions of Section 8 are, and are intended to be, an inducement and a consideration to each Senior Debt Holder, whether the Senior Indebtedness was created or acquired before or after the issuance of the Note, to acquire and/or continue to hold such Senior Indebtedness and such Senior

Debt Holder shall be deemed conclusively to have relied on the provisions of this Section 8 in acquiring and/or continuing to hold such Senior Indebtedness.

          8.12  Amendments.  Without the prior written consent of the Senior
                ----------
Lenders (a) the Borrower may not enter into written amendments, supplements or modifications to the provisions of this Section 8, and (b) the Bank may not execute and deliver to the Borrower any written instrument waiving any of the requirements of this Section 8.

          SECTION 9.  EVENTS OF DEFAULT
                      -----------------

          Upon the occurrence of any of the following events:

          (a) failure by the Borrower to pay any principal of the Loan or any premium thereon when due, or failure by such Borrower to pay any interest on the Loan or to pay any fee or other amount payable hereunder within 15 days after the date when due; or

          (b) any representation or warranty made by any Credit Party in this Agreement or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith or in the Purchase Documents shall prove to have been incorrect, false or misleading in any material respect on or as of the date when made; or

          (c) any default by the Borrower in the observance or performance of any covenant or agreement contained in subsection 6.1(g), 6.17, 7.1, 7.3, 7.5, 7.6, 7.10, 7.11 or 7.12; or

          (d) any default by the Borrower in the observance or performance of any covenant or agreement contained in subsection 6.1(a), 6.1(b), 6.1(c), 6.1(f), 7.4, 7.7, 7.8, 7.9 or 7.13 and the continuance of such default shall remain unremedied for a period of 15 days; or

          (e) any default by the Borrower in the observance or performance of any other covenant or agreement contained in this Agreement (other than as specified in clauses (a) through (d)) and the continuance of such default shall remain unremedied for a period of 30 days after the Bank shall have given notice thereof to the Borrower or the Borrower shall have given notice thereof to the Bank pursuant to subsection 6.9; or

          (f) the Borrower or any Subsidiary shall after giving effect to any grace period provided therein, default in the observance or performance of any agreement or condition relating to any Indebtedness for Borrowed Money (other than any such default in respect of the Loan or the Senior

     Indebtedness) or in the payment of any Contingent Obligation which has become due and payable in respect of any such Indebtedness of any other Person or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in any such case the effect of which default or other event or condition is to cause such Indebtedness to become due (pursuant to notice from the holders of such notice, if required pursuant to such Indebtedness) prior to its stated maturity or such Contingent Obligation to become payable in an aggregate amount for such Indebtedness and Contingent Obligations of $1,000,000 or more, or the Borrower or any Credit Party shall default in the payment of any such Indebtedness or Contingent Obligation at the final maturity thereof; or

          (g) the holder or holders of any Senior Indebtedness (or a trustee or agent on behalf of such holder or holders) shall cause, with the giving of notice if required, any of the Senior Indebtedness to become due prior to its stated maturity; or

          (h) (i) any Credit Party shall (A) be unable to pay its debts generally as they become due; (B) file a petition to take advantage of any insolvency act; ((C) make an assignment for the benefit of its creditors;
     (D) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of a whole or any substantial part of its property; (E) file a petition or answer seeking reorganization or arrangement or similar relief under the Federal Bankruptcy Code or any other applicable law or statute of the United States of America or any state; or (F) by appropriate proceedings of the board of directors, or the general or limited partners or other governing body of any Credit Party, authorize the filing of any such petition, making of such assignment or commencement of such a proceeding; or (ii) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Credit Party or of the whole or any substantial part of its properties, or approve a petition filed against any Credit Party seeking reorganization or arrangement or similar relief under the Federal Bankruptcy Code or any other applicable law or statute of the United States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Credit Party or of the whole or any substantial part of its properties; or if there is commenced against any Credit Party any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of sixty days; or if any Credit Party by any act indicates its consent to or approval of any such proceeding or petition; or

          (i)(i) a Reportable Event shall have occurred with respect to a Pension Benefit Plan;

         (ii) any Credit Party or any ERISA Affiliate, or an administrator of any Pension Benefit Plan shall have filed a notice of intent to terminate a Pension Benefit Plan in a "distress termination" under the provisions of
     Section 4041(c) of ERISA;

        (iii) any Credit Party or any ERISA Affiliate, or an administrator of a Pension Benefit Plan shall have received a notice that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) a Pension Benefit Plan;

         (iv) any Credit Party or any ERISA Affiliate has incurred, or is likely to incur, a material liability under the provisions of Sections 4041(c), 4062, 4063, 4064 or 4201 of ERISA;

          (v) any Person shall engage in any transaction in connection with which any Credit Party could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a material tax imposed under the provisions of Section 4975 of the Code; or

         (vi) the Borrower, any Credit Party or any ERISA Affiliate fails to pay the full amount of any installment due under Section 412(n) of the Code such that a Lien could arise under Section 412(m) of the Code;

and in each case in clauses (i) through (vi) above, in the reasonable opinion of the Bank, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty or other liabilities which in the aggregate would be material in relation to the business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) of the Borrower;

          (j)  a Transfer Event shall occur; or

          (k) any judgment remaining unpaid, unstayed, undismissed, unbonded or otherwise undischarged for a period of 30 days is entered against any Credit Party which by itself or together with all other such judgments rendered against such Credit Party remaining unpaid, unstayed, undismissed, unbonded or otherwise undischarged for a period of 30 days, involves in the aggregate a liability not covered by insurance of (w) during the first three years following the Closing Date, $250,000 or more, (x) during the fourth through sixth year following the Closing Date, $500,000 or more or
     (z) thereafter, $750,000 or more or (ii) there is any attachment, injunction or execution against any of its properties remaining unstayed or undismissed for a period of 30 days which by itself or together with all other attachments, injunctions and executions against its properties remaining unstayed or undismissed for a period of 30 days involves in the aggregate a liability not covered by insurance of (w) during the first three years following the Closing Date, $250,000 or more,
     (x) during the fourth through sixth year following the Closing Date, $500,000 or more or (z) thereafter, $750,000 or more; or

          (l) following September 4, 2000, (i) Indebtedness pursuant to term loans under the Senior Credit Agreement exceeds $15,000,000 in the aggregate or (ii) Indebtedness pursuant to revolving credit loans incurred or permitted to be incurred (the "Permitted Revolving Credit Commitments") under the Senior Credit Agreement exceeds $8,000,000, provided that such
                                                           --------
     Permitted Revolving Credit Commitments may be increased during such period at the option of the Borrower by an aggregate amount not exceeding $5,000,000 so long as the term loans under the Senior Credit Agreement are reduced for such period by an amount equal to such increase in the Permitted Revolving Credit Commitments;

then, and in any such event, (x) if such event is an Event of Default specified in paragraph (h) of this Section 9, the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (y) if such event is any other Event of Default, the Bank may, so long as such Event of Default is continuing, declare the Loan (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          In the event of a declaration of acceleration in respect of the Note because an Event of Default specified in Section 9(g) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the appropriate holders of the Senior Indebtedness have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge, cure or rescission, as the case may be, shall have been given to the Bank by the Borrower or by one or more of the holders of such Indebtedness or a trustee, fiduciary or agent for such holders and no other Event of Default has occurred since such declaration of acceleration in respect of the Note which has not been cured or waived.

          Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived to the extent permitted by law.


          SECTION 10.  MISCELLANEOUS
                       -------------

          10.1  Amendments and Waivers.  Subject to subsection 8.12, with the
                ----------------------
written consent of the Bank, the Borrower may, from time to time, enter into written amendments, supplements or modifications thereto for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Bank, or of the Borrower hereunder or thereunder, and the Bank may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Bank may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any assignment, delegation or sale of rights, obligations, or any other interest herein or in the Note pursuant to the terms of subsection 10.6 shall not be considered an amendment, supplement, modification or waiver of any provision hereof or of the other Loan Documents. Any amendment, supplement, modification or waiver made or granted pursuant hereto shall be binding upon the parties hereto and to all future holders of the Note. In the case of any waiver, the parties hereto shall be restored to their former position and rights hereunder and under the outstanding Note, and any Default or Event of Default waived shall be deemed to be cured as of the date of the occurrence of such Default or Event of Default and not continuing through the effective date of such waiver; but, no such waiver shall extend to the continuation of such Default or Event of Default beyond the effective date of such waiver nor shall such waiver extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2  Notices.  All notices, consents, requests and demands to or upon
                -------
the respective parties hereto to be effective shall be in writing or by telecopier and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or by overnight courier, or when deposited in the mail, certified mail, return receipt requested, postage prepaid, three (3) days after being so deposited or, in the case of telecopy notice and acknowledged, when sent, addressed as follows to the Borrower and the Bank, or to such address or other address as may be hereafter notified in writing by any of the respective parties hereto or any future holders of the
Note:

     The Borrower:                 MLP Operating, L.P.
                                   c/o Centre Partners L.P.
                                   One Rockefeller Plaza
                                   New York, NY 10020
                                   Attention:  Mr. Lester Pollack
                                   Telecopier: (212) 632-4846
                                   Telephone:  (212) 632-4829

     With a copy to:               Muzak Limited Partnership
                                   400 North 34th Street
                                   Suite 200
                                   Seattle, Washington 98103
                                   Attention:  Mr. John R. Jester
                                   Telecopier: (206) 633-6210
                                   Telephone:  (206) 633-3000

     With a copy to:               Rosenman & Colin
                                   575 Madison Avenue
                                   New York, NY 10022
                                   Attention: Mr. Michael Roth
                                   Telecopier: (212) 940-8776
                                   Telephone:  (212) 940-8800

     The Bank:                     Barclays Bank PLC
                                   222 Broadway
                                   New York, New York 10038
                                   Attention: Patrick N.W. Turner
                                   Telecopier: (212) 412-6780
                                   Telephone:  (212) 412-6777

          10.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note, and shall terminate when all amounts outstanding under the Note and all other amounts payable hereunder have been paid in full; provided that obligations in respect of indemnifications
                   --------
hereunder shall survive the repayment of amounts outstanding hereunder and under the Note.

          10.5  Payment of Expenses and Taxes; Indemnification. The Borrower
                ----------------------------------------------
agrees (a) to pay or reimburse the Bank for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement, the Note, the other Loan Documents and any documents prepared in connection herewith or therewith, and the consummation of the transactions and the enforcement of any rights contemplated hereby and thereby, including, without limitation, (i) the reasonable fees and disbursements of its outside counsel, whether or not the transactions herein contemplated are consummated, and (ii) reasonable domestic travel and other expenses incurred by the Bank in connection with attending meetings permitted pursuant to subsection 6.16), (b) to pay, indemnify, and to hold the Bank and its Affiliates, directors, officers, employees, attorneys and agents thereof harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay by the Borrower or any party to any of the Related Transaction Documents in paying, stamp, excise and other similar taxes, it being understood that in no event shall these taxes be deemed to include (x) taxes payable by withholding, if any, or (y) franchise taxes and taxes upon or determined by reference to net income, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note and the other Loan Documents, and (c) to pay, indemnify, and hold the Bank and Affiliates, directors, officers, employees, attorneys and agents thereof harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Note, the other Loan Documents and the Related Transaction Documents, arising because of claims of Third Parties (all of the foregoing, collectively, the "indemnified liabilities"), provided that the Borrower shall
                   -----------------------    --------
have no obligation hereunder with respect to (x) indemnified liabilities arising from (i) the gross negligence, bad faith or willful misconduct of the Bank, (ii) a breach by the Bank of any covenant or agreement contained in any Loan Document, (iii) any violation by the Bank of any law or regulation applicable to the Bank (except to the extent that such violation is attributable to any breach by or on behalf of the Seller, the Borrower or any Subsidiary of any representation, warranty or agreement contained in any Related Transaction Document, in each case, as determined by a final nonappealable decision of a court of competent jurisdiction) or (iv) legal proceedings commenced against the Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (y) losses, liabilities or obligations of the Bank arising out of the Option Agreement, Indemnity Agreement, Barclays Letter Agreement or Partnership Agreement. The agreements in this subsection shall survive repayment of the Note and all other amounts payable hereunder.

          10.6  Successors and Assigns.  (a) This Agreement shall be binding
                ----------------------
upon and inure to the benefit of the Borrower, the Bank, all future holders of the Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

          (b) The Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in the Loan,
                          ------------
the Note or any other amount payable to the Bank hereunder. In the event of any such sale by the Bank of participating interests to a Participant, (x) the Bank's obligations under this Agreement shall remain unchanged, the Bank shall remain solely responsible for the performance thereof, the Bank shall remain the holder of the Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and (y) the Bank shall be fully responsible (without recourse to the Borrower) for any present or future withholding or other taxes, duties or charges of any nature imposed on any payments or prepayments to be made to a Participant.

          (c) The Bank may, upon prior written notice to the Borrower, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more banks or trust companies organized under the laws of the United States of America or any State thereof having a combined capital and surplus of not less than $100,000,000 or other financial institution, in each case, reasonably acceptable to the Borrower (individually a "Purchasing Noteholder" and collectively "Purchasing
                 ---------------------                    ----------
Noteholders") any part of its rights and obligations under this Agreement and
- -----------
the Note; provided that, after giving effect thereto, Barclays Bank PLC shall retain at least 50% of the outstanding principal amount of the Loan. Upon such sale, (x) the Purchasing Noteholder shall be a party hereto and have the rights and obligations of the Bank hereunder based on the percentage of the outstanding principal amount of the Loan owing hereunder purchased by such Purchasing Noteholder and (y) the Purchasing Noteholder shall appoint Barclays Bank PLC as agent hereunder pursuant to an agreement in form and substance satisfactory to the Purchasing Noteholder, the transferrer Bank and the Borrower. Such assignment shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Noteholder as party hereto. On or prior to the date of such assignment, the Borrower, at its own expense, shall execute and deliver to the Purchasing Noteholder in exchange for the surrendered Note a new Note to the order of such Purchasing Noteholder in an amount equal to the percentage of the outstanding principal amount of the Loan owing hereunder assumed by it pursuant to such assignment and a new Note to the order of the transferrer Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferrer Bank to the Borrower shall be marked "cancelled."

          (d)  The Bank shall maintain at its address referred to in subsection
10.2 a register (the "Register") for the recordation of the names and addresses
                      --------
of the Purchasing Noteholders and the percentage of, and principal amount of the Loan owing to, each Purchasing Noteholder from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Bank may treat each Person whose name is recorded in the Register as the owner of the Note recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Purchasing Noteholder at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon the assignment of a portion of the Loan pursuant to this subsection 10.6, the Bank shall promptly record such assignment in the Register and give notice of such recordation to the Purchasing Noteholders, the Borrower and the Senior Lenders.

          (f) The Borrower authorizes the Bank or any Purchasing Noteholder to disclose to any Participant, prospective Participant, Purchasing Noteholder, any prospective Purchasing Noteholder or any court, regulatory body or agency having jurisdiction over such Bank or Purchasing Noteholder any and all financial information in such Bank's or Purchasing Noteholder's possession concerning the Borrower and its Affiliates which has been delivered to such Bank or Purchasing Noteholder by or behalf of the Borrower pursuant to this Agreement or which has been delivered to such Bank or Purchasing Noteholder by or on behalf of the Borrower in connection with such Bank's or Purchasing Noteholder's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement; provided, however, that prior to any disclosure to a Participant,
           --------  -------
prospective Participant, Purchasing Noteholder or any prospective Purchasing Noteholder, such Bank or Purchasing Noteholder, as the case may be, shall cause each Participant, prospective Participant, Purchasing Noteholder or prospective Purchasing Noteholder to agree in writing to treat such information confidentially and to abide by the provisions of this paragraph (f).

          (g) Each of the Bank or a Participant or a Purchasing Noteholder organized under the laws of a jurisdiction outside of the United States (a "Foreign Lender") shall provide to the Borrower two properly completed and
- ---------------
executed Internal Revenue Service Forms 4224 or Forms 1001 or other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service certifying as to such Foreign Lender's entitlement to complete exemption from United States withholding tax under an applicable statute or tax treaty with respect to payments to be made to such Foreign Lender (directly or indirectly) under this Agreement or under the Note ("Certificates of
                                                     ------------ --
Exemption").  Each Foreign Lender shall provide such Certificates of Exemption
- ---------
on or before the Closing Date (or in the case of a Participant or a Purchasing Noteholder, on or before the date such Foreign Lender becomes a Participant or Purchasing Noteholder) and on or before the first business day of each taxable year of such foreign lender thereafter. Each Foreign Lender further agrees to provide the Borrower with new Certificates of Exemption (x) upon the obsolescence of any form, certificate or document previously delivered by the Foreign Lender to the Borrower hereunder or (y) promptly after the occurrence of any event requiring a change in the exempt status of the Foreign Lender or in any of the other information provided on the most recent form, certificate or document previously delivered by the Foreign Lender to the Borrower hereunder.

          10.7  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to and held by the Bank and the Borrower.

          10.9  SUBMISSION TO JURISDICTION.  THE BORROWER AND THE BANK EACH
                --------------------------
HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BARCLAYS PARTNERSHIP DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SUBSECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH THE BANK SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

          (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

          10.10  GOVERNING LAW.  THIS AGREEMENT AND THE NOTE AND THE RIGHTS AND
                 -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          10.11  Third Party Rights.  This Agreement is solely for the benefit
                 ------------------
of the parties hereto and, where applicable, the Senior Debt Holders and their respective successors and assigns as permitted hereunder, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. The Senior Debt Holders are intended third party beneficiaries of Section 8 of this Agreement and may enforce their rights with respect thereto directly against the parties hereto.

          10.12  Entire Agreement.  This Agreement, together with the other
                 ----------------
documents and agreements referenced herein to be executed by the parties in connection herewith or that otherwise are executed by the parties concurrently herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior agreements or understandings, whether written or oral.

          10.13  Disclosure of Financial Information.  Subject to the terms of
                 -----------------------------------
subsection 10.14, the Bank is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Borrower and each of its Subsidiaries which may be furnished to it hereunder or otherwise, to any court, Governmental Body having jurisdiction over the Bank, to any Person which shall, or shall have any right or obligation to, succeed to all or any part of the Bank's interests in the Loan, this Agreement or any other Loan Document or Barclays Partnership Document or, subject to the provisions of subsection 10.6(f), to any actual or prospective participant therein or assignee thereof.

          10.14  Maintenance of Confidentiality.  The Bank shall hold all non-
                 ------------------------------
public, proprietary or confidential information obtained pursuant to or in connection with the transactions contemplated by the Loan Documents or the Barclays Partnership Documents (the "Confidential Information") in confidence
                                     ------------------------
and shall not use or disclose any such Confidential Information except for purposes of the transactions contemplated by and in accordance with the Loan Documents and the Barclays Partnership Documents; provided, however, that the
                                                  --------  -------
Bank may disclose any such Confidential Information (i) its examiners, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with the transactions contemplated by the Loan Documents or the Barclays Partnership Documents, (ii) as required by any Governmental Body or
(iii) to any proposed syndicate member or any proposed assignee or participant in connection with the contemplated transfer, in accordance with subsection 10.6, of any Note or participation therein, provided that any such Person shall execute a confidentiality agreement containing provisions substantially identical to this subsection 10.14. Notwithstanding the foregoing, the provisions of this subsection 10.14 shall not apply to such portions of the Confidential Information that (i) are or become available to the public through no fault or action of the Bank or its representatives, or (ii) become available to the Bank or its representatives on a non-confidential basis from a source, other than the Borrower or its representatives, not thereby violating any agreement with or other duty to the Borrower.

          10.15  Non-Recourse to Partners.  The Obligations are non-recourse to
                 ------------------------
the Partners in their respective capacities as Partners. No Partner nor any legal representative, heir, estate, successor or assign of any such Partner or any officer, director, shareholder or partner in any such Partner or Partners, whether disclosed or undisclosed, in each case solely in their respective capacities as such, shall have any personal liability under the Loan Documents or the Barclays Partnership Documents for (i) the payment of any sum of money which is or may be payable under the Loan Documents or the Barclays Partnership Documents, including, but not limited to, the repayment of the Loan or (ii) the performance or discharge of any covenant or undertakings of any Credit Party under the Loan Documents or the Barclays Partnership Documents; provided,
                                                                --------
however, that the foregoing shall not in any way affect the validity or
- -------
enforceability of any of the Loan Documents or Barclays Partnership Documents against the Credit Parties being party thereto or exonerate any Partner in respect of its receipt of distributions made in contravention of this Agreement, the Partnership Agreement, any Barclays Partnership Document or any other agreement governing any Credit Party.

          10.16  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER AND THE BANK HEREBY
                 --------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (a) ABOVE.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   MLP OPERATING, L.P.


                                   By:  MLP ACQUISITION, L.P.,
                                          its Managing General Partner


                                          By:   MUSIC HOLDINGS CORP.,
                                            its General Partner


                                          By:   /s/ Mark E. Jennings
                                                --------------------------------
                                                Title: V.P


                                   BARCLAYS BANK PLC, NEW YORK BRANCH


                                   By:  [SIGNATURE ILLEGIBLE]
                                        ----------------------------------------
                                        Title: Director